Exhibit 4.1
EXECUTION VERSION

INTERFACE, INC.,

as Issuer,

the Guarantors party hereto from time to time
and

REGIONS BANK,
as Trustee

________________________

INDENTURE

Dated as of November 17, 2020
________________________

5.50% Senior Notes due 2028

-i-

-ii-

-iii-

		Page

SECTION 11.07	Rules by Trustee, Paying Agent and Registrar	93
SECTION 11.08	Legal Holidays	93
SECTION 11.09	GOVERNING LAW; Consent to Jurisdiction	93
SECTION 11.10	No Recourse Against Others	93
SECTION 11.11	Successors	93
SECTION 11.12	Multiple Originals	93
SECTION 11.13	Table of Contents; Headings	93
SECTION 11.14	Indenture Controls	94
SECTION 11.15	Entire Agreement	94
SECTION 11.16	Severability	94
SECTION 11.17	Waiver of Jury Trial	94
SECTION 11.18	U.S.A. Patriot Act	94

Appendix A	–	Provisions Relating to Initial Notes and Additional Notes

EXHIBIT INDEX

Exhibit A	–	Form of Initial Note
Exhibit B	–	Form of Transferee Letter of Representation
Exhibit C	–	Form of Supplemental Indenture

-iv-

CROSS-REFERENCE TABLE

TIA	Indenture
Section	Section

310 (a)(1)	7.10
(a)(2)	7.10
(a)(3)	7.10
(a)(4)	7.10
(b)	7.08; 7.10
312 (a)	2.06
(b)	11.03
(c)	11.03
315 (a)	7.01
(b)	7.05
(c)	7.01
(d)	7.01
316 (a) (last sentence)	11.06
(b)	6.07
317 (a)(1)	6.08
(a)(2)	6.09
(b)	2.05

Note: This Cross-Reference Table shall not, for any purposes, be deemed to be part of this Indenture.

INDENTURE, dated as of November 17, 2020, among INTERFACE, INC., a Georgia corporation (together with its successors and assigns, the “Issuer”), the Guarantors (as defined below) party hereto from time to time and REGIONS BANK, a state-chartered bank under the laws of Alabama, as Trustee (as defined below).
Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the holders of (i) $300,000,000 aggregate principal amount of the Issuer’s 5.50% Senior Notes due 2028 issued on the date hereof (the “Initial Notes”) and (ii) Additional Notes issued from time to time (together with the Initial Notes, the “Notes”):
ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE
SECTION 1.01    Definitions.
“Acquired Indebtedness” means, with respect to any specified Person:
(1)    Indebtedness of any other Person existing at the time such other Person is merged, consolidated or amalgamated with or into or became a Restricted Subsidiary of such specified Person, and
(2)    Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.
Acquired Indebtedness will be deemed to have been Incurred, with respect to clause (1) of the preceding sentence, on the date such Person becomes a Restricted Subsidiary and, with respect to clause (2) of the preceding sentence, on the date of consummation of such acquisition of such assets.
“Additional Notes” means the Notes issued under the terms of this Indenture subsequent to the Issue Date.
“Additional Refinancing Amount” means, in connection with the Incurrence of any Refinancing Indebtedness, the aggregate principal amount of additional Indebtedness, Disqualified Stock or Preferred Stock Incurred to pay accrued and unpaid interest, premiums (including tender premiums), expenses, defeasance costs and fees in respect thereof.
“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.
“Applicable Premium” means, with respect to any Note on any applicable redemption date, as determined by the Issuer, the greater of:
(1)    1% of the then outstanding principal amount of the Note; and
(2)    the excess of:

(a)    the present value at such redemption date of (i) the redemption price of the Note, at December 1, 2023 (such redemption price being set forth in Paragraph 5 of the Note) plus (ii) all required interest payments due on the Note through December 1, 2023 (excluding accrued but unpaid interest), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over
(b)    the then outstanding principal amount of the Note.
The Trustee shall have no obligation to calculate or verify the Applicable Premium.
“Asset Sale” means:
(1)    the sale, conveyance, transfer or other disposition (whether in a single transaction or a series of related transactions) of property or assets (including by way of Sale/ Leaseback Transactions) outside the ordinary course of business of the Issuer or any Restricted Subsidiary (each referred to in this definition as a “disposition”); or
(2)    the issuance or sale of Equity Interests (other than (i) Preferred Stock of Restricted Subsidiaries issued in compliance with Section 4.03 and (ii) directors’ qualifying shares and shares issued to foreign nationals or other third parties to the extent required by applicable law) of any Restricted Subsidiary (other than to the Issuer or another Restricted Subsidiary) (whether in a single transaction or a series of related transactions), in each case other than:
(a)    a disposition of Cash Equivalents or Investment Grade Securities or surplus, obsolete, damaged or worn out property or equipment;
(b)    the disposition of all or substantially all of the assets of the Issuer or any Guarantor in a manner permitted pursuant to Section 5.01 or any disposition that constitutes a Change of Control;
(c)    any Restricted Payment or Permitted Investment that is permitted to be made, and is made, under Section 4.04;
(d)    any disposition of assets of the Issuer or any Restricted Subsidiary or issuance or sale of Equity Interests of any Restricted Subsidiary, which assets or Equity Interests so disposed or issued in any single transaction or series of related transactions have an aggregate Fair Market Value (as determined in good faith by the Issuer) of less than $40.0 million;
(e)    any disposition of property or assets, or the issuance of securities, by the Issuer or a Restricted Subsidiary to the Issuer or a Restricted Subsidiary;
(f)    any exchange of assets (including a combination of assets and Cash Equivalents) for assets related to a Similar Business of comparable or greater market value or usefulness to the business of the Issuer and the Restricted Subsidiaries as a whole, as determined in good faith by the Issuer;
(g)    foreclosure, condemnation, taking by eminent domain or any similar action with respect to any property or other asset of the Issuer or any of the Restricted Subsidiaries;

(h)    any disposition of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;
(i)    the lease, assignment or sublease of any real or personal property in the ordinary course of business, or in connection with any Tax Abatement Transactions;
(j)    any sale of inventory or other assets in the ordinary course of business;
(k)    any grant in the ordinary course of business of any license of patents, trademarks, know-how or any other intellectual property;
(l)    any swap of assets, or lease, assignment or sublease of any real or personal property, in exchange for services (including in connection with any outsourcing arrangements) of comparable or greater value or usefulness to the business of the Issuer and the Restricted Subsidiaries as a whole, as determined in good faith by the Issuer;
(m)    any financing transaction with respect to property built or acquired by the Issuer or any Restricted Subsidiary after the Issue Date, including any Sale/Leaseback Transaction or asset securitization permitted by this Indenture;
(n)    the creation of, and dispositions constituting, Permitted Liens;
(o)    any disposition of Capital Stock of a Restricted Subsidiary pursuant to an agreement or other obligation with or to a Person (other than the Issuer or a Restricted Subsidiary) from whom such Restricted Subsidiary was acquired or from whom such Restricted Subsidiary acquired its business and assets (having been newly formed in connection with such acquisition), made as part of such acquisition and in each case comprising all or a portion of the consideration in respect of such sale or acquisition;
(p)    dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;
(q)    any surrender, expiration or waiver of contract rights or the settlement, release, recovery on or surrender of contract, tort or other claims of any kind; and
(r)    the termination of a lease of real or personal property that is not necessary to the conduct of the business of the Issuer and the Restricted Subsidiaries as a whole.
“Attributable Debt” means, as of any date of determination, as to Sale/Leaseback Transactions, the total obligation (discounted to present value at the rate of interest implicit in the lease included in such transaction) of the lessee for rental payments (other than amounts required to be paid on account of property taxes, maintenance, repairs, insurance, assessments, utilities, operating and labor costs and other items which do not constitute payments for property rights) during the remaining portion of the term (including extensions which are at the sole option of the lessor) of the lease included in such transaction. Notwithstanding anything to the contrary, any amounts owing under Tax Abatement Transactions shall not be considered Attributable Indebtedness.

“Board of Directors” means, as to any Person, the board of directors or managers, as applicable, of such Person or any direct or indirect parent of such Person (or, if such Person is a partnership, the board of directors or other governing body of the general partner of such Person) or any duly authorized committee thereof.
“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions are authorized or required by law to close in New York City or the place of payment.
“Capital Markets Indebtedness” means any Indebtedness consisting of bonds, debentures, notes or other similar debt securities issued in (a) a public offering registered under the Securities Act or (b) a private placement to institutional investors that is resold in accordance with Rule 144A or Regulation S of the Securities Act, whether or not it includes registration rights entitling the holders of such debt securities to registration thereof with the SEC. The term “Capital Markets Indebtedness” (i) shall not include the Notes (including, for the avoidance of doubt any Additional Notes) and (ii) for the avoidance of doubt, shall not be construed to include any Indebtedness issued to institutional investors in a direct placement of such Indebtedness that is not resold by an intermediary (it being understood that, without limiting the foregoing, a financing that is distributed to not more than ten Persons (provided that multiple managed accounts and affiliates of any such Persons shall be treated as one Person for the purposes of this definition) shall be deemed not to be underwritten), or any Indebtedness under the Credit Agreement, commercial bank or similar Indebtedness, Financing Lease Obligation or recourse transfer of any financial asset or any other type of Indebtedness incurred in a manner not customarily viewed as a “securities offering.”
“Capital Stock” means:
(1)    in the case of a corporation, corporate stock or shares;
(2)    in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
(3)    in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and
(4)    any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.
“Cash Equivalents” means:
(1)    U.S. dollars, pounds sterling, euros, the national currency of any member state in the European Union or such local currencies held by the Issuer or a Restricted Subsidiary from time to time in the ordinary course of business;
(2)    securities issued or directly and fully guaranteed or insured by the U.S. government, the United Kingdom or any country that is a member of the European Union or any agency or instrumentality thereof in each case maturing not more than two years from the date of acquisition;
(3)    certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances, in each case with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $250.0 million and whose long-term debt is rated “A” or the equivalent thereof by Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency);
(4)    repurchase obligations for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;
(5)    commercial paper issued by a corporation (other than an Affiliate of the Issuer) rated at least “A-1” or the equivalent thereof by Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency) and in each case maturing within one year after the date of acquisition;
(6)    readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having at least a rating of Aa3 from Moody’s or a rating of AA- from S&P (or reasonably equivalent ratings of another internationally recognized ratings agency) in each case with maturities not exceeding two years from the date of acquisition;
(7)    Indebtedness issued by Persons with a rating of “A” or higher from S&P or “A2” or higher from Moody’s (or reasonably equivalent ratings of another internationally recognized ratings agency) in each case with maturities not exceeding two years from the date of acquisition;
(8)    investment funds investing at least 95% of their assets in securities of the types described in clauses (1) through (7) above; and
(9)    instruments equivalent to those referred to in clauses (1) through (8) above denominated in any foreign currency comparable in credit quality and tenor to those referred to above and commonly used by corporations for cash management purposes in any jurisdiction outside the United States of America to the extent reasonably required in connection with any business conducted by any Subsidiary organized in such jurisdiction.
“cash management services” means cash management services for collections, treasury management services (including controlled disbursement, overdraft, automated clearing house fund transfer services, return items, account reconciliation and reporting and interstate depository network services), any demand deposit, payroll, trust or operating account relationships, commercial credit cards, merchant card, purchase or debit cards, non-card e-payables services, and other cash management services, including electronic funds transfer services, lockbox services, stop payment services, wire transfer services and trade finance services.
“Change of Control” means the occurrence of either of the following:
(1)    the sale, lease or transfer (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all the assets of the Issuer and its Subsidiaries, taken as a whole, to any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) other than to the Issuer or any of its Subsidiaries; or
(2)    the Issuer becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) of the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), in a single transaction or in a related series of transactions, by way of merger, consolidation, amalgamation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), of more than 50% of the total voting power of the Voting Stock of the Issuer; provided, that any transaction in which the Issuer becomes a subsidiary of another Person will not constitute a Change of Control unless more than 50% of the total voting power of the Voting Stock of such person is beneficially owned, directly or indirectly, by any Person or group (as such terms are used in Section 13(d) and 14(d) of the Exchange Act as in effect on the Issue Date).
Notwithstanding the preceding or any provision of Rule 13d-3 of the Exchange Act, (i) a Person or group shall not be deemed to beneficially own Voting Stock subject to a stock or asset purchase agreement, merger agreement, option agreement, warrant agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the acquisition of the Voting Stock in connection with the transactions contemplated by such agreement, and (ii) a Person or group will not be deemed to beneficially own the Voting Stock of a second Person as a result of its ownership of Voting Stock or other securities of such second Person’s parent entity (or related contractual rights) unless it owns 50% or more of the total voting power of the Voting Stock entitled to vote for the election of directors of such parent entity having a majority of the aggregate votes on the Board of such parent entity.

“Code” means the Internal Revenue Code of 1986, as amended.

“Consolidated Depreciation and Amortization Expense” means, with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization of intangible assets and deferred financing fees and amortization of unrecognized prior service costs and actuarial gains and losses related to pensions and other post-employment benefits, of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.
“Consolidated Interest Expense” means, with respect to any Person for any period, the sum, without duplication, of:
(1)    consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted in computing Consolidated Net Income (including the interest component of Financing Lease Obligations and net payments and receipts (if any) pursuant to interest rate Hedging Obligations, and non-cash interest expense attributable to movement in mark to market valuation of Hedging Obligations or other derivatives (in each case permitted under this Indenture) under GAAP) and excluding (r) annual agency fees paid to the administrative agents and collateral agents under any Credit Facility Indebtedness, (s) costs associated with obtaining Hedging Obligations, (t) any expense resulting from the discounting of any Indebtedness in connection with the application of recapitalization accounting or, if applicable, purchase accounting in connection with any acquisition, (u) penalties and interest relating to taxes, (v) amortization or expensing of deferred financing fees, amendment and consent fees, debt issuance costs, commissions, fees, expenses and discounted liabilities and any amounts of non-cash interest, (w) any expensing of bridge, commitment and other financing fees and any other fees related to any acquisitions after the Issue Date, (x) any accretion of accrued interest on discounted liabilities and any prepayment premium or penalty, (y) interest expense resulting from push-down accounting and (z) any lease, rental or other expense in connection with a Non-Financing Lease Obligation); plus

(2)    consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; minus
(3)     interest income for such period.
For purposes of this definition, interest on a Financing Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Issuer to be the rate of interest implicit in such Financing Lease Obligation in accordance with GAAP, and any interest charges arising in connection with the termination of any Swap Contracts relating to Indebtedness under the Credit Agreement shall be excluded from Consolidated Interest Expense solely for purposes of determining compliance with the Fixed Charge Coverage Ratio.
“Consolidated Leverage Ratio” means the ratio of (1) (a) the aggregate principal amount of Indebtedness (excluding Indebtedness under clauses (1)(c) and (1)(e) of the definition thereof) minus (b) the aggregate amount of unrestricted cash and Cash Equivalents of the Issuer and its Restricted Subsidiaries to (2) EBITDA for the most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date of determination, with such pro forma adjustments to EBITDA as would be required under the second paragraph of the definition of “Fixed Charge Coverage Ratio” in performing a calculation thereof.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis; provided, however, that:

(1)    any net after-tax extraordinary, nonrecurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses or charges, any severance expenses, relocation expenses, restructuring expenses, curtailments or modifications to pension and post-retirement employee benefit plans, Public Company Costs, excess pension charges, any expenses related to any reconstruction, decommissioning, recommissioning or reconfiguration of fixed assets for alternate uses and fees, expenses or charges relating to facilities closing costs, acquisition integration costs, facilities opening costs, project start-up costs, business optimization costs, signing, retention or completion bonuses, fees, expenses or charges related to any issuance of Equity Interests, Investment, acquisition, disposition, recapitalization or issuance, repayment, refinancing, amendment or modification of Indebtedness (in each case, whether or not successful), and any fees, expenses or charges related to the Transactions (including any transaction expenses incurred before, on or after the Issue Date), in each case, shall be excluded;
(2)    effects of purchase accounting adjustments (including the effects of such adjustments pushed down to such Person and such Subsidiaries and including, without limitation, the effects of adjustments to (A) Financing Lease Obligations or (B) any other deferrals of income) in amounts required or permitted by GAAP, resulting from the application of purchase accounting or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded;
(3)    the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period;
(4)    any net after-tax income or loss from disposed, abandoned, transferred, closed or discontinued operations or fixed assets and any net after-tax gains or losses on disposal of disposed, abandoned, transferred, closed or discontinued operations or fixed assets shall be excluded;
(5)    any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to business dispositions or asset dispositions other than in the ordinary course of business (as determined in good faith by the Issuer) shall be excluded;
(6)    any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to the early extinguishment of indebtedness, Hedging Obligations or other derivative instruments shall be excluded;
(7)    (a) the Net Income for such period of any Person that is not a Subsidiary of such Person, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be included only to the extent of the amount of dividends or distributions or other payments paid in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period and (b) the Net Income for such period shall include any dividend, distribution or other payment in cash (or to the extent converted into cash) received by the referent Person or a Subsidiary thereof (other than an Unrestricted Subsidiary of such referent Person) from any Person in excess of, but without duplication of, the amounts included in subclause (a);
(8)    solely for the purpose of determining the amount available for Restricted Payments under clause (1) of the definition of “Cumulative Credit,” the Net Income for such period of any Restricted Subsidiary (other than any Guarantor) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restrictions with respect to the payment of dividends or similar distributions have been legally waived; provided that the Consolidated Net Income of such Person shall be increased by the amount of dividends or other distributions or other payments actually paid in cash (or converted into cash) by any such Restricted Subsidiary to such Person, to the extent not already included therein;
(9)    any impairment charges or asset write-offs, in each case pursuant to GAAP, and the amortization of intangibles and other fair value adjustments arising pursuant to GAAP shall be excluded;
(10)    any non-cash expense realized or resulting from stock option plans, employee benefit plans or post-employment benefit plans, or grants or sales of stock, stock appreciation or similar rights, stock options, restricted stock, preferred stock or other rights shall be excluded;
(11)    any (a) non-cash compensation charges, (b) costs and expenses after the Issue Date related to employment of terminated employees, or (c) costs or expenses realized in connection with or resulting from stock appreciation or similar rights, stock options or other rights existing on the Issue Date of officers, directors and employees, in each case of such Person or any Restricted Subsidiary, shall be excluded;

(12)    accruals and reserves that are established or adjusted within 12 months after the Issue Date and that are so required to be established or adjusted in accordance with GAAP or as a result of adoption or modification of accounting policies shall be excluded;
(13)    non-cash gains, losses, income and expenses resulting from fair value accounting required by the applicable standard under GAAP and related interpretations shall be excluded;
(14)    any currency translation gains and losses related to currency remeasurements of Indebtedness, and any net loss or gain resulting from hedging transactions for currency exchange risk, shall be excluded;
(15)    (a) to the extent covered by insurance and actually reimbursed, or, so long as such Person has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (i) not denied by the applicable carrier in writing within 180 days and (ii) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), expenses with respect to liability or casualty events or business interruption shall be excluded and (b) amounts actually received from insurance in respect of lost revenues or earnings or in respect of liability or casualty events or business interruption, and reimbursements of any expenses and charges pursuant to indemnification or other reimbursement provisions in connection with any Permitted Investment or any sale, conveyance, transfer or other disposition of assets permitted under this Indenture, shall be included; and
(16)    non-cash charges for deferred tax asset valuation allowances shall be excluded.
Notwithstanding the foregoing, for the purpose of Section 4.04 only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries or Restricted Subsidiaries to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under Section 4.04 pursuant to clauses (5) and (6) of the definition of “Cumulative Credit.”
“Consolidated Non-Cash Charges” means, with respect to any Person for any period, the non-cash expenses (other than Consolidated Depreciation and Amortization Expense) of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person for such period on a consolidated basis and otherwise determined in accordance with GAAP; provided that if any such non-cash expenses represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from EBITDA in such future period to the extent paid, but excluding from this proviso, for the avoidance of doubt, amortization of a prepaid cash item that was paid in a prior period.
“Consolidated Secured Debt Ratio” means the ratio of (1) (a) the aggregate principal amount of Secured Indebtedness minus (b) the aggregate amount of unrestricted cash and Cash Equivalents of the Issuer and its Restricted Subsidiaries to (2) EBITDA for the most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date of determination, with such pro forma adjustments to EBITDA as would be required under the second paragraph of the definition of “Fixed Charge Coverage Ratio” in performing a calculation thereof; provided that for purposes of the calculation of Consolidated Secured Debt Ratio, in connection with the Incurrence of any Indebtedness pursuant to Section 4.03(b)(i), such Person may elect, pursuant to an Officer’s Certificate delivered to the Trustee, to treat all or any portion of the commitment (such amount elected until revoked as described below, the “Elected Amount”) under any Indebtedness secured by a Lien as being Incurred as of the applicable calculation date, in which case (i) any subsequent Incurrence of such Indebtedness secured by Liens under such commitment (so long as the total amount under such Indebtedness does not exceed the Elected Amount) shall not be deemed, for purposes of this calculation, to be an Incurrence of additional Indebtedness at such subsequent time, (ii) such Person may revoke an election of an Elected Amount pursuant to an Officer’s Certificate delivered to the Trustee and (iii) for purposes of all subsequent calculations of the Consolidated Secured Debt Ratio at any time during which such commitment remains effective, the Elected Amount (if any) shall be deemed to be outstanding, whether or not such amount is actually outstanding.

“Consolidated Taxes” means, with respect to any Person for any period, the provision for taxes based on income, profits or capital, including, without limitation, state, franchise, property and similar taxes, foreign withholding taxes (including penalties and interest related to such taxes or arising from tax examinations) taken into account in calculating Consolidated Net Income.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent:
(1)    to purchase any such primary obligation or any property constituting direct or indirect security therefor,
(2)    to advance or supply funds:
(a)    for the purchase or payment of any such primary obligation; or
(b)    to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or
(3)    to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.
“Corporate Trust Office” means the designated office of the Trustee in the United States of America at which at any time its corporate trust business shall be administered, or such other address as the Trustee may designate from time to time by notice to the holders and the Issuer, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the holders and the Issuer).
“Credit Agreement” means that certain Second Amended and Restated Syndicated Facility Agreement, by and among the Issuer and certain of its subsidiaries, as borrowers, Bank of America, N.A., as administrative agent thereunder, and the other parties thereto, dated as of August 7, 2018, as amended by the First Amendment to the Second Amended and Restated Syndicated Facility Agreement dated as of December 18, 2019, the Second Amendment to the Second Amended and Restated Syndicated Facility Agreement dated as of July 15, 2020, the Third Amendment to the Second Amended and Restated Syndicated Facility Agreement, dated on or around November 17, 2020, and as further amended or supplemented and, if designated by the Issuer to be included in the definition of “Credit Agreement,” one or more (A) debt facilities or commercial paper facilities, providing for revolving credit loans, term loans, securitization or receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) or letters of credit, (B) debt securities, indentures or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers’ acceptances), or (C) instruments or agreements evidencing any other Indebtedness, in each case, with the same or different borrowers or issuers and, in each case, as amended, supplemented, modified, waived, extended, restructured, repaid, renewed, refinanced, restated, replaced (whether or not upon termination, and whether with the original lenders or otherwise) or refunded in whole or in part from time to time.
“Credit Agreement Documents” means the collective reference to any Credit Agreement, any notes issued pursuant thereto and the guarantees thereof, and the collateral documents relating thereto, as amended, supplemented, restated, renewed, refunded, replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, repaid, refinanced or otherwise modified, in whole or in part, from time to time.
“Credit Facility Indebtedness” means any and all amounts payable under or in respect of (a) the Credit Agreement and the other Credit Agreement Documents, as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified from time to time (including after termination of the Credit Agreement), including any agreement or indenture extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or indenture or indentures or any successor or replacement agreement or agreements or indenture or indentures or increasing the amount loaned or issued thereunder or altering the maturity thereof, including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Issuer whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof and (b) whether or not the Indebtedness referred to in clause (a) remains outstanding, if designated by the Issuer to be included in this definition, one or more (A) debt facilities or commercial paper facilities, providing for revolving credit loans, term loans, reserve-based loans, securitization or receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) or letters of credit, (B) debt securities, indentures or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers’ acceptances), or (C) instruments or agreements evidencing any other Indebtedness, in each case, with the same or different borrowers or issuers and, in each case, as amended, supplemented, modified, extended, restructured, renewed, refinanced, restated, replaced or refunded in whole or in part from time to time.
“Cumulative Credit” means the sum of (without duplication):
(1)    50% of the Consolidated Net Income of the Issuer for the period (taken as one accounting period) from October 5, 2020 to the end of the Issuer’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit), plus
(2)    100% of the aggregate net proceeds, including cash and the Fair Market Value (as determined in good faith by the Issuer) of property other than cash, received by the Issuer after the Issue Date (other than net proceeds to the extent such net proceeds have been used to increase the available amount of Indebtedness, Disqualified Stock, or Preferred Stock pursuant to

Section 4.03(b)(xiii)) from the issue or sale of Equity Interests of the Issuer or any direct or indirect parent entity of the Issuer (excluding Refunding Capital Stock, Designated Preferred Stock, Excluded Contributions, and Disqualified Stock), including Equity Interests issued upon exercise of warrants or options (other than an issuance or sale to the Issuer or a Restricted Subsidiary), plus
(3)    100% of the aggregate amount of contributions to the capital of the Issuer received in cash and the Fair Market Value (as determined in good faith by the Issuer) of property other than cash received by the Issuer after the Issue Date (other than Excluded Contributions, Refunding Capital Stock, Designated Preferred Stock, and Disqualified Stock and other than contributions to the extent such contributions have been used to Incur Indebtedness, Disqualified Stock, or Preferred Stock pursuant to Section 4.03(b)(xiii)), plus
(4)    100% of the principal amount of any Indebtedness, or the liquidation preference or maximum fixed repurchase price, as the case may be, of any Disqualified Stock of the Issuer or Preferred Stock of any Restricted Subsidiary issued after the Issue Date (other than Indebtedness or Disqualified Stock issued to a Restricted Subsidiary) which has been converted into or exchanged for Equity Interests in the Issuer (other than Disqualified Stock) or any direct or indirect parent of the Issuer (provided, in the case of any such parent, such Indebtedness or Disqualified Stock is retired or extinguished), plus
(5)    100% of the aggregate amount received by the Issuer or any Restricted Subsidiary in cash and the Fair Market Value (as determined in good faith by the Issuer) of property other than cash received by the Issuer or any Restricted Subsidiary from:
(A)    the sale or other disposition (other than to the Issuer or a Restricted Subsidiary) of Restricted Investments made by the Issuer and the Restricted Subsidiaries and from repurchases and redemptions of such Restricted Investments from the Issuer and the Restricted Subsidiaries by any Person (other than the Issuer or any Restricted Subsidiary) and from repayments of loans or advances, and releases of guarantees, which constituted Restricted Investments (other than in each case to the extent that the Restricted Investment was made pursuant to Section 4.04(b)(vii)), or
(B)    the sale (other than to the Issuer or a Restricted Subsidiary) of the Capital Stock of an Unrestricted Subsidiary, plus
(6)    in the event any Unrestricted Subsidiary has been redesignated as a Restricted Subsidiary or has been merged, consolidated or amalgamated with or into, or transfers or conveys its assets to, or is liquidated into the Issuer or a Restricted Subsidiary, the Fair Market Value (as determined in good faith by the Issuer) of such Unrestricted Subsidiary and any other Investment of the Issuer or the Restricted Subsidiaries in such Unrestricted Subsidiary at the time of such redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable) (other than in each case to the extent that the designation of such Subsidiary as an Unrestricted Subsidiary or the Investment in such Subsidiary was made pursuant to Section 4.04(b)(vii) or constituted a Permitted Investment), in each case, to the extent such designation and/or Investment was made after the Issue Date.
“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Delaware LLC Division” means the statutory division of any limited liability company into two or more limited liability companies pursuant to Section 18-217 of the Delaware Limited Liability Company Act.
“Designated Non-cash Consideration” means the Fair Market Value (as determined in good faith by the Issuer) of non-cash consideration received by the Issuer or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer’s Certificate, setting forth such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of such Designated Non-cash Consideration.
“Designated Preferred Stock” means Preferred Stock of the Issuer or any direct or indirect parent of the Issuer (other than Disqualified Stock) that is issued for cash (other than to the Issuer or any of its Subsidiaries or an employee stock ownership plan or trust established by the Issuer or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officer’s Certificate, on the issuance date thereof.
“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is redeemable or exchangeable), or upon the happening of any event:
(1)    matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than as a result of a change of control or asset sale),
(2)    is convertible or exchangeable for Indebtedness or Disqualified Stock of such Person or any of its Restricted Subsidiaries, or
(3)    is redeemable at the option of the holder thereof, in whole or in part (other than solely as a result of a change of control or asset sale), in each case prior to 91 days after the earlier of the Maturity Date or the date the Notes are no longer outstanding; provided, however, that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock; provided, further, however, that if such Capital Stock is issued to any employee or to any plan for the benefit of employees of the Issuer or their Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by such Person in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability; provided, further, that any class of Capital Stock of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of Capital Stock that is not Disqualified Stock shall not be deemed to be Disqualified Stock.
“Domestic Restricted Subsidiary” means any Restricted Subsidiary that is a Domestic Subsidiary.
“Domestic Subsidiary” means a Restricted Subsidiary that is not a Foreign Subsidiary.
“DTC” or “Depository” means The Depository Trust Company, its nominees, successors and assigns.
“EBITDA” means, for any period, for the Issuer and its Restricted Subsidiaries on a consolidated basis, an amount equal to Consolidated Net Income for such period, plus

(a) without duplication and to the extent deducted in calculating such Consolidated Net Income for such period, (i) Consolidated Interest Expense for such period (including for this purpose the items described in (1)(r) and (1)(v) of the definition of “Consolidated Interest Expense”), (ii) the provision for federal, state, local and foreign income taxes payable for such period, (iii) depreciation and amortization expense for such period, (iv) facilities relocation or closing costs, non-recurring restructuring costs and integration costs and fees, including cash severance costs and any other one-time non-recurring items, in each case payable in cash and incurred during such period, including but not limited to, any such items incurred in connection with any acquisitions consummated after the Issue Date, provided that the aggregate amount added back under this clause (iv) plus the aggregate amount added back under clause (vii) shall not exceed an amount equal to fifteen percent (15%) of EBITDA for such period (with the amount of EBITDA determined prior to giving effect to this clause (iv) and clause (vii)), (v) any non-cash compensation charges and deferred compensation charges, including arising from stock options and restricted stock and similar awards, taken during such period, (vi) advisory, financing and consulting fees, including legal fees, incurred in connection with the Transactions and any acquisition consummated after the Issue Date, (vii) the amount of restructuring charges, integration costs, pro forma “run rate” cost savings and synergies projected by the Issuer in good faith to be realized as a result of any acquisition consummated after the Issue Date, net of the amount of actual benefits realized during such period from such actions (which actual benefits may be added back to EBITDA pursuant to and subject to the limitations in clause (iv) above), provided that such charges, costs, cost savings and cost synergies are (A) reasonably identifiable and factually supportable (in the good faith determination of the Issuer), (B) anticipated by the Issuer in good faith to be realized within eighteen (18) months after the consummation of such acquisition, as applicable and (C) the aggregate amount added back under this clause (vii) plus the aggregate amount added back under clause (iv) shall not exceed an amount equal to fifteen percent (15%) of EBITDA for such period (with the amount of EBITDA determined prior to giving effect to clause (iv) or this clause (vii)), (viii) noncash amortization expense resulting from the purchase accounting adjustment to the value of the inventory of nora in connection with the nora Acquisition and any acquisitions consummated after the Issue Date, (ix) all charges, costs and expenses incurred as a result of the SEC Inquiry, including any settlement amounts payable to the SEC, any legal or professional services fees, costs or expenses to investigate, comply with and/or respond to legal, government and regulatory claims relating to the SEC Inquiry, and any incremental costs, expenses or fees incurred by the Issuer or any of its Restricted Subsidiaries with respect to any compliance-related activities undertaken by the Issuer or any of its Restricted Subsidiaries under or in connection with any consent order or compliance agreement entered into with the SEC in respect of the SEC Inquiry or the settlement thereof; provided, that the aggregate amount for all such items under this clause (ix) shall not exceed $13,500,000, (x) any other non-cash charges (other than the write-down of current assets), impairments and expenses for such period (including amortization of loan acquisition costs and unrealized gains and losses on Swap Contracts and gains and losses on foreign exchange (including in respect of intercompany notes)) and (xi) transaction costs (including premiums) incurred in connection with interest protection, currency exchange and other hedging arrangements, minus
(b) without duplication (i) all cash payments made during such period on account of non-cash charges added to Consolidated Net Income pursuant to clauses (a)(v) or (a)(x) above in such period or in a previous period and (ii) to the extent included in determining such Consolidated Net Income, all non-cash items of income (other than normal sales and accruals in the ordinary course of business) for such period, all determined on a consolidated basis in accordance with GAAP.
“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means any public or private sale after the Issue Date of common Capital Stock or Preferred Stock of the Issuer or any direct or indirect parent of the Issuer, as applicable (other than Disqualified Stock), other than:
(1)    public offerings with respect to the Issuer’s or such direct or indirect parent’s common stock registered on Form S-4 or Form S-8;
(2)    issuances to any Subsidiary of the Issuer; and
(3)    any such public or private sale that constitutes an Excluded Contribution.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.
“Excluded Contributions” means the Cash Equivalents or other assets (valued at their Fair Market Value as determined in good faith by senior management or the Board of Directors of the Issuer) received by the Issuer after the Issue Date from:
(1)    contributions to its common equity capital, and
(2)    the sale (other than to a Subsidiary of the Issuer or to any Subsidiary management equity plan or stock option plan or any other management or employee benefit plan or agreement) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of the Issuer,
in each case designated as Excluded Contributions pursuant to an Officer’s Certificate.
“Fair Market Value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction.
“Financing Lease Obligation” means an obligation that is required to be classified and accounted for as a financing or capital lease (and, for the avoidance of doubt, not a straight-line or operating lease) on both the balance sheet and income statement for financial reporting purposes in accordance with GAAP as in effect on the Issue Date; provided that notwithstanding the foregoing, any lease (whether now existing or hereafter entered into) that would have been categorized as an operating lease in accordance with GAAP prior to the adoption of ASU No. 2016-02 “Leases (Topic 842)” and ASU No. 2018-11 “Leases (Topic 842)” shall be accounted for as an operating lease for all purposes under this Indenture (including for purposes of all financial definitions and calculations). At the time any determination thereof is to be made, the amount of the liability in respect of a financing or capital lease would be the amount required to be reflected as a liability on such balance sheet (excluding the footnotes thereto) in accordance with GAAP as in effect on the Issue Date.
“Fixed Charge Coverage Ratio” means, with respect to any Person for any period, the ratio of EBITDA of such Person for such period to the Fixed Charges of such Person for such period.
In the event that the Issuer or any of the Restricted Subsidiaries Incurs, repays, repurchases or redeems any Indebtedness (other than in the case of Indebtedness Incurred under revolving credit facility for working capital purposes, in which case interest expense shall be computed based upon the average daily balance of such Indebtedness during the applicable period) or issues, repurchases or redeems

Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Fixed Charge Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such Incurrence, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period; provided, however, that for purposes of the calculation of the Fixed Charge Coverage Ratio, in connection with the Incurrence of any Indebtedness pursuant to Section 4.03(a), such Person may elect, pursuant to an Officer’s Certificate delivered to the Trustee, to treat an Elected Amount under any Indebtedness which is to be Incurred (or any commitment in respect thereof) as being Incurred as of the Fixed Charge Calculation Date, in which case (i) any subsequent Incurrence of such Indebtedness under such commitment (so long as the total amount under such Indebtedness does not exceed the Elected Amount) shall not be deemed, for purposes of this calculation, to be an Incurrence of additional Indebtedness at such subsequent time, (ii) such Person may revoke an election of an Elected Amount pursuant to an Officer’s Certificate delivered to the Trustee and (iii) for subsequent calculations of the Fixed Charge Coverage Ratio, the Elected Amount (if any) shall be deemed to be outstanding, whether or not such amount is actually outstanding.
For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (as determined in accordance with GAAP), in each case with respect to an operating unit of a business, and any operational changes, business realignment projects or initiatives, restructurings or reorganizations that the Issuer or any Restricted Subsidiary has determined to make and/or made during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Fixed Charge Calculation Date (each, for purposes of this definition, a “pro forma event”) shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, amalgamations, consolidations, discontinued operations and other operational changes, business realignment projects or initiatives, restructurings or reorganizations (and the change of any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any Restricted Subsidiary since the beginning of such period shall have made any Investment, acquisition, disposition, merger, consolidation, amalgamation, discontinued operation, operational change, business realignment project or initiative, restructuring or reorganization, in each case with respect to an operating unit of a business, that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, discontinued operation, merger, amalgamation, consolidation, operational change, business realignment project or initiative, restructuring or reorganization had occurred at the beginning of the applicable four-quarter period. If since the beginning of such period any Restricted Subsidiary is designated an Unrestricted Subsidiary or any Unrestricted Subsidiary is designated a Restricted Subsidiary, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such designation had occurred at the beginning of the applicable four-quarter period.
For purposes of this definition, whenever pro forma effect is to be given to any pro forma event, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer. Any such pro forma calculation may include adjustments appropriate, in the reasonable good faith determination of the Issuer as set forth in an Officer’s Certificate, to reflect operating expense reductions and other operating improvements or synergies reasonably expected to result from the applicable event within 18 months of the date the applicable event is consummated and, in each case, calculated in accordance with, and subject to, the provisions of clauses (a)(iv) and (a)(vii) of the definition of “EBITDA”; provided that any such adjustments that consist of reductions in costs and other operating improvements or synergies (whether added pursuant to this definition or otherwise added to Consolidated Net Income or Consolidated EBITDA) shall not exceed, with respect to any four-quarter period, 15% of Consolidated EBITDA (calculated prior to giving effect to any such adjustments).
If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Fixed Charge Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness if such Hedging Obligation has a remaining term in excess of 12 months). Interest on a Financing Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Issuer to be the rate of interest implicit in such Financing Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a Eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Issuer may designate.
For purposes of this definition, any amount in a currency other than U.S. dollars will be converted to U.S. dollars based on the average exchange rate for such currency for the most recent twelve-month period immediately prior to the date of determination in a manner consistent with that used in calculating EBITDA for the applicable period.
“Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of: (1) Consolidated Interest Expense (excluding amortization or write-off of deferred financing costs) of such Person for such period, and (2) all cash dividend payments (excluding items eliminated in consolidation) on any series of Preferred Stock or Disqualified Stock of such Person and its Restricted Subsidiaries.
“Foreign Subsidiary” means a Restricted Subsidiary not organized or existing under the laws of the United States of America or any state thereof or the District of Columbia.
“GAAP” means generally accepted accounting principles in the United States of America which are in effect from time to time, it being understood that, for purposes of this Indenture, all references to codified accounting standards specifically named in this Indenture shall be deemed to include any successor, replacement, amendment or updated accounting standard under GAAP.
“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations. The amount of any guarantee shall be deemed to be an amount equal to the stated or determinable amount of the Indebtedness in respect of which such guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such person in good faith.
“Guarantee” means any guarantee of the obligations of the Issuer under this Indenture and the Notes by any Guarantor in accordance with the provisions of this Indenture.

“Guarantor” means (x) the Guarantors on the Issue Date and (y) any Subsidiary of the Issuer that Incurs a Guarantee after the Issue Date; provided that upon the release or discharge of such Person from its Guarantee in accordance with this Indenture, such Person shall cease to be a Guarantor.
“Hedging Obligations” means, with respect to any Person, the obligations of such Person under:
(1)    currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements; and
(2)    other agreements or arrangements designed to protect such Person against fluctuations in currency exchange, interest rates or commodity prices.
“holder” or “noteholder” means the Person in whose name a Note is registered on the Registrar’s books.
“Incur” means issue, assume, guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such person becomes a Subsidiary (whether by merger, amalgamation, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary.
“Indebtedness” means, with respect to any Person:
(1)    the principal of any indebtedness of such Person, whether or not contingent, (a) in respect of borrowed money, (b) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof), (c) representing the deferred and unpaid purchase price of any property (except any such balance that constitutes (i) a trade payable or similar obligation to a trade creditor arising in the ordinary course of business, (ii) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and (iii) liabilities accrued in the ordinary course of business), which purchase price is due more than twelve months after the date of placing the property in service or taking delivery and title thereto, (d) in respect of Financing Lease Obligations, or (e) representing any Hedging Obligations, if and to the extent that any of the foregoing indebtedness would appear as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;
(2)    to the extent not otherwise included, any obligation of such Person to be liable for, or to pay, as obligor, guarantor or otherwise, the obligations referred to in clause (1) of another Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business); and
(3)    to the extent not otherwise included, Indebtedness of another Person secured by a Lien on any asset owned by such Person (whether or not such Indebtedness is assumed by such Person); provided, however, that the amount of such Indebtedness will be the lesser of: (a) the Fair Market Value (as determined in good faith by the Issuer) of such asset at such date of determination, and (b) the amount of such Indebtedness of such other Person;
provided, however, that, notwithstanding the foregoing, Indebtedness shall be deemed not to include (1) Contingent Obligations incurred in the ordinary course of business and not in respect of borrowed money; (2) deferred or prepaid revenues; (3) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller; (4) deferred compensation to employees of the Issuer or any Restricted Subsidiary incurred in the ordinary course of business; (5) trade and other ordinary course payables, accrued expenses and liabilities arising in the ordinary course of business; (6) obligations in respect of cash management services; (7) in the case of the Issuer and the Restricted Subsidiaries (x) all intercompany Indebtedness having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business and (y) intercompany liabilities in connection with cash management, tax and accounting operations of the Issuer and the Restricted Subsidiaries; (8) Non-Financing Lease Obligations, (9) obligations arising in respect of Tax Abatement Transactions; and (10) any obligations under Hedging Obligations or Swap Contracts; provided that such agreements are entered into for bona fide hedging purposes of the Issuer or the Restricted Subsidiaries (as determined in good faith by the Issuer, whether or not accounted for as a hedge in accordance with GAAP) and, in the case of any foreign exchange contract, currency swap agreement, futures contract, option contract or other similar agreement, such agreements are related to business transactions of the Issuer or the Restricted Subsidiaries entered into in the ordinary course of business and, in the case of any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement, such agreements substantially correspond in terms of notional amount, duration and interest rates, as applicable, to Indebtedness of the Issuer or the Restricted Subsidiaries Incurred without violation of this Indenture.

Notwithstanding anything in this Indenture to the contrary, Indebtedness shall not include, and shall be calculated without giving effect to, the effects of Statement of Financial Accounting Standards No. 133 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under this Indenture as a result of accounting for any embedded derivatives created by the terms of such Indebtedness; and any such amounts that would have constituted Indebtedness under this Indenture but for the application of this sentence shall not be deemed an Incurrence of Indebtedness under this Indenture.

“Indenture” means this Indenture, as amended or supplemented from time to time.
“Independent Financial Advisor” means an accounting, appraisal or investment banking firm or consultant, in each case of nationally recognized standing, that is, in the good faith determination of the Issuer, qualified to perform the task for which it has been engaged.
“Interest Payment Date” has the meaning set forth in Exhibit A hereto.
“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s or BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency in the event that either Moody’s and/or S&P has not then rated the Notes.
“Investment Grade Securities” means:
(1)    securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality thereof (other than Cash Equivalents);
(2)    securities that have a rating equal to or higher than Baa3 (or equivalent) by Moody’s and BBB- (or equivalent) by S&P, but excluding any debt securities or loans or advances between and among the Issuer and its Subsidiaries;

(3)    investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2) which fund may also hold material amounts of cash pending investment and/or distribution; and
(4)    corresponding instruments in countries other than the United States customarily utilized for high quality investments and in each case with maturities not exceeding two years from the date of acquisition.
“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts or notes receivable, trade credit and advances to customers and commission, payroll, travel and similar advances to officers, employees and consultants, in each case, made in the ordinary course of business and any assets or securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss and any prepayments and other credits to suppliers made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet of such Person in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of “Unrestricted Subsidiary” and Section 4.04:
(1)    “Investments” shall include the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the Fair Market Value (as determined in good faith by the Issuer) of the net assets of such Subsidiary at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Issuer shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary equal to an amount (if positive) equal to:
(a)    the Issuer's “Investment” in such Subsidiary at the time of such redesignation, less
(b)    the portion (proportionate to the Issuer's equity interest in such Subsidiary) of the Fair Market Value (as determined in good faith by the Issuer) of the net assets of such Subsidiary at the time of such redesignation; and
(2)    any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value (as determined in good faith by the Issuer) at the time of such transfer, in each case as determined in good faith by the Board of Directors of the Issuer.
“Issue Date” means the date on which the Notes are originally issued.
“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or similar encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement or any lease in the nature thereof); provided that in no event shall an operating lease or an agreement to sell be deemed to constitute a Lien.
“Limited Condition Acquisition” means any acquisition, including by way of merger, amalgamation or consolidation, by the Issuer or one or more of its Restricted Subsidiaries whose consummation is not conditioned upon the availability of, or on obtaining, third party financing; provided that Consolidated Net Income (and any other financial term derived therefrom), other than for purposes of calculating any ratios in connection with the Limited Condition Acquisition, shall not include any Consolidated Net Income of or attributable to the target company or assets associated with any such Limited Condition Acquisition unless and until the closing of such Limited Condition Acquisition shall have actually occurred.
“Maturity Date” means December 1, 2028.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.
“Net Income” means, with respect to any Person, the net income (loss) of such Person and its Restricted Subsidiaries, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.
“Net Proceeds” means the aggregate cash proceeds received by the Issuer or any Restricted Subsidiary in respect of any Asset Sale (including, without limitation, any cash received in respect of or upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale and any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding the assumption by the acquiring person of Indebtedness relating to the disposed assets or other consideration received in any other non-cash form), net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Non-cash Consideration (including, without limitation, legal, accounting and investment banking fees, and brokerage and sales commissions), and any relocation expenses Incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements related solely to such disposition), amounts required to be applied to the repayment of principal, premium (if any) and interest on Indebtedness required (other than pursuant to Section 4.06(b)) to be paid as a result of such transaction, all distributions and other payments required to be made to holders of non-controlling interests in Subsidiaries or in joint ventures, limited liability companies, partnerships or other Persons as a result of such Asset Sale, and any deduction of appropriate amounts to be provided by the Issuer and the Restricted Subsidiaries as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Issuer and the Restricted Subsidiaries after such sale or other disposition thereof, including, without limitation, pension, severance and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.
“Non-Financing Lease Obligation” means a lease obligation that is not required to be classified and accounted for as a financing or capital lease on both the balance sheet and the income statement for financial reporting purposes in accordance with GAAP. For the avoidance of doubt, a straight-line or operating lease shall be considered a Non-Financing Lease Obligation.
“nora” means nora Holding GmbH, a German company.
“nora Acquisition” means the acquisition by the Issuer and its subsidiaries of all of the outstanding equity interests and shareholder loans of nora on August 7, 2018.
“Notes Obligations” means Obligations in respect of the Notes, this Indenture and the Guarantees.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities payable under the documentation governing any Indebtedness; provided that Obligations with respect to the Notes shall not include fees or indemnifications in favor of third parties other than the Trustee and the holders of the Notes.
“Offering Memorandum” means the offering memorandum, dated November 12, 2020, relating to the issuance of the Initial Notes.
“Officer” means, with respect to any Person, the Chairman of the Board, Chief Executive Officer, Chief Financial Officer, President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of such Person.
“Officer’s Certificate” means, with respect to any Person, a certificate signed on behalf of such Person by an Officer or managing director of such Person, or a general partner in the case such Person is a partnership, or a manager or managing member in the case such Person is a limited liability company, which meets the requirements set forth in this Indenture.
“Opinion of Counsel” means, with respect to any Person, a written opinion (including the Trustee as an addressee) from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to such Person.
“Pari Passu Indebtedness” means: (a) with respect to the Issuer, the Notes and any Indebtedness which ranks pari passu in right of payment to the Notes; and (b) with respect to any Guarantor, its Guarantee and any Indebtedness which ranks pari passu in right of payment to such Guarantor’s Guarantee.
“Permitted Investments” means:
(1)    any Investment in the Issuer or any Restricted Subsidiary;
(2)    any Investment in Cash Equivalents or Investment Grade Securities;
(3)    any Investment by the Issuer or any Restricted Subsidiary in a Person that is engaged in a Similar Business if as a result of such Investment (a) such Person becomes a Restricted Subsidiary, or (b) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary;
(4)    any Investment in securities or other assets not constituting Cash Equivalents and received in connection with an Asset Sale made pursuant to Section 4.06 or any other disposition of assets not constituting an Asset Sale;
(5)    any Investment existing on, or made pursuant to binding commitments existing on, the Issue Date or an Investment consisting of any extension, modification or renewal of any Investment existing on the Issue Date; provided that the amount of any such Investment may be increased (x) as required by the terms of such Investment as in existence on the Issue Date or (y) as otherwise permitted under this Indenture;

(6)    loans and advances to officers, directors, employees or consultants of the Issuer or any of its Subsidiaries (i) in the ordinary course of business in an aggregate outstanding amount (valued at the time of the making thereof, and without giving effect to any write-downs or write-offs thereof) not to exceed $10.0 million at the time of Incurrence, (ii) in respect of payroll payments and expenses in the ordinary course of business and (iii) in connection with such person’s purchase of Equity Interests of the Issuer or any direct or indirect parent of the Issuer solely to the extent that the amount of such loans and advances shall be contributed to the Issuer in cash as common equity;
(7)    any Investment acquired by the Issuer or any Restricted Subsidiary (a) in exchange for any other Investment or accounts receivable held by the Issuer or such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable, or (b) as a result of a foreclosure by the Issuer or any Restricted Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;
(8)    Hedging Obligations permitted under Section 4.03(b)(xxvi) and other obligations under Swap Contracts entered into in the ordinary course of business and not for speculative purposes, in each case not prohibited under this Indenture;
(9)    additional Investments by the Issuer or any Restricted Subsidiary having an aggregate Fair Market Value (as determined in good faith by the Issuer), taken together with all other Investments made pursuant to this clause (9) that are at that time outstanding, not to exceed the sum of (x) the greater of $100.0 million and 8.0% of Total Assets, plus (y) an amount equal to any returns (including dividends, interest, distributions, returns of principal, profits on sale, repayments, income and similar amounts) actually received in respect of any such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this clause (9) is made in any Person that is not the Issuer or a Restricted Subsidiary at the date of the making of such Investment and such Person becomes the Issuer or a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (9) for so long as such Person continues to be the Issuer or a Restricted Subsidiary;
(10)    loans and advances to officers, directors or employees for business-related travel expenses, moving expenses and other similar expenses, in each case Incurred in the ordinary course of business or consistent with past practice or to fund such person’s purchase of Equity Interests of the Issuer or any direct or indirect parent of the Issuer;
(11)    Investments the payment for which consists of Equity Interests of the Issuer (other than Disqualified Stock) or any direct or indirect parent of the Issuer, as applicable; provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under the definition of “Cumulative Credit”;
(12)    any transaction to the extent it constitutes an Investment that is permitted by and made in accordance with the provisions of Section 4.07(b) (except transactions described in clauses (ii), (iv), (ix)(B) and (xv) of Section 4.07(b));

(13)    guarantees issued in accordance with Section 4.03 and Section 4.11, including, without limitation, any guarantee or other obligation issued or incurred under the Credit Agreement in connection with any letter of credit issued for the account of the Issuer or any of its Subsidiaries (including with respect to the issuance of, or payments in respect of drawings under, such letters of credit) or other guarantees of obligations not constituting Indebtedness of any Person which are entered into in the ordinary course of business of the Issuer or any Restricted Subsidiary;
(14)    Investments consisting of, or to finance purchases and acquisitions of, inventory, supplies, materials, services or equipment or purchases of contract rights or licenses or leases of intellectual property;
(15)    any Investment in a Similar Business having an aggregate fair market value taken together with all other Investments made pursuant to this clause (15) that are at that time outstanding not to exceed the greater of (x) $50.0 million and (y) 5.0% of Total Assets (in each case, determined on the date such Investment is made, with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this clause (15) is made in any Person that is not a Restricted Subsidiary of the Issuer at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (3) above and shall cease to have been made pursuant to this clause (15);
(16)    lease, utility and other similar deposits in the ordinary course of business;
(17)    Investments of a Restricted Subsidiary acquired after the Issue Date or of an entity merged into, amalgamated with, or consolidated with the Issuer or a Restricted Subsidiary in a transaction that is not prohibited by Section 5.01 after the Issue Date to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;
(18)    Investments in the ordinary course of business consisting of Uniform Commercial Code Article 3 endorsements for collection or deposit and Uniform Commercial Code Article 4 customary trade arrangements with customers;
(19)    Investments in any Person to the extent such Investments consist of prepaid expenses, negotiable instruments held for collection, and lease, utility, workers’ compensation, performance and similar deposits made in the ordinary course of business;
(20)    [reserved];
(21)    any Investment in any Subsidiary of the Issuer or any joint venture in connection with intercompany cash management arrangements or related activities arising in the ordinary course of business;
(22)    Investments received in compromise or resolution of litigation, arbitration or other disputes; and

(23)     Investments in the form of the purchase of bonds or similar obligations of any governmental authority necessary to effect any Tax Abatement Transaction.
“Permitted Liens” means, with respect to any Person:
(1)    pledges or deposits and other Liens granted by such Person under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds, performance and return of money bonds, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;
(2)    Liens imposed by law, such as landlord’s, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, construction or other like Liens securing obligations that are not overdue by more than 60 days or that are being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review;
(3)    Liens for taxes, assessments or other governmental charges not yet subject to penalties for nonpayment or that are being contested in good faith by appropriate proceedings;
(4)    Liens in favor of issuers of performance and surety bonds or bid bonds or with respect to other regulatory requirements or letters of credit, bankers’ acceptances or similar obligations issued pursuant to the request of and for the account of such Person in the ordinary course of its business;
(5)    minor survey exceptions, minor encumbrances, trackage rights, special assessments, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, servicing agreements, development agreements, site plan agreements and other similar encumbrances incurred in the ordinary course of business or zoning or land use violations, building code or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;
(6)    (A) Liens on assets of a Subsidiary that is not a Guarantor securing Indebtedness of a Subsidiary that is not a Guarantor permitted to be Incurred pursuant to Section 4.03;
(B)    Liens securing Credit Facility Indebtedness and other Indebtedness Incurred pursuant to Section 4.03(b)(i); and
(C)    Liens securing Obligations in respect of Credit Facility Indebtedness and other Indebtedness permitted to be Incurred pursuant to clause (iv), (xiv) (to the extent such guarantees are issued in respect of any Indebtedness) or (xxi) of Section 4.03(b);
(7)    Liens existing on the Issue Date (other than Liens in favor of the agent, lenders and other secured parties under the Credit Agreement Documents);

(8)    Liens on assets, property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, that such Liens are not created or Incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, however, that such Liens may not extend to any other property owned by the Issuer or any Restricted Subsidiary (other than pursuant to after-acquired property clauses in effect with respect to such Lien at the time of acquisition on property of the type that would have been subject to such Lien notwithstanding the occurrence of such acquisition);
(9)    Liens on assets or property at the time the Issuer or a Restricted Subsidiary acquired the assets or property, including any acquisition by means of a merger, amalgamation or consolidation with or into the Issuer or any Restricted Subsidiary; provided, however, that such Liens are not created or Incurred in connection with, or in contemplation of, such acquisition; provided, further, however, that the Liens may not extend to any other property owned by the Issuer or any Restricted Subsidiary (other than pursuant to after-acquired property clauses in effect with respect to such Lien at the time of acquisition on property of the type that would have been subject to such Lien notwithstanding the occurrence of such acquisition);
(10)    Liens securing Indebtedness or other obligations of the Issuer or a Restricted Subsidiary owing to the Issuer or another Restricted Subsidiary permitted to be Incurred in accordance with Section 4.03;
(11)    Liens securing Hedging Obligations and obligations under Swap Contracts, in each case not incurred in violation of this Indenture;
(12)    Liens on inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of documentary letters of credit, bank guarantees or bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;
(13)    leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of the Issuer or any of the Restricted Subsidiaries;
(14)    Liens arising from Uniform Commercial Code financing statement filings regarding operating leases or other obligations not constituting Indebtedness;
(15)    Liens in favor of the Issuer or any Guarantor;
(16)    foreclosure, condemnation, taking by eminent domain or any similar action with respect to any property or other asset of the Issuer or any of the Restricted Subsidiaries;
(17)    pledges and deposits and other Liens made in the ordinary course of business to secure liability to insurance carriers;
(18)    Liens on the Equity Interests of Unrestricted Subsidiaries;
(19)    leases or subleases, and licenses or sublicenses (including with respect to intellectual property) granted to others in the ordinary course of business;
(20)    Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part,

of any Indebtedness secured by any Lien referred to in clauses (6), (7), (8), (9), (10), (11), (15) and (25) of this definition; provided, however, that (x) such new Lien shall be limited to all or part of the same property (including any after acquired property to the extent it would have been subject to the original Lien) that secured the original Lien (plus improvements on and accessions to such property, proceeds and products thereof, customary security deposits and any other assets pursuant to the after-acquired property clauses to the extent such assets secured (or would have secured) the Indebtedness being refinanced, refunded, extended, renewed or replaced), and (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount (or accreted value, if applicable) or, if greater, committed amount of the applicable Indebtedness described under clauses (6), (7), (8), (9), (10), (11), (15) and (25) of this definition at the time the original Lien became a Permitted Lien under this Indenture, (B) unpaid accrued interest and premiums (including tender premiums), and (C) an amount necessary to pay any underwriting discounts, defeasance costs, commissions, fees and expenses related to such refinancing, refunding, extension, renewal or replacement; provided, further, however, that in the case of any Liens to secure any refinancing, refunding, extension or renewal of Indebtedness secured by a Lien referred to in clause (6)(B) or (6)(C), the principal amount of any Indebtedness Incurred for such refinancing, refunding, extension or renewal shall be deemed secured by a Lien under clause (6)(B) or (6)(C) and not this clause (20) for purposes of determining the principal amount of Indebtedness outstanding under clause (6)(B) or (6)(C);
(21)    Liens on equipment of the Issuer or any Restricted Subsidiary granted in the ordinary course of business to the Issuer’s or such Restricted Subsidiary’s client at which such equipment is located;
(22)    judgment and attachment Liens not giving rise to an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;
(23)    Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale or purchase of goods entered into in the ordinary course of business;
(24)    Liens incurred to secure cash management services or to implement cash pooling arrangements in the ordinary course of business;
(25)    other Liens securing obligations the outstanding principal amount of which do not exceed the greater of (x) $75.0 million and (y) 6.0% of Total Assets;
(26)    any encumbrance or restriction (including put and call arrangements) with respect to Capital Stock of any joint venture or similar arrangement securing obligations of such joint venture or pursuant to any joint venture or similar agreement;
(27)    any amounts held by a trustee in the funds and accounts under an indenture securing any revenue bonds issued for the benefit of the Issuer or any Restricted Subsidiary, under any indenture issued in escrow pursuant to customary escrow arrangements pending the release thereof, or under any indenture pursuant to customary discharge, redemption or defeasance provisions;
(28)    Liens (i) arising by virtue of any statutory or common law provisions relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depository or financial institution (including Section 4-210 of the applicable Uniform Commercial Code), (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business or (iii) encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to brokerage accounts incurred in the ordinary course of business and not for speculative purposes;
(29)    Liens (i) in favor of credit card companies pursuant to agreements therewith, (ii) in favor of customers, and (iii) in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation and exportation of goods in the ordinary course of business;
(30)    Liens disclosed by the title insurance policies delivered pursuant to the Credit Agreement and any replacement, extension or renewal of any such Lien; provided that such replacement, extension or renewal Lien shall not cover any property other than the property that was subject to such Lien prior to such replacement, extension or renewal; provided, further, that the Indebtedness and other obligations secured by such replacement, extension or renewal Lien are permitted under this Indenture;
(31)    Liens that are contractual rights of set-off relating to purchase orders and other agreements entered into with customers, suppliers or service providers of the Issuer or any Restricted Subsidiary in the ordinary course of business;
(32)    in the case of real property that constitutes a leasehold interest, (i) any Lien to which the fee simple interest (or any superior leasehold interest) is subject or (ii) any Lien in favor of a landlord on leasehold improvements in lease premises;
(33)    agreements to subordinate any interest of the Issuer or any Restricted Subsidiary in any accounts receivable or other prices arising from inventory consigned by the Issuer or any such Restricted Subsidiary pursuant to an agreement entered into in the ordinary course of business;
(34)    Liens on securities that are the subject of repurchase agreements constituting Cash Equivalents under clause (4) of the definition thereof;
(35)    Liens securing insurance premium financing arrangements; provided that such Liens are limited to the applicable unearned insurance premiums; and
(36)    Liens for the benefit of a seller deemed to attach solely to cash earnest money deposits in connection with a letter of intent in connection with an acquisition agreement.
“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock” means any Equity Interest with preferential right of payment of dividends or upon liquidation, dissolution, or winding up.
“Public Company Costs” means, as to any Person, costs associated with, or in anticipation of, or preparation for, compliance with the requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith and costs relating to compliance with the provisions of the Securities Act and the Exchange Act or any other comparable body of laws, rules or regulations, as companies with listed equity, directors’ compensation, fees and expense reimbursement, costs relating to investor relations, shareholder meetings and reports to shareholders, directors’ and officers’ insurance and other executive costs, legal and other professional fees, and listing fees, in each case to the extent arising solely by virtue of the listing of such Person’s equity securities on a national securities exchange.
“Rating Agency” means (1) each of Moody’s and S&P and (2) if Moody’s or S&P ceases to rate the Notes for reasons outside of the Issuer’s control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Exchange Act selected by the Issuer or any direct or indirect parent of the Issuer as a replacement agency for Moody’s or S&P, as the case may be.
“Record Date” has the meaning specified in Exhibit A hereto.
“Redesignation Date” has the meaning given to such term in the definition of “Unrestricted Subsidiary”.
“Replacement Assets” means any one or more businesses (provided that if the investment in such business or businesses is in the form of the acquisition of Capital Stock of a Person, such acquisition results in such Person becoming a Restricted Subsidiary of the Issuer), assets, or property or capital expenditures, in each case (a) that are or will be used or useful in a Similar Business or (b) that replace the properties and assets that are the subject of the Asset Sale.
“Restricted Investment” means an Investment other than a Permitted Investment.
“Restricted Subsidiary” means, with respect to any Person, any Subsidiary of such Person other than an Unrestricted Subsidiary of such Person. Unless otherwise indicated in this Indenture, all references to Restricted Subsidiaries shall mean Restricted Subsidiaries of the Issuer.
“Sale/Leaseback Transaction” means an arrangement relating to property now owned or hereafter acquired by the Issuer or a Restricted Subsidiary whereby the Issuer or such Restricted Subsidiary transfers such property to a Person and the Issuer or such Restricted Subsidiary leases it from such Person, other than leases between the Issuer and a Restricted Subsidiary or between Restricted Subsidiaries; provided, however, transactions whereby property is transferred to a tax authority or municipal development agency or authority for the primary purpose of effecting a Tax Abatement Transaction shall not be Sale/Leaseback Transactions.
“S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., or any successor to the rating agency business thereof.
“SEC” means the Securities and Exchange Commission.
“SEC Inquiry” means that certain inquiry and investigation by the SEC into the Issuer’s historical quarterly earnings per share calculations and rounding practices during the period 2014- 2017, as further described in that certain order entered by the SEC on September 28, 2020 (the “SEC Order”), which matter was previously settled by the Issuer with the SEC, together with any related agreement or agreement in principle in respect of the settlement thereof between the Issuer and/or any of its Subsidiaries and the SEC, and any related order.
“Secured Indebtedness” means any Indebtedness (excluding Indebtedness under clauses (1)(c) and (1)(e) of the definition thereof) of the Issuer or any Restricted Subsidiary secured by a Lien.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.
“Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC (or any successor provisions).
“Similar Business” means any business (x) the majority of whose revenues are derived from business or activities conducted by the Issuer and its Subsidiaries on the Issue Date, (y) that is a natural outgrowth or reasonable extension, development, expansion of any business or activities conducted by the Issuer and its subsidiaries on the Issue Date or any business similar, reasonably related, incidental, complementary or ancillary to any of the foregoing and (z) any business that in the Issuer’s good faith business judgment constitutes a reasonable diversification of businesses conducted by the Issuer and its Subsidiaries.
“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).
“Subordinated Indebtedness” means (a) with respect to the Issuer, any Indebtedness of the Issuer which is by its terms subordinated in right of payment to the Notes, and (b) with respect to any Guarantor, any Indebtedness of such Guarantor which is by its terms subordinated in right of payment to its Guarantee.
“Subsidiary” means, with respect to any Person, (1) any corporation, association or other business entity (other than a partnership, joint venture or limited liability company) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, and (2) any partnership, joint venture or limited liability company of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (y) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.
“Suspension Period” means the period of time between a Covenant Suspension Event and the related Reversion Date.
“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
“Tax Abatement Transaction” means any tax abatement transaction (whether payment-in-lieu of taxes or otherwise) and the related (a) transfer of title of the related real estate and improvements thereon (the “Designated Property,” together with certain equipment and other personal property of Issuer or any Restricted Subsidiary, which equipment and personal property is located or to be located on the Designated Property, to the applicable governmental authority, and (b) leaseback of such Designated Property, together with such equipment and other personal property located on the Designated Property, to the Issuer or a Restricted Subsidiary of the Issuer.
“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the Issue Date provided, however, that if the TIA is amended after the Issue Date, “TIA” shall refer to such Act as then in effect.
“Total Assets” means the total assets of the Issuer and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, as shown on the most recent balance sheet of the Issuer or such other Person.
“Transactions” means the (a) the issuance and sale of the Notes pursuant to the Offering Memorandum, (b) the entering into the amendment to the Credit Agreement and the making of borrowings thereunder on the date of this Indenture, (c) the application of the net proceeds from each of the foregoing as described in the Offering Memorandum and (d) the payment of fees and expenses in connection with each of the foregoing.
“Treasury Rate” means, as of the applicable redemption date, as determined by the Issuer, the weekly average rounded to the nearest 1/100th of a percentage point (for the most recently completed week for which such information is available as of the date that is two business days prior to the redemption date) of the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in Federal Reserve Statistical Release H.15 with respect to each applicable day during such week (or, if such Statistical Release is no longer published (or the relevant information is no long published therein), any publicly available source of similar market data)) most nearly equal to the period from such redemption date to December 1, 2023; provided, that if the period from the redemption date to December 1, 2023 is not equal to the constant maturity of a United States Treasury security for which such a yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury Securities for which such yields are given, except that if the period from the redemption date to December 1, 2023 is less than one year, the weekly average yield on actively traded United States Treasury securities adjusted to a constant maturity of one year shall be used.
“Trust Officer” means:
(1)    any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the

Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject, and
(2)    who shall have direct responsibility for the administration of this Indenture.
“Trustee” means the party named as such in this Indenture (which initially shall be Regions Bank) until a successor replaces it and, thereafter, means the successor.
“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items.
“Unrestricted Subsidiary” means:
(1) any Subsidiary of the Issuer that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Issuer, as applicable, in the manner provided below; and
(2) any Subsidiary of an Unrestricted Subsidiary.

The Issuer may designate any Subsidiary of the Issuer (including any newly acquired or newly formed Subsidiary of the Issuer) to be an Unrestricted Subsidiary unless at the time of such designation such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on any property of the Issuer or any other Restricted Subsidiary that is not a Subsidiary of the Subsidiary to be so designated, in each case at the time of such designation; provided, however, that the Subsidiary to be so designated and its Subsidiaries do not at the time of designation have and do not thereafter Incur any Indebtedness pursuant to which the lender has recourse to any of the assets of the Issuer or any of the Restricted Subsidiaries unless otherwise permitted under Section 4.04; provided, further, however that either:
(a)    the Subsidiary to be so designated has total consolidated assets of $1,000 or less; or
(b)    if such Subsidiary has consolidated assets greater than $1,000, then such designation would be permitted under Section 4.04.
The Issuer may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation:
(x)    (1) the Issuer could Incur $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.03(a) or (2) the Fixed Charge Coverage Ratio of the Issuer would be no less than such ratio immediately prior to such designation, in each case on a pro forma basis taking into account such designation; and
(y)    no Event of Default shall have occurred and be continuing.
Any such designation by the Issuer shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors or any committee thereof of the Issuer giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing provisions.

“U.S. Government Obligations” means securities that are:
(1)    direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged, or
(2)    obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in each case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Exchange Act) as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depository receipt.
“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness or Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing (1) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment, by (2) the sum of all such payments.
“Wholly Owned Restricted Subsidiary” is any Wholly Owned Subsidiary that is a Restricted Subsidiary.
“Wholly Owned Subsidiary” of any Person means a Subsidiary of such Person 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares or shares issued to foreign nationals or other third parties pursuant to applicable law) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person.
SECTION 1.02    Other Definitions.

Term	Section
$1.03(j)
Affiliate Transaction	4.07(a)
Agent Members	Appendix A
Applicable Premium Deficit	8.01(a)
Asset Sale Offer	4.06(b)
Authentication Order	2.03
Bankruptcy Law	6.01
Change of Control Offer	4.08(b)

Term	Section
Change of Control Repurchase Date	4.08(b)(iii)
covenant defeasance option	8.01(b)
Covenant Suspension Event	4.15
Custodian	6.01
Definitive Note	Appendix A
Depository	Appendix A
EDGAR	4.02(a)
Event of Default	6.01
Excess Proceeds	4.06(b)
Global Notes	Appendix A
Global Notes Legend	Appendix A
Guaranteed Obligations	10.01(a)
Increased Amount	4.12(d)
Initial Notes	Preamble
Initial Purchasers	Appendix A
Issuer	Preamble
legal defeasance option	8.01(b)
Notes	Preamble
Notes Custodian	Appendix A
Notice of Default	6.01
Paying Agent	2.04(a)
Permitted Jurisdictions	5.01(a)
protected purchaser	2.08
QIB	Appendix A
Refinancing Indebtedness	4.03(b)(xv)
Refunding Capital Stock	4.04(b)(ii)
Registrar	2.04(a)
Regulation S	Appendix A
Regulation S Global Notes	Appendix A
Regulation S Notes	Appendix A
Restricted Notes Legend	Appendix A
Restricted Payments	4.04(a)
Restricted Period	Appendix A
Retired Capital Stock	4.04(b)(ii)
Reversion Date	4.15
Rule 144	Appendix A
Rule 144A	Appendix A
Rule 144A Global Notes	Appendix A
Rule 144A Notes	Appendix A
Successor Guarantor	5.01(b)(i)
Successor Issuer	5.01(a)(i)

Term	Section
Suspended Covenants	4.15
Transfer Restricted Definitive Notes	Appendix A
Transfer Restricted Global Notes	Appendix A
Transfer Restricted Notes	Appendix A
Unrestricted Definitive Notes	Appendix A
Unrestricted Global Notes	Appendix A
U.S. dollars	1.03(j)

SECTION 1.03    Rules of Construction. Unless the context otherwise requires:
(a)    a term has the meaning assigned to it;
(b)    an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
(c)    “or” is not exclusive;
(d)    “including” means including without limitation;
(e)    words in the singular include the plural and words in the plural include the singular;
(f)    unsecured Indebtedness shall not be deemed to be subordinate or junior to Secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;
(g)    the principal amount of any non-interest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP;
(h)    the principal amount of any Preferred Stock shall be (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater;
(i)    unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP; and
(j)    “$” and “U.S. dollars” each refer to United States dollars, or such other money of the United States of America that at the time of payment is legal tender for payment of public and private debts.
SECTION 1.04    Divisive Mergers. Any reference to a merger, consolidation, amalgamation, distribution, assignment, sale, transfer, disposition or similar term, shall be deemed to apply to a division of or by a limited liability company, limited partnership or trust, or an allocation of assets of or to a series of a limited liability company, limited partnership or trust (or the unwinding of such a division or allocation), as if it were a merger, consolidation, amalgamation, distribution, assignment, sale, transfer, disposition or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company, limited partnership or trust shall constitute a separate Person hereunder (and each division of any limited liability company, limited partnership or trust that is a Subsidiary, Restricted Subsidiary, Unrestricted Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).
ARTICLE II

THE NOTES
SECTION 2.01    Amount of Notes. The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture on the Issue Date is $300,000,000.
The Issuer may from time to time after the Issue Date issue Additional Notes under this Indenture in an unlimited principal amount, so long as (i) the Incurrence of the Indebtedness represented by such Additional Notes is at such time permitted by Section 4.03 as evidenced in an Officer’s Certificate delivered to the Trustee and (ii) such Additional Notes are issued in compliance with the other applicable provisions of this Indenture. With respect to any Additional Notes issued after the Issue Date (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 2.07, 2.08, 2.09, 3.08, 4.06(e), 4.08(c) or Appendix A), there shall be (a) established in or pursuant to a resolution of the Board of Directors of the Issuer and (b) (i) set forth or determined in the manner provided in an Officer’s Certificate or (ii) established in one or more indentures supplemental hereto, prior to the issuance of such Additional Notes:
(1)    the aggregate principal amount of such Additional Notes which may be authenticated and delivered under this Indenture;
(2)    the issue price and issuance date of such Additional Notes, including the date from which interest on such Additional Notes shall accrue; and
(3)    if applicable, that such Additional Notes shall be issuable in whole or in part in the form of one or more Global Notes and, in such case, the respective depositaries for such Global Notes, the form of any legend or legends which shall be borne by such Global Notes in addition to or in lieu of those set forth in Exhibit A hereto and any circumstances in addition to or in lieu of those set forth in Section 2.2 of Appendix A in which any such Global Note may be exchanged in whole or in part for Additional Notes registered, or any transfer of such Global Note in whole or in part may be registered, in the name or names of Persons other than the depositary for such Global Note or a nominee thereof.
If any of the terms of any Additional Notes are established by action taken pursuant to a resolution of the Board of Directors, a copy of an appropriate record of such action shall be certified by the Secretary or any Assistant Secretary of the Issuer and delivered to the Trustee at or prior to the delivery of the Officer’s Certificate or an indenture supplemental hereto setting forth the terms of the Additional Notes.
The Initial Notes and any Additional Notes may, at the Issuer’s option, be treated as a single class of securities for all purposes under this Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase; provided that if the Additional Notes are not fungible with the Initial Notes for U.S. Federal income tax purposes, the Additional Notes will have a separate CUSIP number, if applicable.

SECTION 2.02    Form and Dating. Provisions relating to the Initial Notes are set forth in Appendix A, which is hereby incorporated in and expressly made a part of this Indenture. The (i) Initial Notes and the Trustee’s certificate of authentication and (ii) any Additional Notes (if issued as Transfer Restricted Notes) and the Trustee’s certificate of authentication shall each be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Issuer or any Guarantor is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Issuer). Each Note shall be dated the date of its authentication. The Notes shall be issuable only in registered form without interest coupons and in denominations of $2,000 and any integral multiples of $1,000 in excess thereof, provided that Notes may be issued in denominations of less than $2,000 solely to accommodate book-entry positions that have been created by the Depository in denominations of less than $2,000.
SECTION 2.03    Execution and Authentication. The Trustee shall authenticate and make available for delivery upon a written order of the Issuer signed by one Officer of the Issuer (an “Authentication Order”) (a) Initial Notes for original issue on the date hereof in an aggregate principal amount of $300,000,000 and (b) subject to the terms of this Indenture, Additional Notes in an aggregate principal amount to be determined at the time of issuance and specified therein. Such Authentication Order shall specify the amount of separate Note certificates to be authenticated, the principal amount of each of the Notes to be authenticated, the date on which the original issue of Notes is to be authenticated, whether the Notes are to be Initial Notes or Additional Notes, the registered holder of each of the Notes and delivery instructions. Notwithstanding anything to the contrary in this Indenture or Appendix A, any issuance of Additional Notes after the Issue Date shall be in a principal amount of at least $2,000 and integral multiples of $1,000 in excess thereof.
One Officer shall sign the Notes for the Issuer by manual, PDF or electronic signature.
If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.
A Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent as described immediately below) manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.
The Trustee may appoint one or more authenticating agents reasonably acceptable to the Issuer to authenticate the Notes. Any such appointment shall be evidenced by an instrument signed by a Trust Officer, a copy of which shall be furnished to the Issuer. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.
SECTION 2.04    Registrar and Paying Agent.
(a)    The Issuer shall maintain (i) an office or agency where Notes may be presented for registration of transfer or for exchange (the “Registrar”) and (ii) an office or agency where Notes may be presented for payment (the “Paying Agent”). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Issuer may have one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrars. The term “Paying Agent” includes the Paying

Agent and any additional paying agents. The Issuer initially appoints the Trustee as Registrar, Paying Agent and the Notes Custodian with respect to the Global Notes.
(b)    The Issuer may enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture, which shall incorporate the applicable terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Issuer shall notify the Trustee in writing of the name and address of any such agent. If the Issuer fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Issuer or any of its Subsidiaries may act as Paying Agent or Registrar.
(c)    The Issuer may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (i) if applicable, acceptance of an appointment by a successor Registrar or Paying Agent, as the case may be, as evidenced by an appropriate agreement entered into by the Issuer and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee, (ii) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (i) above or clause (iii) below or (iii) notification to the Trustee in writing that the Issuer or any of its Subsidiaries should serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (i) or (ii) above or this clause (iii). The Registrar or Paying Agent may resign at any time upon written notice to the Issuer and the Trustee; provided, however, that the Trustee may resign as Paying Agent or Registrar only if the Trustee also resigns as Trustee in accordance with Section 7.08.
SECTION 2.05    Paying Agent to Hold Money in Trust. Prior to 10:00 a.m., New York City time, on each due date of the principal of and interest on any Note, the Issuer shall deposit with each Paying Agent (or if the Issuer or any of its wholly owned domestically organized Subsidiaries is acting as Paying Agent, segregate and hold in trust for the benefit of the Persons entitled thereto) a sum sufficient to pay such principal and interest when so becoming due. The Issuer shall require each Paying Agent (other than the Trustee) to agree in writing that a Paying Agent shall hold in trust for the benefit of holders or the Trustee all money held by a Paying Agent for the payment of principal of and interest on the Notes, and shall notify the Trustee in writing of any default by the Issuer in making any such payment. If the Issuer or any of its Subsidiaries acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it in trust for the benefit of the Persons entitled thereto. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent. Upon complying with this Section 2.05, a Paying Agent shall have no further liability for the money delivered to the Trustee.
SECTION 2.06    Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of holders. If the Trustee is not the Registrar, the Issuer shall furnish, or cause the Registrar to furnish, to the Trustee, in writing at least five (5) Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of holders.
SECTION 2.07    Transfer and Exchange. The Notes shall be issued in registered form and shall be transferable only upon the surrender of a Note for registration of transfer and in compliance with Appendix A. When a Note is presented to the Registrar with a request to register a transfer, the Registrar shall register the transfer as requested if its requirements (including, among other things, the furnishing of appropriate endorsements and transfer documents) therefor are met. When Notes are presented to the Registrar with a request to exchange them for an equal principal amount of Notes of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Notes at the Registrar’s request. The Issuer may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section. The Issuer shall not be required to make, and the Registrar need not register, transfers or exchanges of any Notes selected for redemption (except, in the case of Notes to be redeemed in part, the portion thereof not to be redeemed) or of any Notes for a period of fifteen (15) days before the mailing of a notice of redemption of Notes to be redeemed.
Prior to the due presentation for registration of transfer of any Note, the Issuer, the Guarantors, the Trustee, the Paying Agent and the Registrar may deem and treat the Person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Issuer, the Guarantors, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.
Any holder of a beneficial interest in a Global Note shall, by acceptance of such beneficial interest, agree that transfers of beneficial interests in such Global Note may be effected only through a book-entry system maintained by (a) the holder of such Global Note (or its agent) or (b) any holder of a beneficial interest in such Global Note, and that ownership of a beneficial interest in such Global Note shall be required to be reflected in a book entry.
All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.
The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depository participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
None of the Trustee, Registrar or Paying Agent shall have any responsibility for any actions taken or not taken by the Depository.
The transferor shall also provide or cause to be provided to the Trustee all information reasonably necessary to allow the Trustee to comply with any applicable tax reporting obligations, including without limitation, any cost basis reporting obligations under the Code. The Trustee may rely on any such information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.

SECTION 2.08    Replacement Notes. If a mutilated Note is surrendered to the Registrar or if the holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee shall authenticate a replacement Note if the requirements of Section 8-405 of the Uniform Commercial Code are met, such that the holder (a) satisfies the Issuer and the Trustee within a reasonable time after such holder has notice of such loss, destruction or wrongful taking and the Registrar does not register a transfer prior to receiving such notification, (b) makes such request to the Issuer and the Trustee prior to the Note being acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a “protected purchaser”) and (c) satisfies any other reasonable requirements of the Issuer and the Trustee. Such holder shall furnish an indemnity bond sufficient in the judgment of the Trustee, with respect to the Trustee, and the Issuer, with respect to the Issuer, to protect the Issuer, the Trustee, the Paying Agent and the Registrar, as applicable, from any loss or liability that any of them may suffer if a Note is replaced and subsequently presented or claimed for payment. The Issuer and the Trustee may charge the holder for their expenses in replacing a Note (including without limitation, attorneys’ fees and disbursements in replacing such Note). In the event any such mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Issuer in its discretion may pay such Note instead of issuing a new Note in replacement thereof.
Every replacement Note is an additional obligation of the Issuer.
The provisions of this Section 2.08 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Notes.
SECTION 2.09    Outstanding Notes. Notes outstanding at any time are all Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those paid pursuant to Section 2.08 and those described in this Section as not outstanding. Subject to Section 11.06, a Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note.
If a Note is replaced pursuant to Section 2.08 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee and the Issuer receive proof satisfactory to them that the replaced Note is held by a protected purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.08.
If a Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Notes (or portions thereof) to be redeemed or maturing, as the case may be, and no Paying Agent is prohibited from paying such money to the holders on that date pursuant to the terms of this Indenture, then on and after that date such Notes (or portions thereof) cease to be outstanding and interest on them ceases to accrue.
SECTION 2.10    Cancellation. The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and each Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment or cancellation and shall dispose of canceled Notes in accordance with its customary procedures. The Issuer may not issue new Notes to replace Notes they have redeemed, paid or delivered to the Trustee for cancellation. The Trustee shall not authenticate Notes in place of canceled Notes other than pursuant to the terms of this Indenture.
SECTION 2.11    Defaulted Interest. If the Issuer defaults in a payment of interest on the Notes, the Issuer shall pay the defaulted interest then borne by the Notes (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Issuer may pay the defaulted interest to the Persons who are holders on a subsequent special record date. The Issuer shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail or cause to be mailed to each affected holder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid. Notwithstanding the foregoing, any interest which is paid prior to the expiration of the 30-day period set forth in Section 6.01(a)(i) shall be paid to the Holders as of the record date for the Interest Payment Date for which interest has not been paid.
SECTION 2.12    CUSIP Numbers, ISINs, Etc. The Issuer in issuing the Notes may use CUSIP numbers, ISINs and “Common Code” numbers (if then generally in use), and the Trustee shall use any such CUSIP numbers, ISINs and “Common Code” numbers in notices of redemption as a convenience to holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers, either as printed on the Notes or as contained in any notice of a redemption, that reliance may be placed only on the other identification numbers printed on the Notes and that any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer shall advise the Trustee in writing of any change in any such CUSIP numbers, ISINs and “Common Code” numbers.
SECTION 2.13    Calculation of Principal Amount of Notes. The aggregate principal amount of the Notes, at any date of determination, shall be the principal amount of the Notes at such date of determination. With respect to any matter requiring consent, waiver, approval or other action of the holders of a specified percentage of the principal amount of all the Notes, such percentage shall be calculated, on the relevant date of determination, by dividing (a) the principal amount, as of such date of determination, of Notes, the holders of which have so consented, by (b) the aggregate principal amount, as of such date of determination, of the Notes then outstanding, in each case, as determined in accordance with the preceding sentence, and Section 11.06 of this Indenture. Any calculation of the Applicable Premium made pursuant to this Indenture shall be made by the Issuer and delivered to the Trustee pursuant to an Officer’s Certificate.
ARTICLE III

REDEMPTION
SECTION 3.01    Redemption. The Notes may be redeemed, in whole or from time to time in part, subject to the conditions and at the redemption prices set forth in Paragraph 5 of the form of Note set forth in Exhibit A hereto, which is hereby incorporated by reference and made a part of this Indenture.
SECTION 3.02    Applicability of Article. Redemption of Notes at the election of the Issuer or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article III.
SECTION 3.03    Notices to Trustee. If the Issuer elects to redeem Notes pursuant to the optional redemption provisions of Paragraph 5 of the Notes, the Issuer shall notify the Trustee at least 15 days prior to the redemption date in an Officer’s Certificate of (i) the provision in Paragraph 5 of the form of Note pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price. The Issuer shall give notice to the Trustee provided for in this paragraph at least 15 days but not more than 60 days before a redemption date if the redemption is a redemption pursuant to Paragraph 5 of the Notes. Any such notice may be canceled if written notice from the Issuer of such cancellation is actually received by the Trustee on the Business Day immediately prior to notice of such redemption being mailed to any holder or otherwise delivered in accordance with the applicable procedures of the Depository and shall thereby be void and of no effect.

The Issuer shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Notes to be redeemed pursuant to Section 3.04.
SECTION 3.04    Selection of Notes to Be Redeemed. In the case of any partial redemption, selection of the Notes for redemption will be made by the Trustee by lot (and, in such manner that complies with the requirements of the Depository, if applicable); provided that no Notes of $2,000 or less shall be redeemed in part. The Trustee shall make the selection from outstanding Notes not previously called for redemption. The Trustee may select for redemption portions of the principal of Notes that have denominations larger than $2,000. Notes and portions of them the Trustee selects shall be in amounts of $2,000 or integral multiples of $1,000 in excess thereof. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall notify the Issuer promptly of the Notes or portions of Notes to be redeemed.
SECTION 3.05    Notice of Optional Redemption.
(a)    At least 15 but not more than 60 days before a redemption date pursuant to Paragraph 5 of the Notes, the Issuer shall mail or cause to be mailed by first-class mail, or delivered electronically if the Notes are held by the Depository, a notice of redemption to each holder whose Notes are to be redeemed at its registered address (with a copy to the Trustee), except that redemption notices may be mailed or otherwise delivered more than 60 days prior to the redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Article VIII.
Any such notice shall identify the Notes to be redeemed and shall state:
(i)    the redemption date;
(ii)    the redemption price and the amount of accrued and unpaid interest, if any, to, but excluding, the redemption date;
(iii)    the name and address of the Paying Agent;
(iv)    that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price, plus accrued and unpaid interest, if any;
(v)    if fewer than all the outstanding Notes are to be redeemed, the certificate numbers and principal amounts of the particular Notes to be redeemed, the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption;
(vi)    that, unless the Issuer defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Notes (or portion thereof) called for redemption ceases to accrue on and after the redemption date;
(vii)    the CUSIP number, ISIN and/or “Common Code” number, if any, printed on the Notes being redeemed;

(viii)    that no representation is made as to the correctness or accuracy of the CUSIP number or ISIN and/or “Common Code” number, if any, listed in such notice or printed on the Notes; and
(ix)    if the redemption is conditioned upon any subsequent event, a description of such condition or event.
(b)    At the Issuer’s request, the Trustee shall deliver the notice of redemption in the Issuer’s name and at the Issuer’s expense. In such event, the Issuer shall notify the Trustee of such request at least seven (7) Business Days (or such shorter period as is acceptable to the Trustee) prior to the date such notice is to be provided to holders. Except with respect to a redemption conditioned upon any subsequent event, such notice may not be canceled once delivered to holders.
SECTION 3.06    Effect of Notice of Redemption. Once notice of redemption is mailed or otherwise delivered in accordance with Section 3.05, Notes called for redemption become due and payable on the redemption date and at the redemption price stated in the notice, except as provided in the final paragraph of paragraph 5 of the Notes. Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price stated in the notice, plus accrued and unpaid interest, if any, to, but excluding, the redemption date; provided, however, that if the redemption date is after a regular Record Date and on or prior to the next Interest Payment Date, the accrued interest shall be payable to the holder of the redeemed Notes registered on the relevant Record Date. Failure to give notice or any defect in the notice to any holder shall not affect the validity of the notice to any other holder.
SECTION 3.07    Deposit of Redemption Price. With respect to any Notes, prior to 10:00 a.m., New York City time, on the redemption date, the Issuer shall deposit with the Paying Agent (or, if the Issuer or any of its wholly owned domestically organized Subsidiaries is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued and unpaid interest, if any, on all Notes or portions thereof to be redeemed on that date other than Notes or portions of Notes called for redemption that have been delivered by the Issuer to the Trustee for cancellation. On and after the redemption date, interest shall cease to accrue on Notes or portions thereof called for redemption so long as the Issuer has deposited with the Paying Agent funds sufficient to pay the redemption price of, plus accrued and unpaid interest, if any, on the Notes or portions thereof to be redeemed, unless the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture.
SECTION 3.08    Notes Redeemed in Part. If any Note is to be redeemed in part only, the notice of redemption relating to such Note shall state the portion of the principal amount thereof to be redeemed. Upon surrender and cancellation of a Note that is redeemed in part, the Issuer shall execute and the Trustee shall authenticate for the holder (at the Issuer’s expense) a new Note equal in principal amount to the unredeemed portion of the Note surrendered and cancelled.
ARTICLE IV

COVENANTS
SECTION 4.01    Payment of Notes. The Issuer shall promptly pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and in this Indenture. An installment of principal or interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds as of 10:00 a.m., New York City time, money sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the holders on that date pursuant to the terms of this Indenture.
The Issuer shall pay interest on overdue principal at the rate specified therefor in the Notes, and it shall pay interest on overdue installments of interest at the same rate borne by the Notes to the extent lawful.
SECTION 4.02    Reports and Other Information.
(a)    Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Issuer will furnish to the holders (with a copy to the Trustee), or file electronically with the SEC through the SEC’s Electronic Data Gathering, Analysis and Retrieval System (or any successor system) (“EDGAR”), within the time periods specified in the SEC’s rules and regulations (after giving effect to any grace period provided by Rule 12b-25 under the Exchange Act):
(i)    all quarterly and annual information that would be required to be contained in reports on Forms 10-Q and 10-K (or any successor or comparable form) required to be filed with the SEC if the Issuer were required to file such reports, including a “Management’s discussion and analysis of financial condition and results of operations” and, with respect to the annual information only, a report on the annual financial statements by the Issuer’s independent registered public accounting firm; and
(ii)    all current reports that would be required to be filed with the SEC on Form 8-K (or any successor or comparable form) if the Issuer were required to file such reports.
The financial information required by Section 4.02(a)(i) will not be required to include a footnote presenting the condensed consolidating financial information specified in Rule 3-10 of Regulation S-X promulgated by the SEC (or any successor provisions), but will require disclosure of the revenues and indebtedness of the non-Guarantors whose results are required to be consolidated for the purposes of presentation in accordance with GAAP of consolidated financial statements of the Issuer and its subsidiaries for any of the periods presented in such financial information.
(b)    If the Issuer does not file reports containing such information with the SEC, then the Issuer will deliver such information and reports to the Trustee and make available such information and such reports to any noteholders, bona fide prospective investors, market makers affiliated with any Initial Purchaser, and any bona fide securities analyst by posting such information on Intralinks or any comparable password-protected online data system which will require a confidentiality acknowledgment, and will make such information readily available to any noteholders, bona fide prospective investors, market makers affiliated with any Initial Purchaser, and any bona fide securities analyst who (i) agrees to treat such information as confidential or (ii) accesses such information on Intralinks or any comparable password-protected online data system which will require a confidentiality acknowledgment; provided that the Issuer shall post such information thereon and make readily available any password or other login information to any such noteholders, bona fide prospective investors, market makers affiliated with any Initial Purchaser and any bona fide securities analyst.
(c)    In addition, the Issuer shall, for so long as any Notes remain outstanding during any period when it is not subject to Section 13 or 15(d) of the Exchange Act, or otherwise permitted to furnish the SEC with the information required by this Section 4.02, furnish to noteholders, bona fide prospective investors, market makers affiliated with any Initial Purchaser of the Notes, and any bona fide securities analyst, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act. For purposes of this Section 4.02, any prospective investor or securities analyst shall be deemed “bona fide” if it certifies it is “bona fide.”
(d)    In the event that:
(i)    the rules and regulations of the SEC permit the Issuer and any direct or indirect parent of the Issuer to report at such parent entity’s level on a consolidated basis and such parent entity is not engaged in any business in any material respect other than incidental to its ownership, directly or indirectly, of the capital stock of the Issuer, or
(ii)    any direct or indirect parent of the Issuer is or becomes a Guarantor of the Notes, consolidating reporting at the parent entity’s level in a manner consistent with that described in this Section 4.02 for the Issuer will satisfy this Section 4.02, and the Issuer is permitted to satisfy its obligations in this Section 4.02 with respect to financial information relating to the Issuer by furnishing financial information relating to such direct or indirect parent; provided that such financial information is accompanied by information that explains the differences between the information relating to such direct or indirect parent and any of its Subsidiaries other than the Issuer and its Subsidiaries, on the one hand, and the information relating to the Issuer, the Guarantors and the other Subsidiaries of the Issuer on a stand-alone basis, on the other hand.
(e)    Notwithstanding the foregoing, the Issuer will be deemed to have furnished the reports referred to in this Section 4.02 to the Trustee and the holders if the Issuer has filed such reports with the SEC via EDGAR and such reports are publicly available, it being understood that the Trustee shall have no responsibility to determine if such information is publicly available.
(f)    Delivery of such reports, information and documents to the Trustee pursuant to this Section 4.02 is for informational purposes only, and the Trustee’s receipt thereof shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants under this Indenture (as to which the Trustee is entitled to rely conclusively on Officer’s Certificates). The Trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, the Issuer’s compliance with the covenants or with respect to any reports or other documents filed with the SEC or EDGAR or any other website under this Indenture.
SECTION 4.03    Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.
(a)    (i) The Issuer shall not, and shall not permit any of the Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness) or issue any shares of Disqualified Stock; and (ii) the Issuer shall not permit any of the Restricted Subsidiaries to issue any shares of Preferred Stock; provided, however, that the Issuer and any Restricted Subsidiary may Incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and any Restricted Subsidiary may issue shares of Preferred Stock, in each case if the Fixed Charge Coverage Ratio of the Issuer for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is Incurred or such Disqualified Stock or Preferred Stock is issued would have been at least 2.00 to 1.00 determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been Incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period; provided that the then outstanding aggregate principal amount of Indebtedness (including Acquired Indebtedness), Disqualified Stock and Preferred Stock that may be Incurred pursuant to this Section 4.03(a) and Section 4.03(b)(xvi), in each case by Restricted Subsidiaries that are not Guarantors shall not exceed $150.0 million.
(b)    The limitations set forth in Section 4.03(a) shall not apply to:
(i)    the Incurrence by the Issuer or any Restricted Subsidiary of Credit Facility Indebtedness (including under any Credit Agreement and the issuance and creation of letters of credit and bankers’ acceptances thereunder) up to an aggregate principal amount outstanding at the time of Incurrence that does not exceed, in the aggregate, the greater of (x) $845.0 million and (y)  the maximum amount such that the Consolidated Secured Debt Ratio is not greater than 2.75:1.00 (provided that for purposes of determining the amount that may be Incurred under this Section 4.03(b)(i)(y), (i) all Indebtedness incurred under this Section 4.03(b)(i)(y) shall be deemed to be included in clause (l) of the definition of “Consolidated Secured Debt Ratio” and (ii) Indebtedness secured by Liens permitted under clause (25) of the definition of “Permitted Liens” shall be deemed to be outstanding in an aggregate amount equal to the maximum amount permitted to be incurred thereunder whether or not so outstanding) for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such Credit Facility Indebtedness is Incurred determined on a pro forma basis (including a pro forma application of the net proceeds therefrom (but without netting any cash received from the incurrence of such Indebtedness proposed to be incurred that is not otherwise applied)), as if the Credit Facility Indebtedness had been Incurred and the application of proceeds therefrom had occurred at the beginning of such four-quarter period;
(ii)    the Incurrence by the Issuer and the Guarantors of Indebtedness represented by the Initial Notes and the Guarantees (excluding any Additional Notes and related guarantees thereof);
(iii)    Indebtedness existing on the Issue Date (other than Indebtedness described in clauses (i) and (ii) of this Section 4.03(b));
(iv)    Indebtedness (including Financing Lease Obligations) Incurred by the Issuer or any Restricted Subsidiary, Disqualified Stock issued by the Issuer or any Restricted Subsidiary and Preferred Stock issued by any Restricted Subsidiary to finance (whether prior to or within 270 days after) the acquisition, lease, construction, installation, repair, replacement or improvement of property (real or personal) or equipment (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets) and Attributable Debt in respect of any sale and leaseback arrangements not in violation of this Indenture in an aggregate principal amount that, when aggregated with the principal amount or liquidation preference of all other Indebtedness, Disqualified Stock or Preferred Stock then outstanding and Incurred pursuant to this clause (iv), together with any Refinancing Indebtedness in respect thereof Incurred pursuant to clause (xv) below, does not exceed the greater of $100.0 million and 8.0% of Total Assets at any one time outstanding (plus, in the case of any Refinancing Indebtedness, the Additional Refinancing Amount);
(v)    Indebtedness Incurred by the Issuer or any Restricted Subsidiary constituting reimbursement obligations with respect to letters of credit and bank guarantees issued in the ordinary course of business, including without limitation letters of credit in respect of workers’ compensation claims, health, disability or other benefits to employees or former employees or their families or property, casualty or liability insurance or self-insurance, and letters of credit in connection with the maintenance of, or pursuant to the requirements of, environmental law or permits or licenses from governmental authorities, or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims;
(vi)    Indebtedness arising from agreements of the Issuer or any Restricted Subsidiary providing for indemnification, adjustment of acquisition or purchase price or similar obligations (including earn-outs), in each case, Incurred or assumed in connection with any Investments or any acquisition or disposition of any business, assets or a Subsidiary not prohibited by this Indenture, other than guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition;
(vii)    Indebtedness of the Issuer to a Restricted Subsidiary; provided that (except in respect of intercompany liabilities incurred in the ordinary course of business in connection with the cash management, tax and accounting operations of the Issuer and its Subsidiaries) any such Indebtedness owed to a Restricted Subsidiary that is not a Guarantor is subordinated in right of payment to the obligations of the Issuer under the Notes; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien but not the transfer thereof upon foreclosure) shall be deemed, in each case, to be an Incurrence of such Indebtedness not permitted by this clause (vii);
(viii)    shares of Preferred Stock of a Restricted Subsidiary issued to the Issuer or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary that holds such shares of Preferred Stock of another Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Issuer or another Restricted Subsidiary) shall be deemed, in each case, to be an issuance of shares of Preferred Stock not permitted by this clause (viii);
(ix)    Indebtedness of a Restricted Subsidiary to the Issuer or another Restricted Subsidiary; provided that if a Guarantor incurs such Indebtedness to a Restricted Subsidiary that is not a Guarantor (except in respect of intercompany liabilities incurred in the ordinary course of business in connection with the cash management, tax and accounting operations of the Issuer and its Subsidiaries), such Indebtedness is subordinated in right of payment to the Guarantee of such Guarantor; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary holding such Indebtedness ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien but not the transfer thereof upon foreclosure) shall be deemed, in each case, to be an Incurrence of such Indebtedness not permitted by this clause (ix);
(x)    the issuance of Preferred Stock (A) by a Foreign Subsidiary in lieu of the issuance of non-voting common stock if (i) the laws of the jurisdiction of incorporation of such Subsidiary precludes the issuance of non-voting common stock and (ii) the preferential rights afforded to the holders of such Preferred Stock are limited to those customarily provided for in such jurisdiction in respect of the issuance of non-voting stock, (B) by a Restricted Subsidiary which is a joint venture with a third party which is not an Affiliate of the Issuer or a Restricted Subsidiary and (C) by a Restricted Subsidiary pursuant to obligations with respect to the issuance of Preferred Stock which exist at the time such Person becomes a Restricted Subsidiary and which were not created in connection with or in contemplation of such Person becoming a Restricted Subsidiary;
(xi)    obligations (including reimbursement obligations with respect to letters of credit, bank guarantees, warehouse receipts and similar instruments) in respect of performance, indemnity, bid, appeal and surety bonds, completion guarantees and similar obligations provided by the Issuer or any Restricted Subsidiary in the ordinary course of business or consistent with past practice or industry practice;
(xii)    Indebtedness or Disqualified Stock of the Issuer or Indebtedness, Disqualified Stock or Preferred Stock of any Restricted Subsidiary in an aggregate principal amount or liquidation preference at any time outstanding, which when aggregated with the principal amount or liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then Incurred and outstanding pursuant to this clause (xii), together with any Refinancing Indebtedness in respect thereof Incurred pursuant to clause (xv) below, does not exceed the greater of $100.0 million and 8.0% of Total Assets (plus, in the case of any Refinancing Indebtedness, the Additional Refinancing Amount) (it being understood that any Indebtedness Incurred pursuant to this clause (xii) shall cease to be deemed Incurred or outstanding for purposes of this clause (xii) but shall be deemed Incurred for purposes of Section 4.03(a) from and after the first date on which the Issuer, or the Restricted Subsidiary, as the case may be, could have Incurred such Indebtedness under Section 4.03(a) without reliance upon this clause (xii));
(xiii)    Indebtedness or Disqualified Stock of the Issuer or any Restricted Subsidiary and Preferred Stock of any Restricted Subsidiary in an aggregate principal amount or liquidation preference at any time outstanding, together with Refinancing Indebtedness in respect thereof Incurred pursuant to clause (xv) hereof, not greater than 100.0% of the net cash proceeds received by the Issuer since immediately after the Issue Date from the issue or sale of Equity Interests of the Issuer or any direct or indirect parent entity of the Issuer (which proceeds are contributed to the Issuer) or cash contributed to the capital of the Issuer (in each case other than proceeds of Disqualified Stock or sales of Equity Interests to, or contributions received from the Issuer or any of its Subsidiaries) to the extent such net cash proceeds or cash have not been applied to make Restricted Payments or to make other Investments, payments or exchanges pursuant to Section 4.04(b) or to make Permitted Investments (other than Permitted Investments specified in clauses (1) and (3) of the definition thereof) (plus, in the case of any Refinancing Indebtedness, the Additional Refinancing Amount) (it being understood that any Indebtedness Incurred pursuant to this clause (xiii) shall cease to be deemed Incurred or outstanding for purposes of this clause (xiii) but shall be deemed Incurred for the purposes of Section 4.03(a) from and after the first date on which the Issuer, or the Restricted Subsidiary, as the case may be, could have Incurred such Indebtedness under Section 4.03(a) without reliance upon this clause (xiii));
(xiv)    any guarantee by the Issuer or any Restricted Subsidiary of Indebtedness or other obligations of the Issuer or any Restricted Subsidiary so long as the Incurrence of such Indebtedness Incurred by the Issuer or such Restricted Subsidiary is permitted under the terms of this Indenture; provided that (A) if such Indebtedness is by its express terms subordinated in right of payment to the Notes or the Guarantee of the Issuer or such Restricted Subsidiary, as applicable, any such guarantee with respect to such Indebtedness shall be subordinated in right of payment to the Notes or such Guarantee, as applicable, substantially to the same extent as such Indebtedness is subordinated to the Notes or the Guarantee, as applicable, and (B) if such guarantee is of Indebtedness of the Issuer, such guarantee is Incurred in accordance with, or not in contravention of, Section 4.11 solely to the extent Section 4.11 is applicable;
(xv)    the Incurrence by the Issuer or any Restricted Subsidiary of Indebtedness, the issuance by the Issuer of Disqualified Stock or the issuance by any Restricted Subsidiary of Preferred Stock, that serves to refund, refinance, extend, renew, repay, prepay, purchase, redeem, defease or otherwise retire any Indebtedness Incurred or Disqualified Stock or Preferred Stock issued as permitted under Section 4.03(a) and clauses (ii), (iii), (iv), (xii), (xiii), (xv) and (xvi) of this Section 4.03(b) up to the outstanding principal amount (or, if applicable, the liquidation preference, face amount, or the like) or, if greater, committed amount (only to the extent the committed amount could have been Incurred on the date of initial Incurrence and was deemed Incurred at such time for the purposes of this Section 4.03) of such Indebtedness or Disqualified Stock or Preferred Stock, in each case at the time such Indebtedness was Incurred or Disqualified Stock or Preferred Stock was issued pursuant to Section 4.03(a) or clauses (ii), (iii), (iv), (xii), (xiii), (xv) and (xvi) of this Section 4.03(b), or any Indebtedness, Disqualified Stock or Preferred Stock Incurred to so refund, refinance, extend, renew, repay, prepay, purchase, redeem, defease or otherwise retire such Indebtedness, Disqualified Stock or Preferred Stock, plus any additional Indebtedness, Disqualified Stock or Preferred Stock Incurred to pay premiums (including tender premiums), accrued and unpaid interest, expenses, defeasance costs and fees in connection therewith (subject to the following proviso, “Refinancing Indebtedness”) prior to its respective maturity; provided, however, that such Refinancing Indebtedness:
(1)    except for Indebtedness Incurred pursuant Section 4.03(b)(i) or (iv) or Secured Indebtedness, has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is Incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being refunded, refinanced or defeased or requires no or nominal cash payments prior to the date that is 91 days after the Maturity Date;
(2)    to the extent such Refinancing Indebtedness refinances (a) Indebtedness junior to the Notes or a Guarantee, as applicable, such Refinancing Indebtedness is junior to the Notes or the Guarantee, as applicable, or (b) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness is Disqualified Stock or Preferred Stock; and
(3)    shall not include (x) Indebtedness of a Restricted Subsidiary that is not a Guarantor that refinances Indebtedness of the Issuer or a Guarantor, or (y) Indebtedness of the Issuer or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary;
(xvi)    Indebtedness, Disqualified Stock or Preferred Stock of (A) the Issuer or any Restricted Subsidiary Incurred to finance an acquisition or (B) Persons that are acquired by the Issuer or any Restricted Subsidiary or are merged, consolidated or amalgamated with or into the Issuer or any Restricted Subsidiary in accordance with the terms of this Indenture (so long as such Indebtedness is not incurred in contemplation of such acquisition, merger, consolidation or amalgamation); provided that after giving effect to such acquisition or merger, consolidation or amalgamation, either:

(1)    the Issuer would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.03(a); or
(2)    the Fixed Charge Coverage Ratio of the Issuer would be no less than immediately prior to such acquisition or merger, consolidation or amalgamation;
provided that the then outstanding aggregate principal amount of Indebtedness (including Acquired Indebtedness), Disqualified Stock and Preferred Stock that may be Incurred pursuant to this Section 4.03(b)(xvi) and Section 4.03(a), in each case by Restricted Subsidiaries that are not Guarantors shall not exceed $150.0 million.
(xvii)    contingent obligations to financial institutions, in each case to the extent Incurred in the ordinary course of business and on terms and conditions which are within the general parameters customary in the banking industry (as determined in good faith by the Issuer), entered into to obtain cash management services or deposit account overdraft protection services (in an amount similar to those offered for comparable services in the financial industry) or other services in connection with the management or opening of deposit accounts or Incurred as a result of endorsement of negotiable instruments for deposit or collection purposes and other customary contingent obligations of the Issuer and its Restricted Subsidiaries Incurred in the ordinary course of business;
(xviii)    Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within ten (10) Business Days of its Incurrence;
(xix)    Indebtedness of the Issuer or any Restricted Subsidiary supported by a letter of credit or bank guarantee issued pursuant to Credit Facility Indebtedness, in a principal amount not in excess of the stated amount of such letter of credit;
(xx)    Indebtedness of Foreign Subsidiaries in an aggregate amount not to exceed $50.0 million;
(xxi)    Indebtedness of the Issuer or any Restricted Subsidiary consisting of (A) the financing of insurance premiums or (B) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;
(xxii)    Indebtedness consisting of Indebtedness of the Issuer or a Restricted Subsidiary to current or former officers, directors and employees thereof or any direct or indirect parent thereof, their respective estates, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of the Issuer or any direct or indirect parent of the Issuer to the extent described in Section 4.04(b)(iv);
(xxiii)    Indebtedness in respect of Obligations of the Issuer or any Restricted Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services; provided that such obligations are Incurred in connection with open accounts extended by suppliers on customary trade terms in the ordinary course of business and not in connection with the borrowing of money or any Hedging Obligations;

(xxiv)    to the extent constituting Indebtedness, obligations of the Issuer and the Restricted Subsidiaries arising under agreements for the provision of cash management services and cash pooling arrangements entered into in the ordinary course of business;
(xxv)    Indebtedness to the extent that the net proceeds thereof are promptly deposited to defease or to satisfy and discharge the Notes and this Indenture;
(xxvi)    Hedging Obligations for the purpose of limiting interest rate risk with respect to any Indebtedness permitted to be incurred pursuant to this covenant, exchange rate risk or commodity pricing risk (excluding Hedging Obligations entered into for speculative purposes); and
(xxvii)    distributions or dividends, or declarations of the same, or rights to, or the issuance of, equity securities in connection with and in accordance with the terms of a shareholder rights plan adopted to deter takeovers or to protect net operating losses.
(c)    For purposes of determining compliance with this Section 4.03, in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of permitted Indebtedness described in clauses (i) through (xxvii) of Section 4.03(b) above or is entitled to be Incurred pursuant to Section 4.03(a), then the Issuer may, in its sole discretion, classify or reclassify, and later divide, classify or reclassify (as if Incurred at such later time), such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) in any manner that complies with this Section 4.03; provided that Indebtedness outstanding under the Credit Agreement on the Issue Date shall be deemed Incurred under clause (i)(x) of Section 4.03(b) above and may not be reclassified.
Accrual of interest, the accretion of accreted value, the payment of interest or dividends in the form of additional Indebtedness, Disqualified Stock or Preferred Stock, as applicable, amortization of original issue discount, the accretion of liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies will not be deemed to be an Incurrence of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this Section 4.03. Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness which is otherwise included in the determination of a particular amount of Indebtedness shall not be included in the determination of such amount of Indebtedness; provided that the Incurrence of the Indebtedness represented by such guarantee or letter of credit, as the case may be, was in compliance with this Section 4.03.
For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term debt, or first committed or first Incurred (whichever yields the lower U.S. dollar equivalent), in the case of revolving credit debt. However, if the Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and the refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of the refinancing, the U.S. dollar-denominated restriction will be deemed not to have been exceeded so long as the principal amount of the refinancing Indebtedness does not exceed the principal amount of the Indebtedness being refinanced.

Notwithstanding any other provision of this Section 4.03, the maximum amount of Indebtedness that the Issuer and the Restricted Subsidiaries may Incur pursuant to this Section 4.03 shall not be deemed to be exceeded, with respect to any outstanding Indebtedness, solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, will be calculated based on the currency exchange rate applicable to the currencies in which the respective Indebtedness is denominated that is in effect on the date of the refinancing.
SECTION 4.04    Limitation on Restricted Payments.
(a)    The Issuer shall not, and shall not permit any of the Restricted Subsidiaries to, directly or indirectly:
(i)    declare or pay any dividend or make any distribution on account of any of the Issuer’s or any of the Restricted Subsidiaries’ Equity Interests, including any payment made in connection with any merger, amalgamation or consolidation involving the Issuer (other than (A) dividends or distributions payable solely in Equity Interests (other than Disqualified Stock) of the Issuer and (B) dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary that is not a Wholly Owned Restricted Subsidiary, the Issuer or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities);
(ii)    purchase or otherwise acquire or retire for value any Equity Interests of the Issuer or any direct or indirect parent of the Issuer held by Persons other than the Issuer or a Restricted Subsidiary;
(iii)    make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, in each case prior to any scheduled repayment or scheduled maturity, any Subordinated Indebtedness of the Issuer or any Guarantor (other than the payment, redemption, repurchase, defeasance, acquisition or retirement of (A) Subordinated Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such payment, redemption, repurchase, defeasance, acquisition or retirement and (B) Indebtedness permitted under clauses (vii) and (ix) of Section 4.03(b)); or
(iv)    make any Restricted Investment
(all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:
(1)    no Default shall have occurred and be continuing or would occur upon such payment or other action;
(2)    immediately after giving effect to such transaction on a pro forma basis, the Issuer could Incur $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test under Section 4.03(a); and
(3)    such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and the Restricted Subsidiaries after the Issue Date

(including Restricted Payments permitted by clauses (i), (vi)(C), (viii), (x) and (xii) (to the extent provided therein) of Section 4.04(b), but excluding all other Restricted Payments permitted by Section 4.04(b)), is less than the amount equal to the Cumulative Credit.
(b)    The provisions of Section 4.04(a) shall not prohibit:
(i)    the payment of any dividend or distribution or the consummation of any irrevocable redemption within sixty (60) days after the date of declaration thereof or the giving of irrevocable notice, as applicable, if at the date of declaration or the giving notice of such irrevocable redemption, as applicable, such payment would have complied with the provisions of this Indenture (assuming, in the case of a redemption payment, the giving of the notice of such redemption payment would have been deemed a Restricted Payment at such time);
(ii)     the redemption, repurchase, retirement or other acquisition of any Equity Interests (“Retired Capital Stock”) of the Issuer, any direct or indirect parent of the Issuer or any Guarantor or Subordinated Indebtedness, in each case in exchange for, or out of the proceeds of, the substantially concurrent sale of, Equity Interests of the Issuer or any direct or indirect parent of the Issuer or contributions to the equity capital of the Issuer (other than any Disqualified Stock or any Equity Interests sold to the Issuer or a Subsidiary of the Issuer) (collectively, including any such contributions, “Refunding Capital Stock”); (B) the declaration and payment of dividends on the Retired Capital Stock out of the proceeds of the substantially concurrent sale (other than to a Subsidiary of the Issuer) of Refunding Capital Stock; and (C) if immediately prior to the retirement of Retired Capital Stock, the declaration and payment of dividends thereon was permitted under clause (vi) of this Section 4.04(b) and not made pursuant to clause (ii)(B), the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, repurchase, retire or otherwise acquire any Equity Interests of any direct or indirect parent of the Issuer) in an aggregate amount per year no greater than the aggregate amount of dividends per annum that were declarable and payable on such Retired Capital Stock immediately prior to such retirement;
(iii)    the payment, prepayment, refinancing, redemption, repurchase, defeasance, or other acquisition or retirement of Subordinated Indebtedness of the Issuer or any Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of the Issuer or a Guarantor, which is Incurred in accordance with Section 4.03 so long as:
(1)    the principal amount (or accreted value, if applicable) of such new Indebtedness does not exceed the principal amount (or accreted value, if applicable), plus any accrued and unpaid interest, if any, of the Subordinated Indebtedness being so paid, prepaid, refinanced, redeemed, repurchased, defeased, acquired or retired for value (plus the amount of any premium required to be paid under the terms of the instrument governing the Subordinated Indebtedness being so paid, prepaid, refinanced, redeemed, repurchased, defeased, acquired or retired for value, plus any tender premiums, plus any defeasance costs, fees and expenses incurred in connection therewith),
(2)    such Indebtedness is subordinated to the Notes or the related Guarantee of such Guarantor, as the case may be, at least to the same extent as such Subordinated Indebtedness so paid, prepaid, refinanced, redeemed, repurchased, defeased, acquired or retired for value,

(3)    such Indebtedness has a final scheduled maturity date equal to or later than the earlier of (x) the final scheduled maturity date of the Subordinated Indebtedness being so paid, prepaid, refinanced, redeemed, repurchased, defeased, acquired or retired for value and (y) 91 days following the Maturity Date, and
(4)    such Indebtedness has a Weighted Average Life to Maturity at the time Incurred which is not less than the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness being so paid, prepaid, refinanced, redeemed, repurchased, defeased, acquired or retired for value (or requires no or nominal payments in cash prior to the date that is 91 days following the Maturity Date);
(iv)    a Restricted Payment to pay for the repurchase, retirement or other acquisition for value (including, without limitation, in respect of any withholding or similar taxes payable) of Equity Interests of the Issuer or any direct or indirect parent of the Issuer held by any future, present or former employee, director, officer or consultant of the Issuer or any Subsidiary of the Issuer or any direct or indirect parent of the Issuer pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or other agreement or arrangement; provided, however, that the aggregate Restricted Payments made under this clause (iv) do not exceed $10.0 million in any calendar year, with unused amounts in any calendar year being permitted to be carried over to the next succeeding calendar year (but not to any subsequent calendar year); provided, further, however, that such amount in any calendar year may be increased by an amount not to exceed:
(1)    the cash proceeds received by the Issuer or any of the Restricted Subsidiaries from the sale of Equity Interests (other than Disqualified Stock) of the Issuer or any direct or indirect parent of the Issuer (to the extent contributed to the Issuer) to employees, directors, officers or consultants of the Issuer and the Restricted Subsidiaries or any direct or indirect parent of the Issuer that occurs after the Issue Date (provided that the amount of such cash proceeds utilized for any such repurchase, retirement, other acquisition or dividend will not increase the amount available for Restricted Payments under Section 4.04(a)(iii)) and such cash proceeds have not been used to Incur Indebtedness, Disqualified Stock or Preferred Stock pursuant to Section 4.03(b)(xiii), plus
(2)    the cash proceeds of key man life insurance policies received by the Issuer or any direct or indirect parent of the Issuer (to the extent contributed to the Issuer) or the Restricted Subsidiaries after the Issue Date;
provided that the Issuer may elect to apply all or any portion of the aggregate increase contemplated by clauses (1) and (2) above in any calendar year; and provided, further, that cancellation of Indebtedness owing to the Issuer or any Restricted Subsidiary from any present or former employees, directors, officers or consultants of the Issuer, any Restricted Subsidiary or any direct or indirect parent of the Issuer in connection with a repurchase of Equity Interests of the Issuer or any of its direct or indirect parents will not be deemed to constitute a Restricted Payment for purposes of this Section 4.04 or any other provision of this Indenture;
(v)    the declaration and payment of dividends or distributions to holders of any class or series of Disqualified Stock of the Issuer or any Restricted Subsidiary issued or incurred in accordance with Section 4.03;

(vi)    (A) the declaration and payment of dividends or distributions to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued after the Issue Date; (B) a Restricted Payment to any direct or indirect parent of the Issuer, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of any direct or indirect parent of the Issuer issued after the Issue Date; provided that the aggregate amount of dividends declared and paid pursuant to this clause (B) does not exceed the net cash proceeds actually received by the Issuer from any such sale of Designated Preferred Stock (other than Disqualified Stock) issued after the Issue Date; and (C) the declaration and payment of dividends on Refunding Capital Stock that is Preferred Stock in excess of the dividends declarable and payable thereon pursuant to Section 4.04(b)(ii); provided, however, in the case of each of clauses (A) and (C) of this clause (vi), that for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock, after giving effect to such issuance (and the payment of dividends or distributions and treating such Designated Preferred Stock as Indebtedness for borrowed money for such purpose) on a pro forma basis (including a pro forma application of the net proceeds therefrom), the Issuer would have had a Fixed Charge Coverage Ratio of at least 2.00 to 1.00;
(vii)    Investments in Unrestricted Subsidiaries having an aggregate Fair Market Value (as determined in good faith by the Issuer), taken together with all other Investments made pursuant to this clause (vii) that are at that time outstanding, not to exceed $50.0 million; provided, however, that if any Investment pursuant to this clause (vii) is made in any Person that is not the Issuer or a Restricted Subsidiary at the date of the making of such Investment and such Person becomes the Issuer or a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) of the definition of “Permitted Investments” and shall cease to have been made pursuant to this clause (vii) for so long as such Person continues to be the Issuer or a Restricted Subsidiary;
(viii)    the purchase, redemption, defeasance or other acquisition or retirement for value of, the Issuer’s common stock (or a Restricted Payment to any direct or indirect parent of the Issuer to fund the payment by such direct or indirect parent of the Issuer such company’s purchase, redemption, defeasance or other acquisition or retirement for value of such company’s common stock) or the declaration and payment of dividends on the Issuer’s common stock in an amount not to exceed, per annum, $25.0 million;
(ix)    Restricted Payments that are made with (or in an aggregate amount that does not exceed the aggregate amount of) Excluded Contributions;
(x)    other Restricted Payments in an aggregate amount, when taken together with all other Restricted Payments made pursuant to this clause (x) that are at that time outstanding, not to exceed $50.0 million;
(xi)    the distribution, as a dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Issuer or a Restricted Subsidiary by, Unrestricted Subsidiaries;
(xii)    any Restricted Payments, so long as, after giving pro forma effect to the payment of any such Restricted Payment and the Incurrence of any Indebtedness used to make such Restricted Payment (without netting any cash received from the incurrence of such Indebtedness), the Consolidated Leverage Ratio shall be no greater than 3.25 to 1.00;

(xiii)    repurchases of Equity Interests to fund payments made or expected to be made by the Issuer or any Restricted Subsidiary in respect of withholding or similar taxes payable upon exercise of Equity Interests by any future, present or former employee, director, officer, member of management or consultant of the Issuer or any Restricted Subsidiary or any direct or indirect parent company of the Issuer (and the related payments of withholding or similar taxes) and repurchases of Equity Interests deemed to occur upon exercise of stock options, warrants or other convertible securities if such Equity Interests represent a portion of the exercise price of such options, warrants or other convertible securities
(xiv)    [Reserved];
(xv)    Restricted Payments by the Issuer or any Restricted Subsidiary to allow the payment of cash in lieu of the issuance of fractional shares upon the exercise of options or warrants or upon the conversion or exchange or vesting of Capital Stock of any such Person;
(xvi)    the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness pursuant to provisions similar to those described in Section 4.06 and Section 4.08; provided that all Notes tendered by holders of the Notes in connection with a Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired for value;
(xvii)    payments or distributions to dissenting stockholders pursuant to applicable law, pursuant to or in connection with a consolidation, amalgamation, merger or transfer of all or substantially all of the assets of the Issuer and the Restricted Subsidiaries, taken as a whole, that complies with Section 5.01; provided that as a result of such consolidation, amalgamation, merger or transfer of assets, the Issuer shall have made a Change of Control Offer (if required by Section 4.08) and that all notes tendered by holders in connection with such Change of Control Offer have been repurchased, redeemed or acquired for value;
(xviii)    Investments in joint ventures having an aggregate Fair Market Value (as determined in good faith by the Issuer), taken together with all other Investments made pursuant to this clause (xviii) that are at that time outstanding, not to exceed $50.0 million; provided, however, that if any Investment pursuant to this clause (xviii) is made in any Person that is not the Issuer or a Restricted Subsidiary at the date of the making of such Investment and such Person becomes the Issuer or a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) of the definition of “Permitted Investments” and shall cease to have been made pursuant to this clause (xviii) for so long as such Person continues to be the Issuer or a Restricted Subsidiary; and
(xix)    distributions or dividends, or declarations of the same, or rights to, or the issuance of, equity securities in connection with and in accordance with the terms of a shareholder rights plan adopted to deter takeovers or to protect net operating losses.
provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (vii), (viii), (x), (xii) and (xviii) of this Section 4.04(b), no Default shall have occurred and be continuing or would occur as a consequence thereof; provided, further, that any Restricted Payments made with property other than cash shall be calculated using the Fair Market Value (as determined in good faith by the Issuer) of such property.

(c)    As of the Issue Date, all of the Subsidiaries of the Issuer will be Restricted Subsidiaries. The Issuer will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the definition of “Unrestricted Subsidiary.” For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Issuer and the Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of “Investments.” Such designation will only be permitted if a Restricted Payment or Permitted Investment in such amount would be permitted at such time and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.
SECTION 4.05    Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries. The Issuer shall not, and shall not permit any Restricted Subsidiary that is not a Guarantor to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of the Issuer or any such Restricted Subsidiary to:
(a)    pay dividends or make any other distributions to the Issuer or any Restricted Subsidiary that is a Guarantor (1) on its Capital Stock; or (2) with respect to any other interest or participation in, or measured by, its profits;
(b)    make loans or advances to the Issuer or any Restricted Subsidiary that is a Guarantor and a direct or indirect parent of such Restricted Subsidiary; or
(c)    sell, leave or transfer any of its properties or assets to the Issuer or a Guarantor;
except in each case for such encumbrances or restrictions existing under or by reason of:
(1)    (i) contractual encumbrances or restrictions in effect on the Issue Date and (ii) contractual encumbrances or restrictions pursuant to the Credit Agreement and the other Credit Agreement Documents and, in each case, any similar contractual encumbrances effected by any amendments, modifications, restatements, renewals, supplements, refundings, replacements or refinancings of such agreements or instruments;
(2)    this Indenture, the Notes or the Guarantees;
(3)    applicable law or any applicable rule, regulation or order;
(4)    any agreement or other instrument of a Person acquired by the Issuer or any Restricted Subsidiary which was in existence at the time of such acquisition (but not created in contemplation thereof or to provide all or any portion of the funds or credit support utilized to consummate such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired;
(5)    contracts or agreements for the sale of assets, including any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary;

(6)    agreements or other instruments evidencing Secured Indebtedness otherwise permitted to be Incurred pursuant to Section 4.03 and Section 4.12 that limit the right of the debtor to dispose of the assets securing such Indebtedness;
(7)    restrictions on cash or other deposits or net worth imposed under contracts entered into in the ordinary course of business;
(8)    customary provisions in joint venture agreements, partnership agreements, limited liability company agreements and similar agreements required in connection with the entering into of such transaction;
(9)    purchase money obligations for property acquired in the ordinary course of business and Financing Lease Obligations otherwise not prohibited under this Indenture;
(10)    customary provisions contained in leases, licenses (including with respect to intellectual property) and other similar agreements entered into in the ordinary course of business;
(11)    Permitted Liens;
(12)    any instrument governing any Indebtedness or Capital Stock of any Unrestricted Subsidiary as in effect on the date, if any, that such Unrestricted Subsidiary is redesignated as a Restricted Subsidiary, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than such redesignated Restricted Subsidiary and its Subsidiaries and the respective properties and assets of such redesignated Restricted Subsidiary and its Subsidiaries;
(13)    any encumbrance or restriction that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract, or the assignment or transfer of any such lease, license (including without limitations, licenses of intellectual property) or other contracts;
(14)    any encumbrances or restrictions of the type referred to in Section 4.05(a), (b) or (c) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (13) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Issuer, not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing; or
(15)    any agreement governing Indebtedness otherwise permitted to be incurred pursuant to Section 4.03, provided that the provisions relating to such encumbrance or restriction contained in such Indebtedness, taken as a whole, are no less favorable to the Issuer in any material respect as determined by the Issuer in its reasonable and good faith judgment than the provisions contained in the Credit Agreement or in this Indenture as in effect on the Issue Date.

For purposes of determining compliance with this Section 4.05, (i) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock shall not be deemed a restriction on the ability to make distributions on Capital Stock and (ii) the subordination of loans or advances made to the Issuer or a Restricted Subsidiary to other Indebtedness Incurred by the Issuer or any such Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances.
SECTION 4.06    Asset Sales. The Issuer shall not, and shall not permit any of the Restricted Subsidiaries to, cause or make an Asset Sale, unless (x) the Issuer or any Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value (as determined in good faith by the Issuer at the time of contractually agreeing to such Asset Sale) of the assets sold or otherwise disposed of, and (y) at least 75% of the consideration therefor, together with all other Asset Sales since the Issue Date received by the Issuer or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents.
The following shall be deemed to be Cash Equivalents for purposes of this Section 4.06:
(i)    any liabilities (as shown on the Issuer’s or a Restricted Subsidiary’s most recent balance sheet or in the notes thereto) of the Issuer or a Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes or any Guarantee) that are assumed by the transferee of any such assets or that are otherwise cancelled or terminated in connection with the transaction with such transferee,
(ii)    any notes or other obligations or other securities or assets received by the Issuer or such Restricted Subsidiary from such transferee that are converted by the Issuer or such Restricted Subsidiary into cash within 180 days of the receipt thereof (to the extent of the cash received),
(iii)    Indebtedness of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Asset Sale, to the extent that the Issuer and each other Restricted Subsidiary are released from any guarantee of payment of such Indebtedness in connection with the Asset Sale,
(iv)    any Indebtedness (other than liabilities that are by their terms subordinated to the Note Obligations), contingent or otherwise, of the Issuer (as shown on the Issuer’s most recent consolidated balance sheet or in the notes thereto or, if incurred or accrued subsequent to the date of such balance sheet, such liabilities that would have been reflected on the Issuer’s or such Restricted Subsidiary’s balance sheet or in the notes thereto if such incurrence or accrual had taken place on or prior to the date of such balance sheet in the good faith determination of the Issuer) that are extinguished in connection with the transactions relating to such Asset Sale or are assumed by the transferee of any such assets pursuant to a customary novation or indemnity agreement that releases the Issuer from or indemnifies against further liability, and
(v)    any Designated Non-cash Consideration received by the Issuer or any Restricted Subsidiary in such Asset Sale having an aggregate Fair Market Value (as determined in good faith by the Issuer), taken together with all other Designated Non-cash Consideration received pursuant to this Section 4.06(a)(v) that is at that time outstanding, not to exceed the greater of (x) $100.0 million and (y) 8.0% of Total Assets (with the Fair Market Value of each item of

Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value).
(b)    Within 365 days after the Issuer’s or any Restricted Subsidiary’s receipt of the Net Proceeds of any Asset Sale, the Issuer or such Restricted Subsidiary may apply the Net Proceeds from such Asset Sale, at its option:
(i)    to repay, prepay, purchase, redeem, acquire or otherwise reduce (A) Indebtedness constituting Credit Facility Indebtedness and other Pari Passu Indebtedness in each case that is secured by a Lien permitted under this Indenture (and, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto), (B) Indebtedness of a Restricted Subsidiary that is not a Guarantor, (C) Notes Obligations (provided that such purchases are at or above 100% of the principal amount thereof) or (D) other Pari Passu Indebtedness (provided that if the Issuer or any Guarantor shall so reduce the Obligations under unsecured Pari Passu Indebtedness under this clause (D), the Issuer will equally and ratably reduce Notes Obligations pursuant to Section 3.01, through open-market purchases (provided that such purchases are at or above 100% of the principal amount thereof or, in the event that the Notes were issued with significant original issue discount, 100% of the accreted value thereof) or by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all holders to purchase at a purchase price equal to 100% of the principal amount thereof (or, in the event that the Notes were issued with significant original issue discount, 100% of the accreted value thereof), plus accrued and unpaid interest, if any, on the pro rata principal amount of Notes being repurchased), in each case other than Indebtedness owed to the Issuer or an Affiliate of the Issuer; or
(ii)    to invest in Replacement Assets or to reimburse the cost of any investment in Replacement Assets incurred on or after the date on which the Asset Sale giving rise to such Net Proceeds was contractually committed.
In the case of Section 4.06(b)(ii), a binding commitment entered into not later than such 365th day shall be treated as a permitted application of the Net Proceeds from the date of such commitment so long as the Issuer or such Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Proceeds will be applied to satisfy such commitment within 180 days of such commitment; provided that in the event such binding commitment is later canceled or terminated for any reason before such Net Proceeds are so applied, then such Net Proceeds shall constitute Excess Proceeds.
Pending the final application of any such Net Proceeds, the Issuer or such Restricted Subsidiary may temporarily reduce Credit Facility Indebtedness, if any, or otherwise invest such Net Proceeds in any manner not prohibited by this Indenture. Any Net Proceeds from any Asset Sale that are not applied as provided and within the time period set forth in the first sentence of this Section 4.06(b) (it being understood that any portion of such Net Proceeds used to make an offer to purchase Notes, as described in clause (i) of this Section 4.06(b), shall be deemed to have been invested whether or not such offer is accepted) will be deemed to constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $50.0 million, the Issuer shall make an offer to all holders of Notes (and, at the option of the Issuer, to holders of any other Pari Passu Indebtedness) (an “Asset Sale Offer”) to purchase the maximum principal amount of Notes (and, if applicable, such other Pari Passu Indebtedness), that is at least $2,000 and an integral multiple of $1,000 in excess thereof that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof (or, in the event the Notes or other Pari Passu Indebtedness were issued with significant original issue discount,

100% of the accreted value thereof), plus accrued and unpaid interest, if any, (or, in respect of such other Pari Passu Indebtedness, such lesser price, if any, as may be provided for by the terms of such other Pari Passu Indebtedness), to, but excluding, the date fixed for the closing of such offer, in accordance with the procedures set forth in this Indenture. The Issuer will commence an Asset Sale Offer with respect to Excess Proceeds within twenty (20) Business Days after the date that Excess Proceeds exceeds $50.0 million by mailing, or delivering electronically if the Notes are held by the Depository, the notice required pursuant to the terms of this Indenture, with a copy to the Trustee. To the extent that the aggregate amount of Notes (and such other Pari Passu Indebtedness) tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuer may use any remaining Excess Proceeds for any purpose that is not prohibited by this Indenture. If the aggregate principal amount of Notes (and such other Pari Passu Indebtedness) surrendered by holders thereof exceeds the amount of Excess Proceeds, the Trustee, upon receipt of notice from the Issuer of the aggregate principal amount to be selected, shall select the Notes to be purchased in the manner described in Section 4.06(e). The Issuer may satisfy the foregoing obligation with respect to any Net Proceeds from an Asset Sale by making an Asset Sale Offer with respect to such Net Proceeds prior to the expiration of the relevant 365 days (or such longer period provided by this Section 4.06(b)). Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.
(c)    The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this Indenture by virtue thereof.
(d)    Not later than the date upon which written notice of an Asset Sale Offer is delivered to the Trustee as provided above, the Issuer shall deliver to the Trustee an Officer’s Certificate as to (i) the amount of the Excess Proceeds, (ii) the allocation of the Net Proceeds from the Asset Sales pursuant to which such Asset Sale Offer is being made and (iii) the compliance of such allocation with the provisions of Section 4.06(b).
(e)    Holders electing to have a Note purchased shall be required to surrender such Note, with an appropriate form duly completed, to the Issuer at the address specified in the notice at least three (3) Business Days prior to the purchase date. Holders shall be entitled to withdraw their election if the Trustee or the Issuer receives not later than one (1) Business Day prior to the purchase date, a telegram, telex, facsimile transmission or letter setting forth the name of the holder, the principal amount of the Note which was delivered by the holder for purchase and a statement that such holder is withdrawing his election to have such Note purchased. If, at the expiration of the period for which the Asset Sale Offer remains open, more Notes (and such other Pari Passu Indebtedness) are tendered pursuant to an Asset Sale Offer than the Issuer is required to purchase, selection of such Notes for purchase shall be made by the Trustee by lot (and in such manner as complies with the requirements of the Depository, if applicable); provided that no Notes of $2,000 or less shall be purchased in part. Selection of such other Pari Passu Indebtedness shall be made pursuant to the terms of such other Pari Passu Indebtedness.
(f)    Notices of an Asset Sale Offer shall be mailed by the Issuer by first class mail, postage prepaid, or delivered electronically if held by the Depository, at least 30 but not more than 60 days before the purchase date to each holder of Notes at such holder’s registered address. If any Note is to be purchased in part only, any notice of purchase that relates to such Note shall state the portion of the principal amount thereof that has been or is to be purchased.

SECTION 4.07    Transactions with Affiliates.
(a)    The Issuer shall not, and shall not permit any of the Restricted Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction or series of transactions, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Issuer (each of the foregoing, an “Affiliate Transaction”) involving aggregate consideration in excess of $25.0 million, unless:
(i)    such Affiliate Transaction is on terms that are not materially less favorable to the Issuer or the relevant Restricted Subsidiary than those that could have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person; and
(ii)    with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $50.0 million, the Issuer delivers to the Trustee a resolution adopted by a majority of the Board of Directors of the Issuer (or a resolution adopted by a majority of the disinterested members of the Board of Directors of the Issuer), approving such Affiliate Transaction and set forth in an Officer’s Certificate certifying that such Affiliate Transaction complies with clause (i) above.
(b)    The provisions of Section 4.07(a) shall not apply to the following:
(i)    transactions between or among the Issuer and/or any of the Restricted Subsidiaries (or an entity that becomes a Restricted Subsidiary as a result of such transaction) and any merger, consolidation or amalgamation of the Issuer and any direct parent of the Issuer; provided that such parent shall have no material liabilities and no material assets other than cash, Cash Equivalents and the Capital Stock of the Issuer and such merger, consolidation or amalgamation is otherwise in compliance with the terms of this Indenture and effected for a bona fide business purpose;
(ii)    Restricted Payments permitted by Section 4.04 and Permitted Investments (other than clause (12) of the definition thereof);
(iii)    the payment of reasonable and customary fees and reimbursement of expenses paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Issuer, any Restricted Subsidiary, or any direct or indirect parent of the Issuer;
(iv)    transactions in which the Issuer or any Restricted Subsidiary, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Issuer or such Restricted Subsidiary from a financial point of view or meets the requirements of Section 4.07(a)(i);
(v)    payments or loans (or cancellation of loans) to officers, directors, employees or consultants which (in the case of officers or directors) are approved by a majority of the Board of Directors of the Issuer (or a majority of the disinterested members of the Board of Directors of the Issuer);
(vi)    any agreement as in effect as of the Issue Date or any amendment thereto or renewal, extension, restatement or replacement thereof (so long as any such agreement together with all amendments thereto and renewals, extensions, restatements and replacements thereof, taken as a whole, is not more disadvantageous to the holders of the Notes in any material respect than the original agreement as in effect on the Issue Date) or any transaction contemplated thereby as determined in good faith by the Issuer;
(vii)    the existence of, or the performance by the Issuer or any Restricted Subsidiary of its obligations under the terms of any stockholders or limited liability company agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date, and any transaction, agreement or arrangement described in the Offering Memorandum and, in each case, any amendment thereto or similar transactions, agreements or arrangements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Issuer or any Restricted Subsidiary of its obligations under, any future amendment to any such existing transaction, agreement or arrangement or under any similar transaction, agreement or arrangement entered into after the Issue Date shall only be permitted by this clause (vii) to the extent that the terms of any such existing transaction, agreement or arrangement together with all amendments thereto, taken as a whole, or new transaction, agreement or arrangement are not otherwise more disadvantageous to the holders of the Notes in any material respect than the original transaction, agreement or arrangement as in effect on the Issue Date;
(viii)    transactions with a Person that is an Affiliate of the Issuer solely because the Issuer or a Restricted Subsidiary owns an Equity Interest in, or controls, such Person;
(ix)    (A) transactions with customers, clients, suppliers or purchasers or sellers of goods or services, or transactions otherwise relating to the purchase or sale of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture, which are fair to the Issuer and the Restricted Subsidiaries in the reasonable determination of the Board of Directors or the senior management of the Issuer, or are on terms at least as favorable in all material respects as might reasonably have been obtained at such time from an unaffiliated party or (B) transactions with joint ventures or Unrestricted Subsidiaries entered into in the ordinary course of business and consistent with past practice or industry norm;
(x)    [Reserved];
(xi)    the issuance of Equity Interests (other than Disqualified Stock) of the Issuer to any Person;
(xii)    the issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, the funding of, or the making of payments pursuant to, employment, consulting and service agreements and arrangements, stock option and stock ownership plans, long-term incentive plans or similar employee or director benefit plans approved by the Board of Directors of the Issuer or any direct or indirect parent of the Issuer or the Board of Directors of a Restricted Subsidiary, as appropriate, in good faith;
(xiii)    any contribution to the capital of the Issuer;
(xiv)    transactions permitted by, and complying with, Section 5.01;
(xv)    transactions between the Issuer or any Restricted Subsidiary and any Person, a director of which is also a director of the Issuer or any direct or indirect parent of the Issuer;

provided, however, that such director abstains from voting as a director of the Issuer or such direct or indirect parent, as the case may be, on any matter involving such other Person;
(xvi)    pledges of Equity Interests of Unrestricted Subsidiaries;
(xvii)    the formation and maintenance of any consolidated group or subgroup for tax, accounting or cash pooling or cash management purposes in the ordinary course of business;
(xviii)    any employment agreements or any similar or related agreements entered into by the Issuer or any Restricted Subsidiary in the ordinary course of business;
(xix)    transactions undertaken in good faith (as certified by a responsible financial or accounting officer of the Issuer in an Officer’s Certificate) for the purpose of improving the consolidated tax efficiency of the Issuer and its Subsidiaries and not for the purpose of circumventing any covenant set forth in this Indenture; and
(xx)    transactions with any Person solely in its capacity as a holder of Indebtedness or Capital Stock of the Issuer or any of the Restricted Subsidiaries if such transaction provides for equal treatment of such Person and all other holders, in their capacity as holders, of the same series of such Indebtedness or of the same class of such Capital Stock.
SECTION 4.08    Change of Control.
(a)    Upon the occurrence of a Change of Control, each holder shall have the right to require the Issuer to repurchase all or any part of such holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase (subject to the right of the holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date), in accordance with the terms contemplated in this Section 4.08; provided, however, that notwithstanding the occurrence of a Change of Control, the Issuer shall not be obligated to purchase any Notes pursuant to this Section 4.08 in the event that it has previously or concurrently exercised its right to redeem such Notes in accordance with Article III of this Indenture.
(b)    Within 30 days following any Change of Control, except to the extent that the Issuer has exercised its right to redeem the Notes in accordance with Article III of this Indenture, the Issuer shall mail, or deliver electronically if the Notes are held by DTC, a notice (a “Change of Control Offer”) to each holder with a copy to the Trustee stating:
(i)    that a Change of Control Offer is being made pursuant to this Section 4.08 and that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment by the Issuer;
(ii)    the repurchase price (equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase, payable in cash (subject to the right of the holders of record on a Record Date to receive interest on the relevant Interest Payment Date));
(iii)    the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed, except in the case of a conditional Change of Control Offer made in advance as described below) (the “Change of Control Repurchase Date”);

(iv)    the instructions determined by the Issuer, consistent with this Section 4.08, that a holder must follow in order to have its Notes purchased;
(v)    that any Note not properly tendered will remain outstanding and continue to accrue interest;
(vi)    that unless the Issuer defaults in the payment of the Change of Control payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control repurchase date;
(vii)    that holders whose Notes are being purchased only in part will be issued new notes and such new notes will be equal in principal amount to the unpurchased portion of the Notes surrendered. The unpurchased portion of the Notes must be equal to at least $2,000 or any integral multiple of $1,000 in excess of $2,000; and
(viii)    if such notice is delivered prior to the occurrence of a Change of Control, stating that the Change of Control Offer is conditional on the occurrence of such Change of Control and shall describe each such condition, and, if applicable, shall state that, in the Issuer’s discretion, the Change of Control Repurchase Date may be delayed until such time as any or all such conditions shall be satisfied, or that such repurchase may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the Change of Control Repurchase Date, or by the Change of Control Repurchase Date as so delayed.
(c)    Holders electing to have a Note purchased shall be required to surrender the Note, with an appropriate form duly completed, to the Issuer at the address specified in the notice at least three (3) Business Days prior to the purchase date. The holders shall be entitled to withdraw their election if the Paying Agent or the Issuer receives not later than one (1) Business Day prior to the purchase date a facsimile transmission or letter setting forth the name of the holder, the principal amount of the Note which was delivered for purchase by the holder and a statement that such holder is withdrawing its election to have such Note purchased. Holders whose Notes are purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.
(d)    On the Change of Control Repurchase Date, the Issuer will, to the extent lawful:
(i)    accept for payment all Notes or portions thereof (in minimum denominations of $2,000 or an integral multiple of $1,000 in excess thereof) properly tendered pursuant to the Change of Control Offer;
(ii)    deposit with the Paying Agent funds sufficient to pay the Change of Control repurchase price in respect of all Notes or portions thereof so tendered; and
(iii)    deliver or cause to be delivered to the Trustee for cancellation all Notes so accepted.
(e)    On the Change of Control Repurchase Date, the Paying Agent will promptly remit payment to each holder so tendered the Change of Control repurchase price for such Notes, and the Trustee will promptly authenticate and deliver (or cause to be transferred by book-entry) to each holder a new note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new note will be in a minimum denomination of $2,000 or an integral multiple of $1,000 in excess thereof. The Issuer will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Repurchase Date.
(f)    A Change of Control Offer may be made in advance of a Change of Control, and conditioned upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.
(g)    Notwithstanding the foregoing provisions of this Section 4.08, the Issuer shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Notes properly tendered and not withdrawn under such Change of Control Offer.
(h)    Notes repurchased by the Issuer pursuant to a Change of Control Offer will have the status of Notes issued but not outstanding or will be retired and canceled at the option of the Issuer. Notes purchased by a third party pursuant to clause (g) or clause (k) of this Section 4.08 will have the status of Notes issued and outstanding.
(i)    At the time the Issuer delivers Notes to the Trustee which are to be accepted for purchase, the Issuer shall also deliver an Officer’s Certificate stating that such Notes are to be accepted by the Issuer pursuant to and in accordance with the terms of this Section 4.08.
A Note shall be deemed to have been accepted for purchase at the time the Paying Agent delivers payment therefor to the surrendering holder.
(j)    The Issuer shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.08, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.08 by virtue thereof.
(k)    If holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in a Change of Control Offer and the Issuer, or any third party making a Change of Control Offer in lieu of the Issuer as described above, purchases all of the Notes validly tendered and not withdrawn by such holders, the Issuer or such third party will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer, to redeem all Notes that remain outstanding following such purchase at a price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the date of redemption. Any such redemption shall be effected pursuant to Article III.
SECTION 4.09    Compliance Certificate. The Issuer shall deliver to the Trustee within 120 days after the end of each fiscal year of the Issuer, beginning with the fiscal year ending on December 31, 2020, an Officer’s Certificate stating that in the course of the performance by the signer (one of which shall be the principal executive officer, the principal financial officer or principal accounting officer of the Issuer) of his or her duties as an Officer of the Issuer, he or she would normally have knowledge of any Default and whether or not the signer knows of any Default that occurred during such period. If such Officer does, the certificate shall describe the Default, its status and what action the Issuer is taking or proposes to take with respect thereto. In addition, so long as any Notes are outstanding, if any Default has occurred and is continuing under this Indenture, the Issuer shall within thirty (30) Business Days of the occurrence thereof deliver to the Trustee an Officer’s Certificate specifying such Default and what action the Issuer is taking or proposes to take with respect thereto. Except with respect to receipt of payments of principal and interest on the Notes and any Default or Event of Default information contained in an Officer’s Certificate delivered to it pursuant to this Section 4.09, the Trustee shall have no duty to review, ascertain or confirm the Issuer’s compliance with or the breach of any representation, warranty or covenant made in this Indenture.
SECTION 4.10    Further Instruments and Acts. Upon request of the Trustee, the Issuer shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.
SECTION 4.11    Future Guarantors. The Issuer shall cause each of its direct and indirect Domestic Subsidiaries that is a borrower or guarantor of the Obligations under the Credit Agreement or that guarantees any other Capital Markets Indebtedness of the Issuer or any of the Guarantors, within 30 days after Incurring such Indebtedness, to execute and deliver to the Trustee a supplemental indenture substantially in the form of Exhibit C pursuant to which such Subsidiary will guarantee the Guaranteed Obligations.
SECTION 4.12    Liens.
(a)    The Issuer shall not, and shall not permit any of the Restricted Subsidiaries to, directly or indirectly, create, Incur or suffer to exist any Lien (except Permitted Liens) on any asset or property of the Issuer or such Restricted Subsidiary securing Indebtedness of the Issuer or a Restricted Subsidiary unless the Notes are equally and ratably secured with (or on a senior basis to, in the case of obligations subordinated in right of payment to the Notes) the obligations so secured until such time as such obligations are no longer secured by a Lien.
(b)    Any Lien that is granted to secure the Notes or any Guarantee under Section 4.12(a) shall be automatically released and discharged at the same time as the release of the Lien that gave rise to the obligation to secure the Notes or such Guarantee under Section 4.12(a).
(c)    For purposes of determining compliance with this Section 4.12, (i) a Lien securing an item of Indebtedness need not be permitted solely by reference to one category of permitted Liens (or any portion thereof) described in the definition of “Permitted Liens” or pursuant to Section 4.12(a) but may be permitted in part under any combination thereof and (ii) in the event that a Lien securing an item of Indebtedness (or any portion thereof) meets the criteria of one or more of the categories of permitted Liens (or any portion thereof) described in the definition of “Permitted Liens” or pursuant to Section 4.12(a), the Issuer may, in its sole discretion, classify or reclassify, or later divide, classify or reclassify (as if Incurred at such later time), such Lien securing such item of Indebtedness (or any portion thereof) in any manner that complies with this Section 4.12 and will be entitled to only include the amount and type of such Lien or such item of Indebtedness secured by such Lien (or any portion thereof) in one of the categories of permitted Liens (or any portion thereof) described in the definition of “Permitted Liens” or pursuant to Section 4.12(a) and, in such event, such Lien securing such item of Indebtedness (or any portion thereof) will be treated as being Incurred or existing pursuant to only such clause or clauses (or any portion thereof) or pursuant to Section 4.12(a) without giving pro forma effect to such item (or portion thereof) when calculating the amount of Liens or Indebtedness that may be Incurred pursuant to any other clause or paragraph.

(d)    With respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the Incurrence of such Indebtedness, such Lien shall also be permitted to secure any Increased Amount of such Indebtedness. The “Increased Amount” of any Indebtedness shall mean any increase in the amount of such Indebtedness in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional Indebtedness with the same terms or in the form of common stock of the Issuer, the payment of dividends on Preferred Stock in the form of additional shares of Preferred Stock of the same class, accretion of original issue discount or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Indebtedness described in clause (3) of the definition of “Indebtedness.”
SECTION 4.13    Maintenance of Office or Agency.
(a)    The Issuer shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee or Registrar) where Notes may be surrendered for registration of transfer or for exchange. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations and surrenders may be made at the Corporate Trust Office of the Trustee as set forth in Section 11.02.
(b)    The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency for such purposes. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
(c)    The Issuer hereby designates the Corporate Trust Office of the Trustee or its agent as such office or agency of the Issuer in accordance with Section 2.04.
SECTION 4.14    Existence. The Issuer shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that the foregoing shall not prohibit any transaction permitted under Section 5.01, and the Issuer shall not be required to preserve, renew and keep in full force and effect any such right, license, permit, privilege, franchise or legal existence if the Issuer shall determine in good faith that the preservation, renewal or keeping in full force and effect thereof is no longer desirable in the conduct of the business of the Issuer.
SECTION 4.15    Covenant Suspension. If, on any date following the Issue Date, (i) the Notes have Investment Grade Ratings from both Rating Agencies and (ii) no Default has occurred and is continuing under this Indenture (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event”), and subject to the provisions of the following paragraph, then, beginning on that day, the Issuer and the Restricted Subsidiaries shall not be subject to Sections 4.03, 4.04, 4.05, 4.06, 4.07, 4.11 and 5.01(a)(iv) (collectively, the “Suspended Covenants”).
In the event that the Issuer and the Restricted Subsidiaries are not subject to the Suspended Covenants under this Indenture for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) both of the Rating Agencies withdraw their Investment Grade Rating or downgrade the rating assigned to the Notes below an Investment Grade Rating, then the Issuer and the Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants under this Indenture with respect to future events.
The Issuer shall provide the Trustee with written notice of each Covenant Suspension Event or Reversion Date within five (5) Business Days of the occurrence thereof.
During the Suspension Period, the Issuer may not designate or redesignate any Unrestricted Subsidiaries.
The Trustee shall have no obligation to independently monitor the ratings of the Notes, shall not be deemed to have any knowledge of the ratings of the Notes, shall have no duty to notify holders if the Notes achieve Investment Grade Ratings, shall have no duty to determine or verify if a Covenant Suspension Event or Reversion Date has occurred or to notify the noteholders of any Suspension Period or Reversion Date. The Trustee may provide a copy of such notice to any noteholder upon request.
During the Suspension Period, the Issuer and its Restricted Subsidiaries will be entitled to incur Liens to the extent provided for in Section 4.12 (including, without limitation, Permitted Liens) to the extent provided for in such covenant and any Permitted Liens which may refer to one or more Suspended Covenants shall be interpreted as though such applicable Suspended Covenant(s) continued to be applicable during the Suspension Period (but solely for purposes of Section 4.12 and for no other covenant).

On each Reversion Date, all Indebtedness Incurred, or Disqualified Stock or Preferred Stock issued, during the Suspension Period will be classified as having been Incurred or issued pursuant to Sections 4.03(a) and (b) (to the extent such Indebtedness or Disqualified Stock or Preferred Stock would be permitted to be Incurred or issued thereunder as of the Reversion Date and after giving effect to Indebtedness Incurred or issued prior to the Suspension Period and outstanding on the Reversion Date). To the extent such Indebtedness or Disqualified Stock or Preferred Stock would not be so permitted to be Incurred or issued pursuant to Sections 4.03(a) and (b), such Indebtedness or Disqualified Stock or Preferred Stock will be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under Section 4.03(b)(iii). Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under Section 4.04 will be made as though Section 4.04 had been in effect since the Issue Date and prior to, but not during, the Suspension Period. Accordingly, Restricted Payments made during the Suspension Period will not reduce the amount available to be made as Restricted Payments under Section 4.04(a). As described above, however, no Default or Event of Default will be deemed to have occurred on the Reversion Date as a result of any actions taken by the Issuer or the Restricted Subsidiaries during the Suspension Period or any actions taken at any time pursuant to any contractual obligation arising prior to the Reversion Date, regardless of whether such actions or events would have been permitted if the applicable Suspended Covenants remained in effect during such period. Within 30 days of such Reversion Date, the Issuer must comply with the terms of Section 4.11.
For purposes of Section 4.05, on the Reversion Date, any consensual encumbrances or consensual restrictions of the type specified in clause (a) or (b) thereof entered into during the Suspension Period will be deemed to have been in effect on the Issue Date, so that they are permitted under clause (c)(1)(i) thereof.
For purposes of Section 4.07, any Affiliate Transaction entered into after the Reversion Date pursuant to a contract, agreement, loan, advance or guaranty with, or for the benefit of, any Affiliate of the Issuer entered into during the Suspension Period will be deemed to have been in effect as of the Issue Date for purposes of clause (b)(vi) thereof.
For purposes of Section 4.06, on the Reversion Date, the unutilized Excess Proceeds amount will be reset to zero.
SECTION 4.16    Financial Calculation for Limited Condition Acquisitions. When calculating the availability under any basket or ratio under this Indenture, in each case in connection with a Limited Condition Acquisition, the date of determination of such basket or ratio and of any Default or Event of Default may, at the option of the Issuer, be the date the definitive agreements for such Limited Condition Acquisition are entered into and such baskets or ratios shall be calculated with such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio” after giving effect to such Limited Condition Acquisition and the other transactions to be entered into in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) as if they occurred at the beginning of the applicable period for purposes of determining the ability to consummate any such Limited Condition Acquisition (and not for purposes of any subsequent availability of any basket or ratio), and, for the avoidance of doubt, (x) if any of such baskets or ratios are exceeded as a result of fluctuations in such basket or ratio (including due to fluctuations in EBITDA of the Issuer or the target company) subsequent to such date of determination and at or prior to the consummation of the relevant Limited Condition Acquisition, such baskets or ratios will not be deemed to have been exceeded as a result of such fluctuations for purposes of determining whether the Limited Condition Acquisition and related transactions are permitted under this Indenture and (y) such baskets or ratios shall not be tested at the time of consummation of such Limited Condition Acquisition or related transactions solely for purposes of determining whether such Limited Condition Acquisition is permitted under this Indenture; provided, that if the Issuer elects to have such determinations occur at the time of entry into such definitive agreement, any such transactions (including any incurrence of Indebtedness and the use of proceeds thereof) shall be deemed to have occurred on the date the definitive agreements are entered and outstanding thereafter for purposes of calculating any baskets or ratios under this Indenture after the date of such agreement and before the earlier of the termination of the agreement governing the Limited Condition Acquisition and consummation of such Limited Condition Acquisition; provided, however, that for purposes of Section 4.04, the ratio determination set forth in Section 4.04(b)(xii) will be tested (x) on a pro forma basis assuming such Limited Condition Acquisition has been consummated and (y) without assuming such Limited Condition Acquisition has been consummated, with the clause resulting in the highest Consolidated Leverage Ratio being the determinative calculation for purposes of Section 4.04(b)(xii). For the avoidance of doubt, the Trustee shall have no duty to (i) calculate, or verify the calculation of, any ratio, basket, amount or test in connection with a Limited Condition Acquisition, (ii) determine whether any Default or Event of Default has occurred, is continuing or would result from any action, or (iii) determine whether the Issuer has satisfied any condition precedent to any action or transaction in connection with a Limited Condition Acquisition.
ARTICLE V

SUCCESSOR ISSUER

SECTION 5.01    When Issuer and Guarantors May Merge or Transfer Assets.
(a)    The Issuer may not consolidate, amalgamate or merge with or into or wind up into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to any Person unless:
(i)    the Issuer is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation, merger, winding up or conversion (if other than the Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership or limited liability company or similar entity organized or existing under the laws of the United States, any state thereof or the District of Columbia (the Issuer or such Person, as the case may be, being herein called the “Successor Issuer”); provided that in the event that the Successor Issuer is not a corporation, a co-obligor of the Notes is a corporation;
(ii)    the Successor Issuer (if other than the Issuer) expressly assumes all the obligations of the Issuer under this Indenture pursuant to a supplemental indenture;
(iii)    immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Issuer or any of its Restricted Subsidiaries as a result of such transaction as having been Incurred by the Successor Issuer or such Restricted Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;
(iv)    immediately after giving pro forma effect to such transaction, as if such transaction had occurred at the beginning of the applicable four-quarter period (and treating any Indebtedness which becomes an obligation of the Successor Issuer or any of its Restricted Subsidiaries as a result of such transaction as having been Incurred by the Successor Issuer or such Restricted Subsidiary at the time of such transaction), either
(1)    the Successor Issuer would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.03(a); or
(2)    the Fixed Charge Coverage Ratio of the Issuer would be no less than such ratio immediately prior to such transaction;
(v)    if the Issuer is not the Successor Issuer, each Guarantor, unless it is the other party to the transactions described above, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person’s obligations under this Indenture and the Notes; and
(vi)    the Successor Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, amalgamation, merger or transfer and such supplemental indentures (if any) comply with this Indenture.
The Successor Issuer (if other than the Issuer) will succeed to, and be substituted for, the Issuer under this Indenture and the Notes, and in such event the Issuer will automatically be released and discharged from its obligations under this Indenture and the Notes. Notwithstanding the foregoing clauses (iii) and (iv) of this Section 5.01(a), (A) the Issuer or any Restricted Subsidiary may merge, consolidate or amalgamate with or transfer all or part of its properties and assets to a Restricted Subsidiary or, provided that the Issuer is the Successor Issuer, the Issuer, and (B) the Issuer may merge, consolidate or amalgamate with an Affiliate incorporated solely for the purpose of reincorporating the

Issuer in another state of the United States or the District of Columbia (collectively, “Permitted Jurisdictions”) or may convert into a corporation, partnership or limited liability company, so long as the amount of Indebtedness of the Issuer and the Restricted Subsidiaries is not increased thereby. This Section 5.01(a) will not apply to a sale, assignment, transfer, lease, conveyance or other disposition of properties or assets between or among the Issuer and the Restricted Subsidiaries.
(b)    Subject to the provisions of Section 10.02(b), no Guarantor shall, and the Issuer shall not permit any such Guarantor to, consolidate, amalgamate or merge with or into or wind up into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person unless:
(i)    either (A) such Guarantor is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a company, corporation, partnership or limited liability company or similar entity organized or existing under the laws of the United States, any state thereof or the District of Columbia (such Guarantor or such Person, as the case may be, being herein called the “Successor Guarantor”) and the Successor Guarantor (if other than such Guarantor) expressly assumes all the obligations of such Guarantor under this Indenture and the Notes or the Guarantee, as applicable, pursuant to a supplemental indenture, or (B) such sale or disposition or consolidation, amalgamation or merger is not in violation of Section 4.06; and
(ii)    the Successor Guarantor (if other than such Guarantor) shall have delivered or caused to be delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, amalgamation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.
Except as otherwise provided in this Indenture, the Successor Guarantor (if other than such Guarantor) will succeed to, and be substituted for, such Guarantor under this Indenture and the Notes or the Guarantee, as applicable, and such Guarantor will automatically be released and discharged from its obligations under this Indenture and the Notes or its Guarantee. Notwithstanding the foregoing, (1) a Guarantor may merge, amalgamate or consolidate with an Affiliate incorporated solely for the purpose of reincorporating such Guarantor in a Permitted Jurisdiction or may convert into a limited liability company, corporation, partnership or similar entity organized or existing under the laws of any Permitted Jurisdiction so long as the amount of Indebtedness of such Guarantor is not increased thereby and (2) a Guarantor may consolidate, amalgamate or merge with or into or wind up into, liquidate, dissolve, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets to the Issuer or any Guarantor.
ARTICLE VI

DEFAULTS AND REMEDIES
SECTION 6.01    Events of Default. An “Event of Default” occurs with respect to the Notes if:
(a)    there is a default in any payment of interest on any Note when due, and such default continues for a period of 30 days;
(b)    there is a default in the payment of principal or premium, if any, of any Note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise;

(c)    there is a failure by the Issuer or any Restricted Subsidiary for 60 days after written notice given by the Trustee or the holders of not less than 25% in principal amount of the Notes then outstanding (with a copy to the Trustee) to comply with its other obligations, covenants or agreements (other than a default referred to in clauses (a) or (b) above) contained in the Notes or this Indenture;
(d)    there is a failure by the Issuer or any Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) to pay any Indebtedness (other than Indebtedness owing to the Issuer or a Restricted Subsidiary) within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default, in each case, if the total amount of such Indebtedness unpaid or accelerated exceeds $50.0 million or its foreign currency equivalent;
(e)    the Issuer or any Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) pursuant to or within the meaning of any Bankruptcy Law:
(i)    commences a voluntary case;
(ii)    consents to the entry of an order for relief against it in an involuntary case;
(iii)    consents to the appointment of a Custodian of it or for any substantial part of its property; or
(iv)    makes a general assignment for the benefit of its creditors or takes any comparable action under any foreign laws relating to insolvency;
(f)    a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
(i)    is for relief against the Issuer or any Significant Subsidiary in an involuntary case;
(ii)    appoints a Custodian of the Issuer or any Significant Subsidiary or for any substantial part of its property; or
(iii)    orders the winding up or liquidation of the Issuer or any Significant Subsidiary;
or any similar relief is granted under any foreign laws and, in each case, the order or decree remains unstayed and in effect for 60 days;
(g)    there is a failure by the Issuer or any Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) to pay final judgments aggregating in excess of $50.0 million or its foreign currency equivalent (net of any amounts which are covered by enforceable insurance policies or indemnities issued by solvent carriers or indemnitors), which judgments are not discharged, waived or stayed for a period of 60 days; or
(h)    the Guarantee of a Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) with respect to the Notes ceases to be in full force and effect (except as contemplated by the terms thereof) or the Issuer or any Guarantor that qualifies as a Significant

Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) denies or disaffirms its obligations under this Indenture or any Guarantee with respect to the Notes.
The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.
However, a default under clause (c) or (g) above shall not constitute an Event of Default until the Trustee or the holders of at least 25% in principal amount of outstanding Notes notify the Issuer, with a copy to the Trustee, of the default and the Issuer does not cure such default within the time specified in clauses (c) or (g) hereof after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default.”
The term “Bankruptcy Law” means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.
SECTION 6.02    Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(e) or (f) hereof with respect to the Issuer) occurs and is continuing, the Trustee by notice to the Issuer or the holders of at least 25% in principal amount of outstanding Notes by notice to the Issuer, with a copy to the Trustee, may declare the principal of, premium, if any, and accrued but unpaid interest on all the Notes to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 6.01(e) or (f) with respect to the Issuer occurs, the principal of, premium, if any, and interest on all the Notes will become immediately due and payable without any declaration or other act on the part of the Trustee or any holders. The holders of a majority in principal amount of outstanding Notes by notice to the Trustee may rescind any such acceleration with respect to the Notes and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (other than any Event of Default for nonpayment of principal or interest that has become due solely because of acceleration) have been cured or waived. No such rescission shall affect any subsequent or other Default or impair any consequent right.
In the event of any Event of Default specified in Section 6.01(d), such Event of Default and all consequences thereof (excluding, however, any resulting payment default) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the holders of the Notes, if within 30 days after such Event of Default arose the Issuer delivers an Officer’s Certificate to the Trustee stating that (x) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged or (y) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default or (z) the default that is the basis for such Event of Default has been cured, it being understood that in no event shall an acceleration of the principal amount of the Notes by reason of any Event of Default other than the event specified in Section 6.01(d) above be annulled, waived or rescinded upon the happening of any such events.
SECTION 6.03    Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy at law or in equity to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. To the extent required by law, all available remedies are cumulative.
SECTION 6.04    Waiver of Past Defaults. Provided the Notes are not then due and payable by reason of a declaration of acceleration, the holders of a majority in principal amount of the Notes then outstanding by written notice to the Trustee may waive an existing Default and its consequences except (a) a Default in the payment of the principal of or interest on a Note, (b) a Default arising from the failure to redeem or purchase any Note when required pursuant to the terms of this Indenture or (c) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each holder affected. When a Default is waived, it is deemed cured and the Issuer, the Trustee and the holders will be restored to their former positions and rights under this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.
SECTION 6.05    Control by Majority. The holders of a majority in principal amount of outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, if the Trustee, being advised by counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith shall determine that the action or proceeding so directed would involve the Trustee in personal liability or expense for which it is not adequately indemnified, or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of any other holder or that would involve the Trustee in personal liability. Prior to taking any action under this Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.
SECTION 6.06    Limitation on Suits.
(a)    Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no holder may pursue any remedy with respect to this Indenture or the Notes unless:
(i)    such holder has previously given the Trustee written notice that an Event of Default is continuing,
(ii)    holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee to pursue the remedy,
(iii)    such holders have offered the Trustee security or indemnity satisfactory to it against any loss, liability or expense,
(iv)    the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity, and
(v)    the holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

(b)    A holder may not use this Indenture to prejudice the rights of another holder or to obtain a preference or priority over another holder (it being understood that the Trustee shall have no obligation to ascertain whether or not such actions or forbearances are unduly prejudicial to any other holder).
SECTION 6.07    Rights of the Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any holder to receive payment of principal of and interest on the Notes held by such holder, on or after the respective due dates expressed or provided for in the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such holder.
SECTION 6.08    Collection Suit by Trustee. If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer or any other obligor on the Notes for the whole amount then due and owing (together with interest on overdue principal and (to the extent lawful) on any unpaid interest at the rate provided for in the Notes) and the amounts provided for in Section 7.07.
SECTION 6.09    Trustee May File Proofs of Claim. The Trustee may file such proofs of claim, statements of interest and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation, expenses disbursements and advances of the Trustee (including counsel, accountants, experts or such other professionals as the Trustee deems necessary, advisable or appropriate)) and the holders allowed in any judicial proceedings relative to the Issuer, the Guarantors, their creditors or their property, shall be entitled to participate as a member, voting or otherwise, of any official committee of creditors appointed in such matters and, unless prohibited by law or applicable regulations, may vote on behalf of the holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any holder, or to authorize the Trustee to vote in respect of the claim of any holder in any such proceeding.
SECTION 6.10    Priorities. Any money or property collected by the Trustee pursuant to this Article VI and any other money or property distributable in respect of the Issuer’s or any Guarantor’s obligations under this Indenture after an Event of Default shall be applied in the following order:
FIRST: to the Trustee for amounts due hereunder (including the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts in accordance with Section 7.07);
SECOND: to the holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and
THIRD: to the Issuer or, to the extent the Trustee collects any amount for any Guarantor, to such Guarantor.

The Trustee may fix a record date and payment date for any payment to the holders pursuant to this Section 6.10. At least fifteen (15) days before such record date, the Trustee shall mail to each holder and the Issuer a notice that states the record date, the payment date and the amount to be paid.
SECTION 6.11    Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a holder pursuant to Section 6.06 or a suit by holders of more than 10% in principal amount of the Notes.
SECTION 6.12    Waiver of Stay or Extension Laws. Neither the Issuer nor any Guarantor (to the extent it may lawfully do so) shall at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuer and the Guarantors (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.
ARTICLE VII

TRUSTEE
SECTION 7.01    Duties of Trustee.
(a)    The Trustee, prior to the occurrence of an Event of Default with respect to the Notes and after the curing or waiving of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
(b)    Except during the continuance of an Event of Default:
(i)    the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee (it being agreed that the permissive right of the Trustee to do things enumerated in this Indenture shall not be construed as a duty); and
(ii)    the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. The Trustee shall be under no duty to make any investigation as to any statement contained in any such instance, but may accept the same as conclusive evidence of the truth and accuracy of such statement or the correctness of such opinions. However, in the case of certificates or opinions required by any provision hereof to be provided to it, the Trustee shall examine the form of certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).
(c)    The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:
(i)    this paragraph does not limit the effect of paragraph (b) of this Section;
(ii)    the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and
(iii)    the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.
(d)    Every provision of this Indenture that in any way relates to the Trustee is subject to this Section 7.01 and Section 7.02.
(e)    The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer.
(f)    Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.
(g)    No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.
(h)    If any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively and without liability rely on its failure to receive such notice as reason to act as if no such event occurred.
(i)    Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.01 and Section 7.02.
SECTION 7.02    Rights of Trustee.
(a)    The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.
(b)    Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officer’s Certificate or Opinion of Counsel.
(c)    The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent (other than an agent who is an employee of the Trustee) appointed with due care.

(d)    The Trustee shall not be responsible or liable for any action it takes or omits to take which it believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute willful misconduct or gross negligence.
(e)    The Trustee may consult with counsel of its own selection and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in accordance with the advice or opinion of such counsel.
(f)    The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document unless requested in writing to do so by the holders of not less than a majority in principal amount of the Notes at the time outstanding, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall, upon reasonable notice in writing, be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney, at the expense of the Issuer and shall Incur no liability of any kind by reason of such inquiry or investigation.
(g)    The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the holders pursuant to this Indenture, unless such holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be Incurred by it in compliance with such request or direction.
(h)    The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.
(i)    The Trustee shall not be responsible or liable for any action taken or omitted by it at the direction of the holders of not less than a majority in principal amount of the Notes as to the time, method and place of conducting any proceedings for any remedy available to the Trustee or the exercising of any power conferred by this Indenture.
(j)    Any action taken, or omitted to be taken, by the Trustee pursuant to this Indenture upon the request or authority or consent of any person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding upon future holders of Notes and upon Notes executed and delivered in exchange therefor or in place thereof.
(k)    The Trustee may request that the Issuer delivers an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any Person authorized to sign an Officer’s Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.
(l)    The Trustee shall not be responsible or liable for punitive, special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of actions.

(m)    The Trustee shall not be required to give any bond or surety in respect of the execution of the trusts and powers under this Indenture.
(n)    The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics; riots; loss or malfunction of utilities, computer (hardware or software) or communication services; accidents; labor disputes; and acts of civil or military authorities and governmental action.
(o)    The Trustee shall not be responsible for any inaccuracy in the information obtained from the Issuer or any Guarantor or for any inaccuracy or omission in the records which may result from such information or any failure by the Trustee to perform its duties as set forth herein as a result of any inaccuracy or incompleteness.
(p)    The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default (and stating the occurrence of a Default or Event of Default) is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.
SECTION 7.03    Individual Rights of Trustee.
(a)    The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent or Registrar may do the same with like rights. However, the Trustee must comply with Section 7.10.
(b)    For certain payments made pursuant to this Indenture, the Trustee may be required to make a “reportable payment” or “withholdable payment” and in such cases the Trustee shall have the duty to act as a payor or withholding agent, respectively, that is responsible for any tax withholding and reporting required under Chapters 3, 4, and 61 of the Code. The Trustee shall have the sole right to make the determination as to which payments are “reportable payments” or “withholdable payments.” All parties to this Indenture shall provide an executed IRS Form W-9 or appropriate IRS Form W-8 (or, in each case, any successor form) to the Trustee prior to closing, and shall promptly update any such form to the extent such form becomes obsolete or inaccurate in any respect. The Trustee shall have the right to request from any party to this Indenture, or any other Person entitled to payment hereunder, any additional forms, documentation or other information as may be reasonably necessary for the Trustee to satisfy its reporting and withholding obligations under the Code. To the extent any such forms to be delivered under this Section 7.03(b) are not provided prior to or by the time the related payment is required to be made or are determined by the Trustee to be incomplete and/or inaccurate in any respect, the Trustee shall be entitled to withhold on any such payments hereunder to the extent withholding is required under Chapters 3, 4, or 61 of the Code, and shall have no obligation to gross up any such payment.
SECTION 7.04    Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Guarantees or the Notes, it shall not be accountable for the Issuer’s use of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuer or any Guarantor in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee’s certificate of authentication. In accepting the trust hereby created, the Trustee acts solely as Trustee under this Indenture and not in its individual capacity and all persons, including without limitation the holders of Notes and the Issuer having any claim against the Trustee arising from this Indenture shall look only to the funds and accounts held by the Trustee hereunder for payment except as otherwise provided herein.
SECTION 7.05    Notice of Defaults. If a Default or Event of Default occurs and is continuing and is actually known to a Trust Officer or the Trustee, the Trustee shall mail, or deliver electronically if the Notes are held by DTC, to each holder of the Notes notice of such Default or Event of Default within 30 days after it is actually known to a Trust Officer or written notice of it is received by the Trustee. Except in the case of a Default or Event of Default in the payment of principal of, premium (if any) or interest on any Note, the Trustee may withhold notice if and so long as it in good faith determines that withholding notice is in the interests of the noteholders.
SECTION 7.06    [Reserved].
SECTION 7.07    Compensation and Indemnity. The Issuer shall pay to the Trustee from time to time such compensation for the Trustee’s acceptance of this Indenture and its services hereunder as mutually agreed to in writing between the Issuer and the Trustee. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts. The Issuer and the Guarantors, jointly and severally, shall indemnify the Trustee and hold it harmless or any predecessor Trustee and their directors, officers, employees and agents against any and all loss, liability, claim, damage or expense (including reasonable attorneys’ fees and expenses and including taxes (other than taxes based upon, measured by or determined by the income of the Trustee)) incurred by or in connection with the acceptance or administration of this trust and the performance of its duties hereunder and the exercise of any rights hereunder or under applicable law, including the costs and expenses of enforcing this Indenture or Guarantee against the Issuer or any Guarantor (including this Section 7.07) and defending itself against or investigating any claim (whether asserted by the Issuer, any Guarantor, any holder or any other Person). The obligation to pay such amounts shall survive the payment in full or defeasance of the Notes or the removal or resignation of the Trustee. The Trustee shall notify the Issuer of any third party claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof; provided, however, that any failure so to notify the Issuer shall not relieve the Issuer or any Guarantor of its indemnity obligations hereunder. The Issuer shall defend such claim and the indemnified party shall provide reasonable cooperation at the Issuer’s expense in the defense. If such indemnified parties, in their reasonable discretion, determine that any actual or potential conflict of interest may exist, such indemnified parties may have separate counsel, reasonably acceptable to the Issuer, and the Issuer and such Guarantor, as applicable, shall pay the reasonable fees and expenses of such counsel actually incurred. The Issuer need not reimburse any expense or indemnify against any loss, liability or expense incurred by an indemnified party through such party’s own willful misconduct or gross negligence.
To secure the Issuer’s and the Guarantors’ payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Notes.

The Issuer’s and the Guarantors’ payment obligations pursuant to this Section 7.07 shall survive the satisfaction or discharge of this Indenture, any rejection or termination of this Indenture under any bankruptcy law or the resignation or removal of the Trustee. Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(e) or (f) with respect to the Issuer, the expenses are intended to constitute expenses of administration under any Bankruptcy Law.
No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if repayment of such funds or adequate indemnity against such risk or liability is not assured to its satisfaction.
SECTION 7.08    Replacement of Trustee.
(a)    The Trustee may resign at any time by so notifying the Issuer. The holders of a majority in principal amount of the Notes may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Issuer shall remove the Trustee if:
(i)    the Trustee fails to comply with Section 7.10;
(ii)    the Trustee is adjudged bankrupt or insolvent;
(iii)    a receiver or other public officer takes charge of the Trustee or its property; or
(iv)    the Trustee otherwise becomes incapable of acting.
(b)    If the Trustee resigns, is removed by the Issuer or by the holders of a majority in principal amount of the Notes and such holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Issuer shall promptly appoint a successor Trustee.
(c)    A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to the holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the Lien provided for in Section 7.07.
(d)    If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the holders of 10% in principal amount of the Notes may petition, at the expense of the Issuer, any court of competent jurisdiction for the appointment of a successor Trustee.
(e)    If the Trustee fails to comply with Section 7.10, unless the Trustee’s duty to resign is stayed as provided in Section 310(b) of the TIA, any holder who has been a bona fide holder of a Note for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
(f)    Notwithstanding the replacement of the Trustee pursuant to this Section 7.08, the Issuer’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09    Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association without any further act shall be the successor Trustee.
In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.
SECTION 7.10    Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of Section 310(a) of the TIA. The Trustee shall have a combined capital and surplus of at least $50.0 million as set forth in its most recent published annual report of condition. The Trustee shall comply with Section 310(b) of the TIA, subject to its right to apply for a stay of its duty to resign under the penultimate paragraph of Section 310(b) of the TIA; provided, however, that there shall be excluded from the operation of Section 310(b)(1) of the TIA any series of securities issued under this Indenture and any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Issuer are outstanding if the requirements for such exclusion set forth in Section 310(b)(1) of the TIA are met.
SECTION 7.11    [Reserved].
ARTICLE VIII

DISCHARGE OF INDENTURE; DEFEASANCE
SECTION 8.01    Discharge of Liability on Notes; Defeasance.
(a)    This Indenture shall be discharged and shall cease to be of further effect (except as to surviving rights, powers, indemnities and immunities of the Trustee and the Issuer’s obligations in connection therewith, as expressly provided for in this Indenture) as to all outstanding Notes when:
(i)    either (A) all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust) have been delivered to the Trustee for cancellation or (B) all of the Notes (1) have become due and payable by reason of making an unconditional notice of redemption pursuant to Article III of this Indenture or otherwise, (2) will become due and payable at their Stated Maturity within one year or (3) if redeemable at the option of the Issuer, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer has irrevocably deposited or caused to be deposited with the Trustee funds in cash, U.S. Government Obligations or a combination thereof in an amount sufficient (without consideration of any reinvestment of interest) to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to, but excluding, the date of maturity or redemption together with irrevocable instructions from the Issuer directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be; provided that upon any redemption that requires the payment of the Applicable Premium, the amount deposited shall be sufficient for purposes of this Indenture to the extent that an amount is deposited with the Trustee equal to the Applicable Premium calculated as of the date of the notice of redemption, with any deficit as of the date of the redemption only required to be deposited with the Trustee on or prior to the date of the redemption; provided further that if there is an adjustment to the Applicable Premium, the Issuer must provide notice of such updated redemption amount to the noteholders (with a copy to the Trustee) and the Issuer must irrevocably deposit or cause to be deposited additional money in trust on the redemption date as necessary to pay the Applicable Premium as determined by such date) (any such amount, the “Applicable Premium Deficit”) (it being understood that any satisfaction and discharge shall be subject to the condition subsequent that such Applicable Premium Deficit is in fact paid); provided that the Trustee shall have no liability whatsoever in the event that such Applicable Premium Deficit is not in fact paid after any satisfaction and discharge of this Indenture and that any Applicable Premium Deficit will be set forth in an Officers’ Certificate delivered to the Trustee simultaneously with the deposit of such Applicable Premium Deficit that confirms that such Applicable Premium Deficit will be applied toward such redemption;
(ii)    the Issuer and/or the Guarantors have paid all other sums payable under this Indenture; and
(iii)    the Issuer has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.
(b)    Subject to Sections 8.01(c) and 8.02, the Issuer at any time may terminate (i) all of its obligations under the Notes and this Indenture with respect to the holders of the Notes (“legal defeasance option”), and (ii) its obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.11, 4.12, 4.14 and 4.15, and the operation of Section 5.01 for the benefit of the holders of the Notes, and Sections 6.01(c), 6.01(d), 6.01(e), 6.01(f), (in the case of Sections 6.01(e) and 6.01(f) with respect to Significant Subsidiaries only) and 6.01(g) (“covenant defeasance option”). The Issuer may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Issuer exercises its legal defeasance option or its covenant defeasance option, each Guarantor will be released from all of its obligations with respect to its Guarantee.
If the Issuer exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect thereto. If the Issuer exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in Sections 6.01(c), 6.01(d), 6.01(e), 6.01(f), (in the case of Sections 6.01(e) and (f), with respect only to Significant Subsidiaries) or 6.01(g) or because of the failure of the Issuer to comply with Section 5.01(a)(iv).
Upon satisfaction of the conditions set forth herein and upon request of the Issuer, the Trustee shall acknowledge in writing the discharge of those obligations that the Issuer terminates.
(c)    Notwithstanding clauses (a) and (b) above, the Issuer’s obligations in Sections 2.04, 2.05, 2.06, 2.07, 2.08 and 2.09 and Article VII, including, without limitation, Sections 7.07 and 7.08 and in this Article VIII and the rights and immunities of the Trustee under this Indenture shall survive until the Notes have been paid in full. Thereafter, the Issuer’s obligations in Sections 7.07, 7.08, 8.05 and 8.06 and the rights and immunities of the Trustee under this Indenture shall survive such satisfaction and discharge.
SECTION 8.02    Conditions to Defeasance.
(a)    The Issuer may exercise its legal defeasance option or its covenant defeasance option only if:
(i)    the Issuer irrevocably deposits in trust with the Trustee cash in U.S. dollars, U.S. Government Obligations or a combination thereof sufficient to pay the principal of and premium (if any) and interest on the Notes when due at maturity or redemption, as the case may be;
(ii)    with respect to U.S. Government Obligations or a combination of money and U.S. Government Obligations, the Issuer delivers to the Trustee a certificate from a nationally recognized firm of independent accountants, a nationally recognized investment bank or a nationally recognized appraisal or valuation firm, expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal, premium, if any, and interest when due on all the Notes to maturity or redemption, as the case may be; provided that upon any redemption that requires the payment of the Applicable Premium, the amount deposited shall be sufficient for purposes of this Indenture to the extent that an amount is deposited with the Trustee equal to the Applicable Premium calculated as of the date of the notice of redemption, with any deficit as of the date of the redemption only required to be deposited with the Trustee on or prior to the date of the redemption in the manner described in Section 8.01(a)(i);
(iii)    no Default specified in Section 6.01(e) or (f) with respect to the Issuer shall have occurred or is continuing on the date of such deposit;
(iv)    the deposit does not constitute a default under any other material agreement or instrument binding on the Issuer;
(v)    the Issuer shall have delivered to the Trustee in the case of the legal defeasance option, an Opinion of Counsel stating that (1) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling, or (2) since the date of this Indenture there has been a change in the applicable U.S. Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the beneficial owners will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such deposit and defeasance and will be subject to U.S. Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred. Notwithstanding the foregoing, the Opinion of Counsel required by the immediately preceding sentence with respect to a legal defeasance need not be delivered if all of the Notes not theretofore delivered to the Trustee for cancellation (x) have become due and payable or (y) will become due and payable at their Stated Maturity within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer;
(vi)    such exercise does not impair the right of any holder to receive payment of principal of, premium, if any, and interest on such holder’s Notes on or after the due dates therefore or to institute suit for the enforcement of any payment on or with respect to such holder’s Notes;
(vii)    in the case of the covenant defeasance option, the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that the holders will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such deposit and defeasance and will be subject to U.S. Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred; and
(viii)    the Issuer delivers to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Notes to be so defeased and discharged as contemplated by this Article VIII have been complied with.
(b)    Before or after a deposit, the Issuer may make arrangements satisfactory to the Trustee for the redemption of such Notes at a future date in accordance with Article III.
SECTION 8.03    Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations (including proceeds thereof) deposited with it pursuant to this Article VIII. The Trustee shall apply the deposited money and the money from U.S. Government Obligations through each Paying Agent and in accordance with this Indenture to the payment of principal of, premium, if any, and interest on the Notes so discharged or defeased.
SECTION 8.04    Repayment to Issuer. Each of the Trustee and each Paying Agent shall promptly turn over to the Issuer upon request any money or U.S. Government Obligations held by it as provided in this Article VIII that, in the written opinion of a nationally recognized firm of independent public accountants, a nationally recognized investment bank or a nationally recognized appraisal or valuation firm, delivered to the Trustee (which delivery shall only be required if U.S. Government Obligations have been so deposited), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent discharge or defeasance in accordance with this Article VIII.
Subject to any applicable abandoned property law, the Trustee and each Paying Agent shall pay to the Issuer upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, holders entitled to the money must look to the Issuer for payment as general creditors, and the Trustee and each Paying Agent shall have no further liability with respect to such monies.
SECTION 8.05    Indemnity for U.S. Government Obligations. The Issuer shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.
SECTION 8.06    Reinstatement. If the Trustee or any Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s obligations under this Indenture and the Notes so discharged or defeased shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or any Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article VIII; provided, however, that, if the Issuer has made any payment of principal of, premium, if any, or interest on, any such Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or any Paying Agent.
ARTICLE IX

AMENDMENTS AND WAIVERS
SECTION 9.01    Without Consent of the Holders. The Issuer and the Trustee may amend this Indenture, the Notes or the Guarantees without notice to or the consent of any holder:
(1)    to cure any ambiguity, omission, mistake, defect or inconsistency;
(2)    to provide for the assumption by a Successor Issuer (with respect to the Issuer) of the obligations of the Issuer under this Indenture and the Notes;
(3)    to provide for the assumption by a Successor Guarantor (with respect to any Guarantor) of the obligations of a Guarantor under this Indenture and its Guarantee;
(4)    to provide for uncertificated Notes in addition to or in place of certificated Notes, provided, however, that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated notes are described in Section 163(f)(2)(B) of the Code;
(5)    to conform the text of this Indenture, the Notes or the Guarantees to any provision of the “Description of the Notes” in the Offering Memorandum to the extent that such provision in this Indenture, the Notes or the Guarantees was intended by the Issuer to be a verbatim recitation of a provision in the “Description of the Notes” in the Offering Memorandum, as stated in an Officer’s Certificate;
(6)    to add a Guarantee with respect to the Notes;
(7)    to add collateral to secure the Notes;
(8)    to release a Guarantor or any guarantee of the Notes as permitted by and in accordance with the applicable terms of this Indenture;
(9)    to add to the covenants of the Issuer for the benefit of the holders or to surrender any right or power herein conferred upon the Issuer;
(10)    to provide for the appointment of a successor Trustee as permitted by and in accordance with the applicable terms of this Indenture; or
(11)    to effect any provisions of this Indenture or to make changes to this Indenture to provide for the issuance of Additional Notes.
SECTION 9.02    With Consent of the Holders. The Issuer and the Trustee may amend this Indenture, the Notes and the Guarantees, and any past Default or compliance with any provisions of this Indenture, the Notes or the Guarantees may be waived, with the consent of the Issuer and the holders of at least a majority in principal amount of the Notes then outstanding voting as a single class. However, without the consent of each holder of an outstanding Note affected, no amendment or waiver may:

(1)    reduce the amount of Notes whose holders must consent to an amendment;
(2)    reduce the rate of or extend the time for payment of interest on any Note;
(3)    reduce the principal of or change the Stated Maturity of any Note;
(4)    reduce the premium payable upon the redemption of any Note or change the time at which any Note may be redeemed in accordance with Article III (other than provisions relating to notice periods);
(5)    make any Note payable in money other than that stated in such Note;
(6)    expressly subordinate the Notes or any Guarantee to any other Indebtedness of the Issuer or any Guarantor;
(7)    impair the contractual right of any holder to receive payment of principal of, premium, if any, and interest on such holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder’s Notes; or
(8)    make any change in the amendment provisions which require each holder’s consent or in the waiver provisions.
It shall not be necessary for the consent of the holders under this Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.
After an amendment under this Section 9.02 becomes effective, the Issuer shall mail, or otherwise deliver in accordance with the procedures of the Depository, to the holders a notice briefly describing such amendment. The failure to give such notice to all holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.02.
In connection with any amendment, supplement or waiver, the Trustee shall be entitled to receive an Officer’s Certificate and Opinion of Counsel, each stating that all conditions precedent to such amendment, supplement or waiver have been satisfied and that such amendment, supplement or waiver is authorized or permitted by this Indenture and, with respect to the Opinion of Counsel, that such amendment, supplement or waiver is the legal, valid and binding obligation of the Issuer, if applicable, enforceable against it in accordance with its terms.
SECTION 9.03    Revocation and Effect of Consents and Waivers.
(a)    A consent to an amendment or a waiver by a holder of a Note shall bind the holder and every subsequent holder of that Note or portion of the Note that evidences the same debt as the consenting holder’s Note, even if notation of the consent or waiver is not made on the Note. However, any such holder or subsequent holder may revoke the consent or waiver as to such holder’s Note or portion of the Note if the Trustee receives the notice of revocation before the date on which the Trustee receives an Officer’s Certificate from the Issuer certifying that the requisite principal amount of Notes have consented. After an amendment or waiver becomes effective, it shall bind every holder. An amendment or waiver becomes effective upon the (i) receipt by the Issuer or the Trustee of consents by the holders of the requisite principal amount of securities, (ii) satisfaction of conditions to effectiveness as set forth in this Indenture and any indenture supplemental hereto containing such amendment or waiver and (iii) execution of such amendment or waiver (or supplemental indenture) by the Issuer, the Guarantors and the Trustee.
(b)    The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.
SECTION 9.04    Notation on or Exchange of Notes. If an amendment, supplement or waiver changes the terms of a Note, the Issuer may require the holder of the Note to deliver it to the Trustee. The Issuer may place an appropriate notation on the Note regarding the changed terms and return it to the holder. Alternatively, if the Issuer or the Trustee so determine, the Issuer in exchange for the Note shall issue and, upon written order of the Issuer signed by an Officer, the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment, supplement or waiver.
SECTION 9.05    Trustee to Sign Amendments. The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article IX if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment, the Trustee shall receive indemnity satisfactory to it and shall be provided with, and (subject to Section 7.01) shall be fully protected in conclusively relying upon, (i) an Officer’s Certificate, (ii) an Opinion of Counsel stating that such amendment, supplement or waiver is authorized or permitted by this Indenture and that such amendment, supplement or waiver is the legal, valid and binding obligation of the Issuer and any Guarantors, enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof and (iii) if such amendment, supplement or waiver is executed pursuant to Section 9.02, evidence reasonably satisfactory to the Trustee of the consent of the holders required to consent thereto.
SECTION 9.06    Additional Voting Terms; Calculation of Principal Amount. All Notes issued under this Indenture shall vote and consent together on all matters (as to which any of such Notes may vote) as one class and no Notes will have the right to vote or consent as a separate class on any matter. Determinations as to whether holders of the requisite aggregate principal amount of Notes have concurred in any direction, waiver or consent shall be made in accordance with this Article IX and Section 2.13.
ARTICLE X

GUARANTEE
SECTION 10.01    Guarantee.
(a)    Each Guarantor hereby jointly and severally guarantees, on an unsecured, unsubordinated basis, as a primary obligor and not merely as a surety, to each holder and to the Trustee and its successors and assigns the performance and punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all obligations of the Issuer under this Indenture and the Notes, whether for payment of principal of, premium, if any, or interest on the Notes, expenses, indemnification or otherwise (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”). Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from any Guarantor, and that each Guarantor shall remain bound under this Article X notwithstanding any extension or renewal of any Guaranteed Obligation.
(b)    Each Guarantor waives presentation to, demand of payment from and protest to the Issuer of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Guarantor waives notice of any default under the Notes or the Guaranteed Obligations. The Guarantee of each Guarantor hereunder shall not be affected by (i) the failure of any holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Issuer or any other Person under this Indenture, the Notes or any other agreement or otherwise; (ii) any extension or renewal of this Indenture, the Notes or any other agreement; (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement; (iv) the release of any security held by any holder or the Trustee for the Guaranteed Obligations or each Guarantor; (v) the failure of any holder or Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (vi) any change in the ownership of each Guarantor, except as provided in Section 10.02(b). Each Guarantor hereby waives any right to which it may be entitled to have its Guarantee hereunder divided among the Guarantors, such that such Guarantor’s Guarantee would be less than the full amount claimed.
(c)    Each Guarantor hereby waives any right to which it may be entitled to have the assets of the Issuer first be used and depleted as payment of the Issuer’s obligations under this Indenture and the Notes or such Guarantor’s Guarantee hereunder prior to any amounts being claimed from or paid by such Guarantor hereunder. Each Guarantor hereby waives any right to which it may be entitled to require that the Issuer be sued prior to an action being initiated against such Guarantor.
(d)    Each Guarantor further agrees that its Guarantee herein constitutes a guarantee of payment and performance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any holder or the Trustee to any security held for payment of the Guaranteed Obligations.
(e)    The Guarantee of each Guarantor is, to the extent and in the manner set forth in this Article X, equal in right of payment to all existing and future Pari Passu Indebtedness and senior in right of payment to all existing and future Subordinated Indebtedness of such Guarantor.
(f)    Except as expressly set forth in Sections 8.01(b), 10.02 and 10.06, the Guarantee of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the Guarantee of each Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Notes or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Guarantor or would otherwise operate as a discharge of any Guarantor as a matter of law or equity.

(g)    Each Guarantor agrees that its Guarantee shall remain in full force and effect until payment in full of all the Guaranteed Obligations of such Guarantor. Each Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any holder or the Trustee upon the bankruptcy or reorganization of the Issuer or otherwise.
(h)    In furtherance of the foregoing and not in limitation of any other right which any holder or the Trustee has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Issuer to pay the principal of or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the holders or the Trustee an amount equal to the sum of (i) the unpaid principal amount of such Guaranteed Obligations, (ii) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by applicable law) and (iii) all other monetary obligations of the Issuer to the holders and the Trustee under this Indenture and the Notes.
(i)    Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the holders in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations. Each Guarantor further agrees that, as between it, on the one hand, and the holders and the Trustee, on the other hand, (i) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in Article VI for the purposes of the Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article VI, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purposes of this Section 10.01.
(j)    Each Guarantor also agrees to pay any and all expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustee in enforcing any rights under this Section 10.01.
(k)    Upon request of the Trustee, each Guarantor shall execute and deliver such further instruments and do such further acts as may be reasonably necessary to carry out more effectively the purpose of this Indenture.
SECTION 10.02    Limitation on Liability.
(a)    Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by each Guarantor shall not exceed the maximum amount that can be hereby guaranteed by the applicable Guarantor without rendering the Guarantee, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally or capital maintenance or corporate benefit rules applicable to guarantees for obligations of affiliates.
(b)    A Guarantee as to any Guarantor shall automatically terminate and be of no further force or effect and such Guarantor shall be automatically released from all obligations under this Article X upon:
(i)    the sale, disposition, exchange or other transfer (including through merger, consolidation, amalgamation or otherwise) of the Capital Stock (including any sale, disposition or other transfer following which the applicable Guarantor is no longer a Restricted Subsidiary), of the applicable Guarantor if such sale, disposition, exchange or other transfer is made in a manner not in violation of this Indenture;
(ii)    the designation of such Guarantor as an Unrestricted Subsidiary in accordance with the provisions of Section 4.04 and the definition of “Unrestricted Subsidiary”;
(iii)    the Issuer’s exercise of its legal defeasance option or covenant defeasance option under Article VIII or if the Issuer’s obligations under this Indenture are discharged in accordance with the terms of this Indenture;
(iv)    such Restricted Subsidiary ceasing to be a Subsidiary as a result of any foreclosure of any pledge or security interest securing Credit Facility Indebtedness or other exercise of remedies in respect thereof; or
(v)    the release or discharge of such Guarantor from its guarantee under the Credit Agreement (including by reason of termination of the Credit Agreement), except a release or discharge by or as a result of payment under such guarantee; provided that such Guarantor is not otherwise providing a guarantee of any Indebtedness that would require such Guarantor to guarantee the Notes pursuant to Section 4.11 .
SECTION 10.03    Successors and Assigns. This Article X shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of and be enforceable by the successors and assigns of the Trustee and the holders and, in the event of any transfer or assignment of rights by any holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.
SECTION 10.04    No Waiver. Neither a failure nor a delay on the part of either the Trustee or the holders in exercising any right, power or privilege under this Article X shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article X at law, in equity, by statute or otherwise.
SECTION 10.05    Modification. No modification, amendment or waiver of any provision of this Article X, nor the consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Guarantor in any case shall entitle any Guarantor to any other or further notice or demand in the same, similar or other circumstances.
SECTION 10.06    Execution of Supplemental Indenture for Future Guarantors. Each Subsidiary which is required to become a Guarantor of the Notes pursuant to Section 4.11 shall, within the time period set forth therein, execute and deliver to the Trustee a supplemental indenture substantially in the form of Exhibit C hereto pursuant to which such Subsidiary shall become a Guarantor under this Article X and shall guarantee the Guaranteed Obligations. Concurrently with the execution and delivery of such supplemental indenture, the Issuer shall deliver to the Trustee an Opinion of Counsel and an Officer’s Certificate certifying that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary and that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors’ rights generally and to the principles of equity, whether considered in a proceeding at law or in equity, and subject to other customary exceptions, the Guarantee of such Guarantor is a valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms.
SECTION 10.07    Non-Impairment. The failure to endorse a Guarantee on any Note shall not affect or impair the validity thereof.
ARTICLE XI

MISCELLANEOUS
SECTION 11.01    [Reserved].
SECTION 11.02    Notices.
(a)    Any notice or communication required or permitted hereunder shall be in writing and delivered in person, via facsimile or email or mailed by first-class mail or by overnight courier addressed as follows:
    if to the Issuer or a Guarantor:

    Interface, Inc.
    1280 West Peachtree Street NW
    Atlanta, Georgia 30309
    Email: david.foshee@interface.com
    Attention: David B. Foshee, General Counsel
    with a copy to:

    Kilpatrick Townsend & Stockton LLP
    1100 Peachtree Street, NE, Suite 2800
    Atlanta, Georgia 30309
    Email: deaton@kilpatricktownsend.com and bbarkley@kilpatricktownsend.com
    Attention: David M. Eaton, Esq. and W. Benjamin Barkley, Esq.
if to the Trustee:

Regions Bank
Corporate Trust Department
1180 West Peachtree Street
Suite 1200
Atlanta, Georgia 30309-3407
Facsimile: (404) 581-3770
Attention: Corporate Team Deal Manager – Interface, Inc.

The Issuer or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

(b)    Any notice or communication mailed to a holder shall be mailed, by first class mail or by overnight courier, to the holder at the holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.
(c)    Failure to mail a notice or communication to a holder or any defect in it shall not affect its sufficiency with respect to other holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it, except that notices to the Trustee are effective only if received.
The Trustee may, in its sole discretion, agree to accept and act upon instructions or directions pursuant to this Indenture sent by e-mail, facsimile transmission or other similar electronic methods. If the party elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The party providing electronic instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.
Notwithstanding anything to the contrary contained herein, as long as the Notes are in the form of a Global Note, notice to the holders may be made electronically in accordance with procedures of the Depository.
SECTION 11.03    Communication by the Holders with Other Holders. The holders may communicate pursuant to Section 312(b) of the TIA with other holders with respect to their rights under this Indenture or the Notes. The Issuer, the Trustee, the Registrar and other Persons shall have the protection of Section 312(c) of the TIA.
SECTION 11.04    Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuer to the Trustee to take or refrain from taking any action under this Indenture, the Issuer shall furnish to the Trustee at the request of the Trustee:
(a)    an Officer’s Certificate in form reasonably satisfactory to the Trustee stating that, in the opinion of the signer, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and
(b)    except upon the issuance of the Initial Notes, an Opinion of Counsel in form reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.
SECTION 11.05    Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture (other than pursuant to Section 4.09) shall include:
(a)    a statement that the individual making such certificate or opinion has read such covenant or condition;

(b)    a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
(c)    a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and
(d)    a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officer’s Certificate or certificates of public officials.
SECTION 11.06    When Notes Disregarded. In determining whether the holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer, the Guarantors or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or the Guarantors shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which the Trustee actually knows are so owned shall be so disregarded. Subject to the foregoing, only Notes outstanding at the time shall be considered in any such determination.
SECTION 11.07    Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of the holders. The Registrar and a Paying Agent may make reasonable rules for their functions.
SECTION 11.08    Legal Holidays. If a payment date is not a Business Day, payment shall be made on the next succeeding day that is a Business Day, and no interest shall accrue on any amount that would have been otherwise payable on such payment date if it were a Business Day for the intervening period. If a regular Record Date is not a Business Day, the Record Date shall not be affected.
SECTION 11.09    GOVERNING LAW; Consent to Jurisdiction. THIS INDENTURE, THE NOTES AND THE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. Each of the parties to this Indenture each hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan in The City of New York in any action or proceeding arising out of or relating to the Notes, the Guarantees and this Indenture, and all such parties hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such New York State or federal court and hereby irrevocably waive, to the fullest extent that they may legally do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.
SECTION 11.10    No Recourse Against Others. No director, officer, employee, manager, incorporator or holder of any Equity Interests in the Issuer or any direct or indirect parent company of the Issuer, as such, shall have any liability for any obligations of the Issuer or any Guarantor under the Notes, the Guarantees or this Indenture, as applicable, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.
SECTION 11.11    Successors. All agreements of the Issuer and the Guarantors in this Indenture and the Notes shall bind such person’s successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 11.12    Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture. Notwithstanding the foregoing, the exchange of copies of this Indenture and of signature pages by facsimile, PDF transmission or other electronic transmission (i.e., a “pdf” or “tif”, or any other electronic signature complying with the U.S. federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or other transmission method) shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture and signature pages for all purposes. Each of the parties represents and warrants to the other parties that it has the corporate or other capacity and authority to execute this Indenture through electronic means and there are no restrictions for doing so in that party's constitutive documents.
SECTION 11.13    Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.
SECTION 11.14    Indenture Controls. If and to the extent that any provision of the Notes limits, qualifies or conflicts with a provision of this Indenture, such provision of this Indenture shall control.
SECTION 11.15    Entire Agreement. This Agreement and the exhibits hereto set forth the entire agreement and understanding of the parties related to this transaction and supersedes all prior agreements and understandings, oral or written.
SECTION 11.16    Severability. In case any provision in this Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.
SECTION 11.17    Waiver of Jury Trial. EACH OF THE ISSUER, THE GUARANTORS, THE HOLDERS OF THE NOTES AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.
SECTION 11.18    U.S.A. Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (“U.S.A. Patriot Act”), the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.
[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.
COMPANY:

INTERFACE, INC.
By:    /s/ Bruce Hausmann
Name: Bruce Hausmann
Title: Vice President, Chief Financial Officer
and Treasurer

  GUARANTORS:

FLOR, Inc.
  By:/s/ Matt Benkert
Name: Matt Benkert
Title: Vice President and Assistant Treasurer
Interface Americas, Inc.
 By:/s/ Matt Benkert
Name: Matt Benkert
Title: Vice President and Assistant Treasurer
InterfaceFLOR, LLC
 By: /s/ Matt Benkert
Name: Matt Benkert
Title: Vice President and Assistant Treasurer

Interface Overseas Holdings, Inc.
  By: /s/ Matt Benkert
Name: Matt Benkert
Title: Vice President and Assistant Treasurer
nora systems, Inc.
   By: /s/ Matt Benkert
Name: Matt Benkert
Title: Vice President and Assistant Treasurer

[Signature Page to Indenture]

InterfaceSERVICES, Inc.

By: /s/ Matt Benkert
Name: Matt Benkert
Title: Treasurer
Interface Americas Holdings, LLC
By: Interface Inc., as Manager
By: /s/ Matt Benkert
Name: Matt Benkert
Title: Vice President and Assistant Treasurer

Interface Real Estate Holdings, LLC
By: Interface, Inc., as Manager

By: /s/ Matt Benkert
Name: Matt Benkert
Title: Vice President and Assistant Treasurer

[Signature Page to Indenture]

REGIONS BANK, as Trustee
By:    /s/ Kristine Prall
    Name: Kristine Prall
    Title: Vice President

[Signature Page to Indenture]

APPENDIX A
PROVISIONS RELATING TO INITIAL NOTES AND ADDITIONAL NOTES
1.    Definitions.
1.1    Definitions.
For the purposes of this Appendix A the following terms shall have the meanings indicated below:
“Definitive Note” means a certificated Initial Note or Additional Note (bearing the Restricted Notes Legend if the transfer of such Note is restricted by applicable law) that does not include the Global Notes Legend.
“Depository” means The Depository Trust Company, its nominees and their respective successors.
“Global Notes Legend” means the legend set forth under that caption in the applicable Exhibit to this Indenture.
“Initial Purchasers” means BofA Securities, Inc., Truist Securities, Inc., J.P. Morgan Securities LLC, PNC Capital Markets LLC, Regions Securities LLC, TD Securities (USA) LLC, U.S. Bancorp Investments, Inc. and Barclays Capital Inc.
“Notes Custodian” means the custodian with respect to a Global Note (as appointed by the Depository) or any successor person thereto, who shall initially be the Trustee.
“QIB” means a “qualified institutional buyer” as defined in Rule 144A.
“Regulation S” means Regulation S under the Securities Act.
“Regulation S Notes” means all Initial Notes offered and sold outside the United States in reliance on Regulation S.
“Restricted Notes Legend” means the applicable legend set forth in Section 2.2(f)(i) herein.
“Restricted Period,” with respect to any Notes, means the period of 40 consecutive days beginning on and including the later of (a) the day on which such Notes are first offered to persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S, notice of which day shall be promptly given by the Issuer to the Trustee, and (b) the Issue Date, and with respect to any Additional Notes that are Transfer Restricted Notes, it means the comparable period of 40 consecutive days.
“Rule 144” means Rule 144 under the Securities Act.
“Rule 144A” means Rule 144A under the Securities Act.
“Rule 144A Notes” means all Initial Notes offered and sold to QIBs in reliance on Rule 144A.
Appendix A-1

“Transfer Restricted Definitive Notes” means Definitive Notes that bear or are required to bear or are subject to the Restricted Notes Legend.
“Transfer Restricted Global Notes” means Global Notes that bear or are required to bear or are subject to the Restricted Notes Legend.
“Transfer Restricted Notes” means the Transfer Restricted Definitive Notes and Transfer Restricted Global Notes.
“Unrestricted Definitive Notes” means Definitive Notes that are not required to bear, or are not subject to, the Restricted Notes Legend.
“Unrestricted Global Notes” means Global Notes that are not required to bear, or are not subject to, the Restricted Notes Legend.
1.2    Other Definitions.

Term:	Defined in Section:
Agent Members	2.1(b)
Clearstream	2.1(b)
Euroclear	2.1(b)
Global Notes	2.1(b)
Regulation S Global Notes	2.1(b)
Rule 144A Global Notes	2.1(b)

2.    The Notes.
2.1    Form and Dating; Global Notes.
(a)    The Initial Notes issued on the date hereof will be (i) privately placed by the Issuer pursuant to the Offering Memorandum and (ii) sold, initially only to (1) persons reasonably believed to be QIBs in reliance on Rule 144A and (2) Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation S. Such Initial Notes may thereafter be transferred to, among others, QIBs and purchasers in reliance on Regulation S. Additional Notes offered after the date hereof may be offered and sold by the Issuer from time to time pursuant to one or more agreements in accordance with applicable law.
(b)    Global Notes. (i) Except as provided in clause (d) of Section 2.2 below, Rule 144A Notes initially shall be represented by one or more Notes in definitive, fully registered, global form without interest coupons (collectively, the “Rule 144A Global Notes”).
Regulation S Notes shall be represented by one or more Notes in fully registered, global form without interest coupons (collectively, the “Regulation S Global Notes”), which shall be registered in the name of the Depository or the nominee of the Depository for the accounts of designated agents holding on behalf of Euroclear Bank SA/NV, as operator of the Euroclear system (“Euroclear”) or Clearstream Banking, société anonyme (“Clearstream”).
Appendix A-2

The aggregate principal amount of the Regulation S Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.
The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Global Notes that are held by direct or indirect participants through Euroclear or Clearstream.
The term “Global Notes” means the Rule 144A Global Notes and the Regulation S Global Notes. The Global Notes shall bear the Global Note Legend. The Global Notes initially shall (i) be registered in the name of the Depository or the nominee of such Depository, in each case for credit to an account of an Agent Member, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear the Restricted Notes Legend.
Members of, or direct or indirect participants in, the Depository (collectively, the “Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Notes.
The Depository may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the sole owner of the Global Notes for all purposes under the Indenture and the Notes. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository, or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Note.
(ii)    Transfers of Global Notes shall be limited to transfer in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Notes may be transferred or exchanged for Definitive Notes only in accordance with the applicable rules and procedures of the Depository and the provisions of Section 2.2. In addition, a Global Note shall be exchangeable for Definitive Notes if (x) the Depository (1) notifies the Issuer at any time that it is unwilling or unable to continue as depositary for such Global Note and a successor depositary is not appointed within 90 days or (2) has ceased to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed within 90 days, (y) the Issuer, at its option, notifies the Trustee that the Issuer elects to cause the issuance of Definitive Notes or (z) there shall have occurred and be continuing an Event of Default with respect to such Global Note and a request has been made for such exchange. In all cases, Definitive Notes delivered in exchange for any Global Note or beneficial interests therein shall be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depository in accordance with its customary procedures.
(iii)    In connection with the transfer of a Global Note as an entirety to beneficial owners pursuant to subsection (ii) of this Section 2.1(b), such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Issuer shall execute, and, upon written order of the Issuer signed by an Officer, the Trustee shall authenticate and make available for delivery, to each beneficial owner identified by the Depository in writing in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations.
Appendix A-3

(iv)    Any Transfer Restricted Note delivered in exchange for an interest in a Global Note pursuant to Section 2.2 shall, except as otherwise provided in Section 2.2, bear the Restricted Notes Legend.
(v)    Notwithstanding the foregoing, through the Restricted Period, a beneficial interest in a Regulation S Global Note may be held only through Euroclear or Clearstream unless delivery is made in accordance with the applicable provisions of Section 2.2.
(vi)    The holder of any Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a holder is entitled to take under this Indenture or the Notes.
2.2    Transfer and Exchange.
(a)    Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except as set forth in Section 2.1(b). Global Notes will not be exchanged by the Issuer for Definitive Notes except under the circumstances described in Section 2.1(b)(ii). Global Notes also may be exchanged or replaced, in whole or in part, as provided in Section 2.08 of this Indenture. Beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.2(b).
(b)    Transfer and Exchange of Beneficial Interests in Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depository, in accordance with the provisions of this Indenture and the applicable rules and procedures of the Depository. Beneficial interests in Transfer Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein. Beneficial interests in Global Notes shall be transferred or exchanged only for beneficial interests in Global Notes. Transfers and exchanges of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:
(i)    Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Transfer Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Transfer Restricted Global Note in accordance with the transfer restrictions set forth in the Restricted Notes Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in a Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person. A beneficial interest in an Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.2(b)(i).
(ii)    All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests in any Global Note that is not subject to Section 2.2(b)(i), the transferor of such beneficial interest must deliver to the Registrar (1) a written order from an Agent Member given to the Depository in accordance with the applicable rules and procedures of the Depository directing the Depository to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the applicable rules and procedures of the Depository containing information regarding the Agent Member account to be credited with such increase. Upon satisfaction of all of the requirements for transfer or
Appendix A-4

exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note pursuant to Section 2.2(g).
(iii)    Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in a Transfer Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Transfer Restricted Global Note if the transfer complies with the requirements of Section 2.2(b)(ii) above and the Registrar receives the following:
(A)    if the transferee will take delivery in the form of a beneficial interest in a Rule 144A Global Note, then the transferor must deliver a certificate in the form attached to the applicable Note; and
(B)    if the transferee will take delivery in the form of a beneficial interest in a Regulation S Global Note, then the transferor must deliver a certificate in the form attached to the applicable Note.
(iv)    Transfer and Exchange of Beneficial Interests in a Transfer Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in a Transfer Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.2(b)(ii) above and the Registrar receives the following:
(A)    if the holder of such beneficial interest in a Transfer Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form attached to the applicable Note; or
(B)    if the holder of such beneficial interest in a Transfer Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form attached to the applicable Note, and, in each such case, if the Issuer or the Registrar so request or if the applicable rules and procedures of the Depository so require, an Opinion of Counsel in form reasonably acceptable to the Issuer and the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act (other than Rule 144) and that the restrictions on transfer contained herein and in the Restricted Notes Legend are no longer required in order to maintain compliance with the Securities Act. If any such transfer or exchange is effected pursuant to this subparagraph (iv) at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of a written order of the Issuer in the form of an Officer’s Certificate in accordance with Section 2.01 of the Indenture, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred or exchanged pursuant to this subparagraph (iv).
(v)    Transfer and Exchange of Beneficial Interests in an Unrestricted Global Note for Beneficial Interests in a Transfer Restricted Global Note. Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Transfer Restricted Global Note.
Appendix A-5

(c)    Transfer and Exchange of Beneficial Interests in Global Notes for Definitive Notes. A beneficial interest in a Global Note may not be exchanged for a Definitive Note except under the circumstances described in Section 2.1(b)(ii). A beneficial interest in a Global Note may not be transferred to a Person who takes delivery thereof in the form of a Definitive Note except under the circumstances described in Section 2.1(b)(ii). In any case, beneficial interests in Global Notes shall be transferred or exchanged only for Definitive Notes.
(d)    Transfer and Exchange of Definitive Notes for Beneficial Interests in Global Notes. Transfers and exchanges of Definitive Notes for beneficial interests in the Global Notes also shall require compliance with either subparagraph (i), (ii) or (iii) below, as applicable:
(i)    Transfer Restricted Definitive Notes to Beneficial Interests in Transfer Restricted Global Notes. If any holder of a Transfer Restricted Definitive Note proposes to exchange such Transfer Restricted Definitive Note for a beneficial interest in a Transfer Restricted Global Note or to transfer such Transfer Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in a Transfer Restricted Global Note, then, upon receipt by the Registrar of the following documentation:
(A)    if the holder of such Transfer Restricted Definitive Note proposes to exchange such Transfer Restricted Note for a beneficial interest in a Transfer Restricted Global Note, a certificate from such holder in the form attached to the applicable Note;
(B)    if such Transfer Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate from such holder in the form attached to the applicable Note;
(C)    if such Transfer Restricted Definitive Note is being transferred to a Non U.S. Person (as defined in Regulation S) in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate from such holder in the form attached to the applicable Note;
(D)    if such Transfer Restricted Definitive Note is being transferred in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (C) above or Rule 144, a certificate from such holder in the form attached to the applicable Note, including the certifications, certificates and Opinion of Counsel, if applicable; or
(E)    if such Transfer Restricted Definitive Note is being transferred to the Issuer or a Subsidiary thereof, a certificate from such holder in the form attached to the applicable Note;
the Trustee shall cancel the Transfer Restricted Definitive Note, and increase or cause to be increased the aggregate principal amount of the appropriate Transfer Restricted Global Note.
(ii)    Transfer Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A holder of a Transfer Restricted Definitive Note may exchange such Transfer Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note or transfer such Transfer Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Registrar receives the following:
Appendix A-6

(A)    if the holder of such Transfer Restricted Definitive Note proposes to exchange such Transfer Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form attached to the applicable Note; or
(B)    if the holder of such Transfer Restricted Definitive Notes proposes to transfer such Transfer Restricted Definitive Note to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form attached to the applicable Note, and, in each such case, if the Issuer or the Registrar so request or if the applicable rules and procedures of the Depository so require, an Opinion of Counsel in form reasonably acceptable to the Issuer and the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act (other than Rule 144) and that the restrictions on transfer contained herein and in the Restricted Notes Legend are no longer required in order to maintain compliance with the Securities Act. Upon satisfaction of the conditions of this subparagraph (ii), the Trustee shall cancel the Transfer Restricted Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note. If any such transfer or exchange is effected pursuant to this subparagraph (ii) at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of a written order of the Issuer in the form of an Officer’s Certificate, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of Transfer Restricted Notes transferred or exchanged pursuant to this subparagraph (ii).
(iii)    Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A holder of an Unrestricted Definitive Note may exchange such Unrestricted Definitive Note for a beneficial interest in an Unrestricted Global Note or transfer such Unrestricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes. If any such transfer or exchange is effected pursuant to this subparagraph (iii) at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of a written order of the Issuer in the form of an Officer’s Certificate, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of Unrestricted Definitive Notes transferred or exchanged pursuant to this subparagraph (iii).
(iv)    Unrestricted Definitive Notes to Beneficial Interests in Transfer Restricted Global Notes. An Unrestricted Definitive Note cannot be exchanged for, or transferred to a Person who takes delivery thereof in the form of, a beneficial interest in a Transfer Restricted Global Note.
(e)    Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a holder of Definitive Notes and such holder’s compliance with the provisions of this Section 2.2(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such holder or by its attorney, duly authorized in writing. In addition, the requesting holder
Appendix A-7

shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.2(e).
(i)    Transfer Restricted Definitive Notes to Transfer Restricted Definitive Notes. A Transfer Restricted Note may be transferred to and registered in the name of a Person who takes delivery thereof in the form of a Transfer Restricted Definitive Note if the Registrar receives the following:
(A)    if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form attached to the applicable Note;
(B)    if the transfer will be made pursuant to Rule 903 or Rule 904 under the Securities Act, then the transferor must deliver a certificate in the form attached to the applicable Note;
(C)    if the transfer will be made pursuant to an exemption from the registration requirements of the Securities Act (other than in accordance with Rule 144 under the Securities Act), a certificate in the form attached to the applicable Note; and
(D)    if such transfer will be made to the Issuer or a Subsidiary thereof, a certificate in the form attached to the applicable Note.
(ii)    Transfer Restricted Definitive Notes to Unrestricted Definitive Notes. Any Transfer Restricted Definitive Note may be exchanged by the holder thereof for an Unrestricted Definitive Note or transferred to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note if the Registrar receives the following:
(A)    if the holder of such Transfer Restricted Definitive Note proposes to exchange such Transfer Restricted Definitive Note for an Unrestricted Definitive Note, a certificate from such holder in the form attached to the applicable Note; or
(B)    if the holder of such Transfer Restricted Definitive Note proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form attached to the applicable Note, and, in each such case, if the Issuer or the Registrar so request, an Opinion of Counsel in form reasonably acceptable to the Issuer and the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act (other than Rule 144) and that the restrictions on transfer contained herein and in the Restricted Notes Legend are no longer required in order to maintain compliance with the Securities Act.
(iii)    Unrestricted Definitive Notes to Unrestricted Definitive Notes. A holder of an Unrestricted Definitive Note may transfer such Unrestricted Definitive Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note at any time. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the holder thereof.
Appendix A-8

(iv)    Unrestricted Definitive Notes to Transfer Restricted Definitive Notes. An Unrestricted Definitive Note cannot be exchanged for, or transferred to a Person who takes delivery thereof in the form of, a Transfer Restricted Definitive Note.
At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.10 of the Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depository at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depository at the direction of the Trustee to reflect such increase.
Notwithstanding anything to the contrary, no transfers will be permitted in reliance on Rule 144, even if legally then permitted.
(f)    Legend.
(i)    Except as permitted by the following paragraphs (ii) or (iii), each Note certificate evidencing the Global Notes and any Definitive Notes (and all Notes issued in exchange therefor or in substitution thereof) shall bear the legend set forth on Exhibit A.
(ii)    Upon a sale or transfer after the expiration of the Restricted Period of any Initial Note acquired pursuant to Regulation S, all requirements that such Initial Note bear the Restricted Notes Legend shall cease to apply and the requirements requiring any such Initial Note be issued in global form shall continue to apply.
(iii)    Any Additional Notes sold in a registered offering shall not be required to bear the Restricted Notes Legend.
(g)    Cancellation or Adjustment of Global Note At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.10 of the Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly in accordance with the applicable procedures of DTC and an endorsement shall be made on such Global Note by the Trustee or by the Depository at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly in accordance with the applicable procedures of DTC and an endorsement shall be made on such Global Note by the Trustee or by the Depository at the direction of the Trustee to reflect such increase.
(h)    Obligations with Respect to Transfers and Exchanges of Notes.
Appendix A-9

(i)    To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate, Definitive Notes and Global Notes at the Registrar’s request.
(ii)    No service charge shall be made for any registration of transfer or exchange of Notes, but the Issuer may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchanges pursuant to Sections 3.06, 4.06, 4.08 and 9.05 of the Indenture).
(iii)    Prior to the due presentation for registration of transfer of any Note, the Issuer, the Trustee, a Paying Agent or the Registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Issuer, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.
(iv)    All Notes issued upon any transfer or exchange pursuant to the terms of the Indenture shall evidence the same debt and shall be entitled to the same benefits under the Indenture as the Notes surrendered upon such transfer or exchange.
(i)    No Obligation of the Trustee.
(i)    The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depository or any other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the holders and all payments to be made to the holders under the Notes shall be given or made only to the registered holders (which shall be the Depository or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.
(ii)    The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under the Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depository participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of the Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Appendix A-10

EXHIBIT A
[FORM OF FACE OF INITIAL NOTE]
[Global Notes Legend]
“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.”
[Restricted Notes Legend]
“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE THAT IS [144A NOTE: ONE YEAR] [REGULATION S NOTE: 40 DAYS] AFTER THE LATER OF THE ORIGINAL ISSUE DATE OF THE NOTES AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE) ONLY (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A UNDER THE SECURITIES ACT, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, OTHER THAN THE
Exhibit A-1

EXEMPTION PROVIDED BY RULE 144, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHTS PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C), (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM.

BY ITS ACQUISITION OF THIS SECURITY, THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS SECURITY CONSTITUTES THE ASSETS OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR PROVISIONS UNDER ANY OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”), OR AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” (AS DEFINED UNDER ERISA OR ANY SIMILAR LAWS) OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT, OR (2) THE ACQUISITION AND HOLDING OF THIS SECURITY BY SUCH HOLDER WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS, AND NONE OF THE ISSUER, THE INITIAL PURCHASERS NOR ANY OF THEIR RESPECTIVE AFFILIATES IS A FIDUCIARY OF SUCH HOLDER IN CONNECTION WITH THE ACQUISITION AND HOLDING OF THIS SECURITY.”

[[FOR REGULATION S GLOBAL NOTE ONLY] “THE SECURITIES COVERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED AND SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS (I) AS PART OF YOUR DISTRIBUTION AT ANY TIME OR (II) OTHERWISE UNTIL 40 DAYS AFTER THE LATER OF THE DATE THE SECURITIES WERE FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS IN RELIANCE UPON REGULATION S AND THE CLOSING DATE, EXCEPT IN EITHER CASE IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT (OR IN ACCORDANCE WITH RULE 144A UNDER THE SECURITIES ACT OR TO ACCREDITED INVESTORS IN TRANSACTIONS THAT ARE EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT), AND IN CONNECTION WITH ANY SUBSEQUENT SALE BY YOU OF THE SECURITIES COVERED HEREBY IN RELIANCE ON REGULATION S UNDER THE SECURITIES ACT DURING THE PERIOD REFERRED TO ABOVE TO ANY DISTRIBUTOR, DEALER OR PERSON RECEIVING A SELLING CONCESSION, FEE OR OTHER REMUNERATION, YOU MUST DELIVER A NOTICE TO SUBSTANTIALLY THE FOREGOING EFFECT. TERMS USED ABOVE HAVE THE MEANINGS ASSIGNED TO THEM IN REGULATION S UNDER THE SECURITIES ACT.”]
[Definitive Notes Legend]
“IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.”
Exhibit A-2

[FORM OF INITIAL NOTE]
INTERFACE, INC.

No. [ ]	144A CUSIP No. 458665 AS5
144A ISIN No. US458665AS53
REG S CUSIP No. U45841 AG5
REG S ISIN No. USU45841AG52

$[  ]
5.50% Senior Note due 2028
INTERFACE, INC., a Georgia corporation, promises to pay to Cede & Co., or registered assigns, the principal sum set forth on the Schedule of Increases or Decreases in Global Note attached hereto on December 1, 2028.
Interest Payment Dates: June 1 and December 1, commencing [ ].
Record Dates: May 15 and November 15.
Additional provisions of this Note are set forth on the other side of this Note.
Exhibit A-3

IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.
INTERFACE, INC.
By:
Name:
Title:
Exhibit A-4

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
REGIONS BANK
as Trustee, certifies that this is one of the Notes referred to in the Indenture.
By:
Authorized Signatory
Dated:    ______________________
*/    If the Note is to be issued in global form, add the Global Notes Legend and the attachment from Exhibit A captioned “TO BE ATTACHED TO GLOBAL NOTES - SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE.”
Exhibit A-5

[FORM OF REVERSE SIDE OF INITIAL NOTE]
5.50% Senior Note due 2028
1.    Interest
INTERFACE, INC., a Georgia corporation (such entity, and its successors and assigns under the Indenture hereinafter referred to, being herein called, the “Issuer”), promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Issuer shall pay interest semi-annually on June 1 and December 1 of each year (each an “Interest Payment Date”), commencing [ ]. Interest on the Notes shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from [ ], until the principal hereof is due. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The Issuer shall pay interest on overdue principal at the rate borne by the Notes, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.
2.    Method of Payment
The Issuer shall pay interest on the Notes (except defaulted interest) to the Persons who are registered holders at the close of business on May 15 and November 15 (each a “Record Date”) immediately preceding the Interest Payment Date even if Notes are canceled after the Record Date and on or before the Interest Payment Date (whether or not a Business Day). Holders must surrender Notes to the Paying Agent to collect principal payments. The Issuer shall pay principal, premium, if any, and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Notes represented by a Global Note (including principal, premium, if any, and interest) shall be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company or any successor depositary. The Issuer shall make all payments in respect of a certificated Note (including principal, premium, if any, and interest) at the office of the Paying Agent, except that, at the option of the Issuer, payment of interest may be made by mailing a check to the registered address of each holder thereof; provided, however, that payments on the Notes may also be made, in the case of a holder of at least $1,000,000 aggregate principal amount of Notes, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such holder elects payment by wire transfer by giving written notice to the Trustee or Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).
3.    Paying Agent and Registrar
Initially, Regions Bank, as trustee under the Indenture (the “Trustee”), will act as Paying Agent and Registrar. The Issuer may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (i) if applicable, acceptance of an appointment by a successor Registrar or Paying Agent, as the case may be, as evidenced by an appropriate agreement entered into by the Issuer and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee, (ii) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (i) above or clause (iii) below or (iii) notification to the Trustee in writing that the Issuer or any of its Subsidiaries shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (i) or (ii) above or this clause (iii). The Issuer or any of its Subsidiaries may act as Paying Agent or Registrar.
4.    Indenture
Exhibit A-6

The Issuer issued the Notes under an Indenture dated as of November 17, 2020 (the “Indenture”), among the Issuer, the Guarantors and the Trustee. Capitalized terms used herein are used as defined in the Indenture, unless otherwise indicated. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of the Indenture (the “TIA”). The Notes are subject to all terms and provisions of the Indenture, and the holders (as defined in the Indenture) are referred to the Indenture for a statement of such terms and provisions. If and to the extent that any provision of the Notes limits, qualifies or conflicts with a provision of the Indenture, such provision of the Indenture shall control.
The Notes are unsecured, unsubordinated obligations of the Issuer. This Note is one of the Initial Notes referred to in the Indenture. The Notes include the Initial Notes and any Additional Notes. The Initial Notes and any Additional Notes may, at the Issuer’s option, be treated as a single class of securities for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase; provided that if the Additional Notes are not fungible with the Initial Notes for U.S. Federal income tax purposes, the Additional Notes will have a separate CUSIP number, if applicable. The Indenture imposes certain limitations on the ability of the Issuer and the Restricted Subsidiaries to, among other things, make certain Investments and other Restricted Payments, Incur Indebtedness, enter into consensual restrictions upon the payment of certain dividends and distributions by such Restricted Subsidiaries, enter into or permit certain transactions with Affiliates, create or Incur Liens and make Asset Sales. The Indenture also imposes limitations on the ability of the Issuer and each Guarantor to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all of its property.
The Guarantors (including each direct and indirect Subsidiary of the Issuer that is required to guarantee the Guaranteed Obligations pursuant to Section 4.11 of the Indenture) shall jointly and severally guarantee the Guaranteed Obligations pursuant to the terms of the Indenture.
5.    Redemption
On or after December 1, 2023, the Issuer may redeem the Notes at its option, in whole at any time or in part from time to time, upon not less than 15 nor more than 60 days’ prior notice mailed (or caused to be mailed) by the Issuer by first-class mail, or delivered electronically if the Notes are held by The Depository Trust Company (“DTC”), to each holder’s registered address (with a copy to the Trustee), at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest, if any, to, but excluding, the redemption date (subject to the right of holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date), if redeemed during the 12-month period commencing on December 1 of the years set forth below:

Period	Redemption Price
2023	102.750%
2024	101.375%
2025 and thereafter	100.000%

In addition, prior to December 1, 2023, the Issuer may redeem the Notes at its option, in whole at any time or in part from time to time, upon not less than 15 nor more than 60 days’ prior notice mailed (or caused to be mailed) by the Issuer by first-class mail, or delivered electronically if the Notes are held by DTC, to each holder’s registered address (with a copy to the Trustee), at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, but
Exhibit A-7

excluding, the applicable redemption date (subject to the right of holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date).
Notwithstanding the foregoing, at any time and from time to time on or prior to December 1, 2023, the Issuer may redeem in the aggregate up to 35% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of Additional Notes) with an amount equal to the net cash proceeds of one or more Equity Offerings (1) by the Issuer or (2) by any direct or indirect parent of the Issuer to the extent the net cash proceeds thereof are contributed to the common equity capital of the Issuer or are used to purchase Capital Stock (other than Disqualified Stock) of the Issuer, at a redemption price (expressed as a percentage of principal amount thereof) of 105.50%, plus accrued and unpaid interest, if any, to, but excluding, the redemption date (subject to the right of holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date); provided, however, that at least 65% of the original aggregate principal amount of the Notes issued on the date of the Indenture must remain outstanding after each such redemption; provided, further, that such redemption shall occur within 90 days after the date on which any such Equity Offering is consummated upon not less than 15 nor more than 60 days’ notice mailed (or caused to be mailed) by the Issuer by first-class mail, or delivered electronically if the Notes are held by DTC, to the registered address of each holder of Notes being redeemed (with a copy to the Trustee) and otherwise in accordance with the procedures set forth in the Indenture.
Notice of any redemption upon any Equity Offering may be given prior to the completion thereof. In addition, any redemption described above or notice thereof may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related Equity Offering in the case of a redemption upon completion of an Equity Offering.
6.    Mandatory Redemption
The Issuer will not be required to make any mandatory redemption or sinking fund payments with respect to the Notes.
7.    Notice of Redemption
Notices of redemption will be mailed (or caused to be mailed) by first-class mail, or delivered electronically if the Notes are held by DTC, at least 15 but not more than 60 days before the redemption date, to each holder of Notes to be redeemed at its registered address (with a copy to the Trustee), except that redemption notices may be mailed or otherwise delivered more than 60 days prior to the redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture pursuant to Article VIII thereof. On and after the redemption date, interest shall cease to accrue on Notes or portions thereof called for redemption so long as the Issuer has deposited with the Paying Agent funds sufficient to pay the redemption price of, plus accrued and unpaid interest, if any, on, the Notes or portions thereof to be redeemed, unless the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture.
8.    Repurchase of Notes at the Option of the Holders upon Change of Control and Asset Sales
Upon the occurrence of a Change of Control, each holder shall have the right, subject to certain conditions specified in the Indenture, to require the Issuer to repurchase all or any part of such holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase (subject to the right of the holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date), as provided in, and subject to the terms of, the Indenture.
Exhibit A-8

In accordance with Section 4.06 of the Indenture, the Issuer will be required to offer to purchase Notes upon the occurrence of certain events.
9.    Denominations; Transfer; Exchange
The Notes are in registered form, without coupons, in denominations of $2,000 principal amount and integral multiples of $1,000 in excess thereof. A holder shall register the transfer of or exchange of the Notes in accordance with the Indenture. Upon any registration of transfer or exchange, the Registrar and the Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a holder to pay any taxes required by law or permitted by the Indenture. The Issuer shall not be required to make, and the Registrar need not register, transfers or exchanges of any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion thereof not to be redeemed) or of any Notes for a period of 15 days before the mailing of a notice of redemption of Notes to be redeemed.
10.    Persons Deemed Owners
The registered holder of this Note shall be treated as the owner of it for all purposes.
11.    Unclaimed Money
Subject to any applicable abandoned property law, the Trustee and each Paying Agent shall pay to the Issuer upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, holders entitled to the money must look to the Issuer for payment as general creditors, and the Trustee and each Paying Agent shall have no further liability with respect to such monies.
12.    Discharge and Defeasance
Subject to certain conditions, the Issuer at any time may terminate some of or all its obligations under the Notes and the Indenture if the Issuer deposits with the Trustee cash in U.S. dollars, U.S. Government Obligations or a combination thereof sufficient to pay the principal of and premium (if any) and interest on the Notes when due at maturity or redemption, as the case may be.
13.    Amendment; Waiver
Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended with the written consent of the holders of at least a majority in aggregate principal amount of the Notes then outstanding and (ii) any past default or compliance with any provisions may be waived with the written consent of the holders of at least a majority in principal amount of the Notes then outstanding.
The Issuer and the Trustee may amend the Indenture, the Notes and the Guarantees without notice to or the consent of any holder (i) to cure any ambiguity, omission, mistake, defect or inconsistency; (ii) to provide for the assumption by a Successor Issuer (with respect to the Issuer) of the obligations of the Issuer under the Indenture and the Notes; (iii) to provide for the assumption by a Successor Guarantor (with respect to any Guarantor) of the obligations of a Guarantor under the Indenture and its Guarantee; (iv) to provide for uncertificated Notes in addition to or in place of certificated Notes, provided, however, that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated notes are described in Section 163(f)(2)(B) of the Code; (v) to conform the text of the Indenture, the Notes or the Guarantees to any provision of the “Description of the Notes” in the Offering Memorandum to the extent that such provision in the Indenture, the Notes or the Guarantees, as applicable, was intended by the Issuer
Exhibit A-9

to be a verbatim recitation of a provision in the “Description of the Notes” in the Offering Memorandum, as stated in an Officer’s Certificate; (vi) to add a Guarantee with respect to the Notes, (vii) to add collateral to secure the Notes; (viii) to release a Guarantor or any Guarantee of the Notes as permitted by the Indenture; (ix) to add to the covenants of the Issuer for the benefit of the holders or to surrender any right or power herein conferred upon the Issuer; (x) to provide for the appointment of a successor Trustee as permitted by this Indenture; and (xi) to effect any provisions of the Indenture or to make changes to the Indenture to provide for the issuance of Additional Notes.
14.    Defaults and Remedies
If an Event of Default (other than an Event of Default specified in Section 6.01(e) or (f) of the Indenture with respect to the Issuer) occurs and is continuing, the Trustee by notice to the Issuer or the holders of at least 25% in principal amount of outstanding Notes by notice to the Issuer, with a copy to the Trustee, may declare the principal of, premium, if any, and accrued but unpaid interest on all the Notes to be due and payable. Upon such a declaration, such principal and interest will be due and payable immediately. If an Event of Default specified in Section 6.01(e) or (f) of the Indenture with respect to the Issuer occurs, the principal of, premium, if any, and interest on all the Notes will become immediately due and payable without any declaration or other act on the part of the Trustee or any holders. Under certain circumstances, the holders of a majority in principal amount of outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.
If an Event of Default occurs and is continuing, the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request or direction of any of the holders pursuant to the Indenture, unless such holders have offered to the Trustee indemnity or security satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no holder may pursue any remedy with respect to the Indenture or the Notes unless (i) such holder has previously given the Trustee written notice that an Event of Default is continuing, (ii) holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee to pursue the remedy, (iii) such holders have offered the Trustee security or indemnity satisfactory to it against any loss, liability or expense, (iv) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity, and (v) the holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period. The holders of a majority in principal amount of outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture or, if the Trustee, being advised by counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith shall determine that the action or proceeding so directed would involve the Trustee in personal liability or expense for which it is not adequately indemnified, or, subject to Section 7.01 of the Indenture, that the Trustee determines is unduly prejudicial to the rights of any other holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee shall be entitled to indemnification reasonably satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.
15.    Trustee Dealings with the Issuer
The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee.
16.    No Recourse Against Others
Exhibit A-10

No director, officer, employee, manager, incorporator or holder of any Equity Interests in the Issuer or any direct or indirect parent company of the Issuer, as such, shall have any liability for any obligations of the Issuer or any Guarantor under the Notes, the Indenture or the Guarantees, as applicable, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Notes by accepting a Note waives and releases all such liability.
17.    Authentication
This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.
18.    Abbreviations
Customary abbreviations may be used in the name of a holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).
19.    Governing Law
THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
20.    CUSIP Numbers; ISINs
The Issuer has caused CUSIP numbers and ISINs to be printed on the Notes and has directed the Trustee to use CUSIP numbers and ISINs in notices of redemption as a convenience to the holders. No representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers printed thereon.
The Issuer will furnish to any holder of Notes upon written request and without charge to the holder a copy of the Indenture which has in it the text of this Note.
Exhibit A-11

ASSIGNMENT FORM
To assign this Note, fill in the form below:
I or we assign and transfer this Note to:

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.
and irrevocably appoint              agent to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.
Date:                          Your Signature:

Sign exactly as your name appears on the other side of this Note.
Signature Guarantee:

Date:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor program reasonably acceptable to the Trustee	Signature of Signature Guarantee

Exhibit A-12

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR
REGISTRATION OF TRANSFER RESTRICTED NOTE
This certificate relates to $_________ principal amount of Notes held in (check applicable space) ____ book-entry or _____ definitive form by the undersigned.
The undersigned (check one box below):
□    has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Note held by the Depository a Note or Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above);
□    has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.
In connection with any transfer of any of the Notes evidenced by this certificate occurring while this Note is still a Transfer Restricted Definitive Note or a Transfer Restricted Global Note, the undersigned confirms that such Notes are being transferred in accordance with its terms:
CHECK ONE BOX BELOW

(1)	□	to the Issuer; or
(2)	□	to the Registrar for registration in the name of the holder, without transfer; or
(3)	□	pursuant to an effective registration statement under the Securities Act of 1933; or
(4)	□	inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or
(5)	□	outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933 and such Note shall be held immediately after the transfer through Euroclear or Clearstream until the expiration of the Restricted Period (as defined in the Indenture); or

Exhibit A-13

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered holder thereof; provided, however, that if box (5) is checked, the Issuer or the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Issuer or the Trustee have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933 (other than Rule 144).
Date:                          Your Signature:

Sign exactly as your name appears on the other side of this Note.
Signature Guarantee:

Date:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor program reasonably acceptable to the Trustee	Signature of Signature Guarantee

Exhibit A-14

TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.
The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.
Date:
    NOTICE: To be executed by an executive officer
Exhibit A-15

[TO BE ATTACHED TO GLOBAL NOTES]
SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE
The initial principal amount of this Global Note is $______________. The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Notes Custodian

Exhibit A-16

OPTION OF HOLDER TO ELECT PURCHASE
If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.06 (Asset Sale) or 4.08 (Change of Control) of the Indenture, check the box:
Asset Sale □    Change of Control □
If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 4.06 (Asset Sale) or 4.08 (Change of Control) of the Indenture, state the amount ($2,000 or any integral multiple of $1,000 in excess thereof):
$
Date:            Your Signature:
                (Sign exactly as your name appears on
                the other side of this Note)
Signature Guarantee:
    Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature
    guarantor program reasonably acceptable to the Trustee

Exhibit A-17

EXHIBIT B
[FORM OF TRANSFEREE LETTER OF REPRESENTATION]
TRANSFEREE LETTER OF REPRESENTATION
INTERFACE, INC.
c/o Regions Bank
as Trustee and Registrar

Regions Bank
Corporate Trust Department
1180 West Peachtree Street, Suite 1200
Atlanta, Georgia 30309-3407
Facsimile: (404) 581-3770
Attention: Corporate Team Deal Manager – Interface, Inc.

Ladies and Gentlemen:
This certificate is delivered to request a transfer of $[ ] principal amount of the 5.50% Senior Notes due 2028 (the “Notes”) of INTERFACE, INC. (collectively with its successors and assigns, the “Issuer”).
Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:
Name:
Address:
Taxpayer ID Number:
The undersigned represents and warrants to you that:
1.    We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”)), purchasing for our own account or for the account of such an institutional “accredited investor” at least $100,000 principal amount of the Notes, and we are acquiring the Notes not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we invest in or purchase securities similar to the Notes in the normal course of our business. We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.
2.    We understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes prior to the date that is one year after the later of the date of original issue and the last date on which either of the Issuer or any affiliate of the Issuer was the owner of such Notes (or any predecessor thereto) (the “Resale Restriction Termination Date”) only (a) in the United States to a person whom we reasonably believe is a qualified institutional buyer (as defined in rule 144A under the Securities Act) in a transaction meeting the requirements of Rule 144A, (b) outside the United States in an offshore transaction in accordance with Rule 904 of Regulation S under the Securities Act, or (c) pursuant to an effective registration statement under the Securities Act, in each of cases (a) through (c) in
Exhibit B-1

accordance with any applicable securities laws of any state of the United States. In addition, we will, and each subsequent holder is required to, notify any purchaser of the Note evidenced hereby of the resale restrictions set forth above. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. Each purchaser acknowledges that the Issuer and the Trustee reserve the right prior to the offer, sale or other transfer prior to the Resale Restriction Termination Date of the Notes pursuant to clause 1(b), 1(c) or 1(d) above to require the delivery of an opinion of counsel, certifications or other information satisfactory to the Issuer and the Trustee. No transfers will be permitted in reliance on Rule 144, even if legally then permitted.
Dated: ____________________
TRANSFEREE: ____________________,
By:

Exhibit B-2

EXHIBIT C
[FORM OF SUPPLEMENTAL INDENTURE]
SUPPLEMENTAL INDENTURE
SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of [          ], among [NEW GUARANTOR] (the “New Guarantor”), a direct or indirect subsidiary of INTERFACE, INC. (or its successor), a Georgia corporation (the “Issuer”), and REGIONS BANK, a state-chartered bank under the laws of Alabama, as trustee under the indenture referred to below (the “Trustee”).
W I T N E S S E T H :
WHEREAS the Issuer, certain Guarantors and the Trustee have heretofore executed an indenture, dated as of November 17, 2020 (as amended, supplemented or otherwise modified, the “Indenture”), providing for the issuance of the Issuer’s 5.50% Senior Notes due 2028 (the “Notes”), initially in the aggregate principal amount of $300,000,000;
WHEREAS Sections 4.11 and 10.07 of the Indenture provide that under certain circumstances the Issuer is required to cause the New Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor shall guarantee the Guaranteed Obligations; and
WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee and the Issuer are authorized to execute and deliver this Supplemental Indenture;
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Issuer and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:
1.    Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined, except that the term “holders” in this Supplemental Indenture shall refer to the term “holders” as defined in the Indenture and the Trustee acting on behalf of and for the benefit of such holders. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular Section hereof.
2.    Agreement to Guarantee. The New Guarantor hereby agrees, jointly and severally with all existing Guarantors (if any), to guarantee the Guaranteed Obligations on the terms and subject to the conditions set forth in Article X of the Indenture and to be bound by all other applicable provisions of the Indenture and the Notes and to perform all of the obligations and agreements of a Guarantor under the Indenture.
3.    Notices. All notices or other communications to the New Guarantor shall be given as provided in Section 11.02 of the Indenture.
4.    Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall
Exhibit C-1

form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.
5.    Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
6.    Trustee Makes No Representation. The Trustee accepts the amendments of the Indenture effected by this Supplemental Indenture on the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee. Without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Issuer, or for or with respect to (i) the validity or sufficiency of this Supplemental Indenture or any of the terms or provisions hereof, (ii) the proper authorization hereof by the Issuer and the New Guarantor, in each case, by action or otherwise, (iii) the due execution hereof by the Issuer and the New Guarantor or (iv) the consequences of any amendment herein provided for, and the Trustee makes no representation with respect to any such matters.
7.    Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Supplemental Indenture. Notwithstanding the foregoing, the exchange of copies of this Supplemental Indenture and of signature pages by facsimile, PDF transmission or other electronic transmission (i.e., a “pdf” or “tif”, or any other electronic signature complying with the U.S. federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or other transmission method) shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture and signature pages for all purposes. Each of the parties represents and warrants to the other parties that it has the corporate or other capacity and authority to execute this Indenture through electronic means and there are no restrictions for doing so in that party's constitutive documents.
8.    Effect of Headings. The Section headings of this Supplemental Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions here.
[Remainder of page intentionally left blank.]
Exhibit C-2

IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed as of the date first written above.
INTERFACE, INC.
By:
Name:
Title:
[NEW GUARANTOR], as a Guarantor
By:
Name:
Title:
REGIONS BANK, not in its individual capacity, but solely as Trustee
By:
    Name:
    Title:

Exhibit C-3